   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             UNICCO SERVICE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MASSACHUSETTS                        734                         04-287-2501
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                               FOUR COPLEY PLACE
                          BOSTON, MASSACHUSETTS 02116
                                 (617) 859-9100
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                            ------------------------

                                GEORGE A. KECHES
                     CHIEF FINANCIAL OFFICER AND TREASURER
                             UNICCO SERVICE COMPANY
                               FOUR COPLEY PLACE
                          BOSTON, MASSACHUSETTS 02116
                                 (617) 859-9100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                           MICHAEL L. ANDRESINO, ESQ.
                      POSTERNAK, BLANKSTEIN & LUND, L.L.P.
                            100 CHARLES RIVER PLAZA
                        BOSTON, MASSACHUSETTS 02114-2723
                                 (617) 973-6100
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                  PROPOSED MAXIMUM PROPOSED MAXIMUM    AMOUNT OF
      TITLE OF EACH CLASS          AMOUNT TO BE    OFFERING PRICE     AGGREGATE       REGISTRATION
 OF SECURITIES TO BE REGISTERED     REGISTERED        PER NOTE      OFFERING PRICE        FEE
----------------------------------------------------------------------------------------------------
9 7/8% Senior Subordinated
  Notes, Series B...............   $105,000,000       $995.30        $104,506,500       $30,830
----------------------------------------------------------------------------------------------------
Guarantees of 9 7/8% Senior
  Subordinated Notes, Series
  B.............................   $105,000,000         (1)              (1)            None(1)
====================================================================================================

(1) No separate consideration will be received for the guarantees of the 9 7/8% Senior Subordinated Notes, Series B by certain subsidiaries of UNICCO Service Company.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.
================================================================================

                       TABLE OF ADDITIONAL REGISTRANTS(1)

                                                                  STATE OR OTHER    PRIMARY STANDARD
                                                                 JURISDICTION OF       INDUSTRIAL
                                                                 INCORPORATION OR    CLASSIFICATION
     EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER          ORGANIZATION       CODE NUMBER
---------------------------------------------------------------  ----------------   ----------------
UNICCO Finance Corp. (Co-Issuer)...............................  Delaware                  999
USC, Inc. (Guarantor)..........................................  Massachusetts             734
UNICCO Government Services, Inc. (Guarantor)...................  Delaware                  734
UNICCO Security Services, Inc. (Guarantor).....................  Delaware                  734

---------------
(1) The address, including zip code, and telephone number, including area code, of the additional Registrants' principal executive offices is Four Copley Place, Boston, Massachusetts 02116, (617) 859-9100.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1997
PRELIMINARY PROSPECTUS

                           [UNICCO SERVICE CO. LOGO]

                               OFFER TO EXCHANGE
                             UP TO $105,000,000 OF
              9 7/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                       FOR ANY AND ALL OF THE OUTSTANDING
                   9 7/8% SENIOR SUBORDINATED NOTES DUE 2007
                                       OF

                             UNICCO SERVICE COMPANY
                                      AND
                              UNICCO FINANCE CORP.

           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
                  TIME, ON __________, 1998, UNLESS EXTENDED.

    UNICCO Service Company, a Massachusetts business trust, and UNICCO Finance Corp., a Delaware corporation (together, the "Issuers"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange an aggregate of up to $105,000,000 principal amount of 9 7/8% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an identical face amount of the issued and outstanding 9 7/8% Senior Subordinated Notes due 2007 (referred to individually as the "144A Notes," "IAI Notes" and "Reg S Notes"; collectively as the "Series A Notes"; and, together with the Exchange Notes, the "Notes") of the Issuers from the Holders (as defined herein) thereof in integral multiples of $1,000 principal amount. As of the date of this Prospectus, there are $105,000,000 in aggregate principal amount of the Series A Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the Series A Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore will not bear legends restricting their transfer described in the Registration Rights Agreement (as defined herein), which provisions generally will terminate as to all of the Notes upon the consummation of the Exchange Offer. The Exchange Notes will be obligations of the Issuers evidencing the same indebtedness as the Series A Notes, and will be entitled to the benefits of the same Indenture (as defined herein). See "The Exchange Offer."

    Interest on the Exchange Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 1998. The Exchange Notes will mature on October 15, 2007. The Exchange Notes are redeemable at any time on or after April 1, 2002 at the option of the Issuers, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. Upon the occurrence of a Change of Control (as defined herein), each holder of the Exchange Notes may require the Issuers to purchase all or a portion of such holder's Exchange Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "Description of the Exchange Notes -- Repurchase at the Option of the Holders."

    The Exchange Notes will be unsecured senior subordinated obligations of the Issuers and, as such, will be subordinated in right of payment to all existing and future senior indebtedness of the Issuers. The Exchange Notes will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of the Issuers, and senior in right of payment to all existing and future subordinated indebtedness, if any, of the Issuers. The Exchange Notes will be guaranteed, jointly and severally, on a senior subordinated basis (the "Guarantees") by certain of the Issuers' subsidiaries (the "Guarantors" and, together with the Issuers, the "Company"). The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated to all existing and future Senior Debt (as defined herein) of the Guarantors. See "Description of the Exchange Notes -- Subsidiary Guarantees." As of September 28, 1997, on a pro forma basis after giving effect to the Transactions (as defined herein), the Company and the Guarantors would have had approximately $3.4 million in aggregate principal amount of Senior Debt outstanding.

      SEE "RISK FACTORS," BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

UNTIL            , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
      EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

               THE DATE OF THIS PROSPECTUS IS            , 1997.

     The Company will accept for exchange any and all validly tendered Series A Notes on or prior to the Expiration Date (as defined herein). Tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise such tenders are irrevocable. The Exchange Offer is not conditioned upon any minimum principal amount of Series A Notes being tendered for exchange. For certain conditions to the Exchange Offer, see "The Exchange Offer -- Conditions."

     The Series A Notes were offered and sold on October 17, 1997 in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Series A Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act.

     The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. The Company has agreed to pay the expenses of the Exchange Offer. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold or otherwise transferred by any person in whose name Series A Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder (a "Holder") thereof (other than any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In some cases, certain broker-dealers may be required to deliver a prospectus in connection with the resale of such Exchange Notes.

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for such Series A Notes where such Series A Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company). The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

     Prior to this Exchange Offer, there has been no public market for the Notes. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a discount from their principal amount. The Company does not intend to list the Exchange Notes on any securities exchange nor does the Company intend to apply for quotation of the Exchange Notes on the NASDAQ National Market or other quotation system. The Initial Purchaser (as defined herein) has indicated to the Company that it intends to make a market in the Notes, but is not obligated to do so and such market-making activities may be discontinued at any time. As a result, no assurance can be given that an active trading market for the Exchange Notes will develop.

     The Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Exchange Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depository" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Exchange Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Notwithstanding the foregoing, Series A Notes held in certificated form will be exchanged solely for Certificated Exchange Notes (as defined herein). After the initial issuance of the Global Exchange Note, Certificated Exchange Notes will be issued in exchange for the Global Exchange Note only on the terms set forth in the Indenture. See "Description of the Exchange Notes -- Book-Entry, Delivery and Form."

                             AVAILABLE INFORMATION

     In connection with the Exchange Offer the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. The reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and is available at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     While any Series A Notes remain outstanding, the Company will make available, upon request, to any Holder and any prospective purchaser of Series A Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to the Company at Four Copley Place, Boston, Massachusetts 02116, Attention: Chief Financial Officer (telephone number (617) 859-9100).

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the consummation of the Exchange Offer, shall be deemed to be incorporated by reference herein.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     UNTIL             , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE BY EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED FROM THE CHIEF FINANCIAL OFFICER OF THE COMPANY, FOUR COPLEY PLACE, BOSTON, MASSACHUSETTS 02116 (TELEPHONE NUMBER
(617) 859-9100). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY
REQUEST SHOULD BE MADE BY             , 1998 (FIVE BUSINESS DAYS PRIOR TO THE
DATE ON WHICH A FINAL INVESTMENT DECISION MUST BE MADE).

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and the Combined Consolidated Financial Statements and notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, references herein to "UNICCO" or the "Company" are to UNICCO Service Company and its subsidiaries after giving effect to the Refinancing (as defined). References herein to a fiscal year of the Company are to the 52- or 53-week period ended or ending on the last Sunday in June of such year.

                                  THE COMPANY

     Founded in 1949, UNICCO is a leading provider of integrated facilities services to a broad base of industrial, commercial and institutional clients throughout the United States and Canada. The Company offers an extensive array of commercial, operational and administrative services to its customers, providing a single source solution for those services that can be more cost-effectively and efficiently outsourced. Services offered by the Company include industrial and mechanical engineering, plant operations, custodial and maintenance services, security services and administrative services. UNICCO has developed a reputation for quality through nearly 50 years of service to its customers. The Company has achieved a significant market presence and a leading market share in many of its operating regions through a combination of internal growth and strategic acquisitions. The Company believes that the breadth of its services, its reputation for quality and its significant market presence position it to provide a single source facilities management solution to local, multi-location and national customers. The Company has over 19,000 employees servicing approximately 900 customers, including 29 of the Fortune 100 companies, at approximately 3,000 customer locations. Throughout its history, the Company has generated a record of growth and consistent profitability. For the fiscal year ended June 29, 1997, the Company's net income, revenues and EBITDA (as defined) were $1.2 million, $533.9 million and $22.2 million, respectively. For the three month period ended September 28, 1997, such amounts were $578,000, $134.7 million and $5.5 million, respectively.

     UNICCO analyzes the unique needs of each customer to develop a flexible, integrated facilities services solution, comprised of a combination of the following services:

                                OPERATIONS &                          COMMERCIAL
ENGINEERING                     MAINTENANCE                           SERVICES

- Mechanical Engineering        - Facility Management/Repair          - Janitorial/Housekeeping
- Planning/Scheduling           - Production Equipment                - Recycling
- Power Generation              Maintenance/Repair                    - Snow Removal
  Management                    - Warehouse Services and              - Window Washing
- Plant Engineering             Inventory Control                     - Pest Control
- Energy Management             - Utility Program Management          - Specialty Cleaning
- Space Planning                - Shipping/Receiving Services         - Clean Rooms/
- CAD Services                  - Construction Project Management     High Tech
- CMMS Programs                 - Waste Treatment                     - Sterile Environment
- Environmental                 - Elevator/Escalator Maintenance      - Landscaping/Grounds
                                - Fleet Maintenance                   Maintenance
                                - Roof Repair
                                - Telecommunications

         SECURITY                  ADMINISTRATION
- Uniformed Guard Services         - Subcontract Administration
- Security/Protection Services     - Materials Procurement
- Access Control                   - Reprographics/Copy Center
- Security Audits                  - Mail Distribution
- Fire/Safety Administration       - Audio/Visual Services
- Document Control                 - Secretarial/Clerical Services
- Telecommunications               - Service Call Desk
- Safety Training Programs         - Switchboard/Reception

     UNICCO has recently organized its operations around four Strategic Business Units ("SBUs") to more effectively focus the Company's technical, sales and marketing resources on the differing needs of its customers. The following table provides an overview of the Company's four SBUs:

                                               EDUCATION/
                                               HEALTHCARE/
     COMMERCIAL       INDUSTRIAL               GOVERNMENT                SECURITY
Fiscal 1997 Revenues:
$214 Million          $149 Million             $110 Million              $61 Million

Fiscal 1998 First Quarter Revenues:
$56 Million           $35 Million              $29 Million               $15 Million

Types of Customer:

- Commercial          - Automotive             - Schools                 - Industrial
  Real Estate         - Tire and Rubber        - Universities            - Commercial
- Banking             - Chemical               - Hospitals               - Education
- Insurance           - Pharmaceuticals        - Healthcare              - Healthcare
- Retail              - Aerospace/Defense      Facilities                - Government
                      - High Technology        - Government Agencies
                      - Consumer Products

Representative Customers:

- Beacon              - Chrysler               - Harvard University      - BASF Corp.
  Properties          Corporation              - University of Miami     - Bell Atlantic
- Hines Interests     - Ford Motor Company     - Henry Ford Health       - Computer
- Trammell Crow       - Caterpillar            System                    Associates
- BankBoston          - Bridgestone/Firestone  - U.S. Department of      - Hartford Insurance
- CIGNA               - American Home          Housing and               - Northeastern
- The Travelers       Products                 Urban Development         University
- MITRE               - Bristol-Myers          - U.S. General            - Philadelphia
                      Squibb                   Services                  Museum of Art
                      - Lockheed Martin        Administration            - United Nations
                      - Gillette                                         Plaza

     The Company believes that opportunities for growth exist in each SBU, particularly in the Industrial and Education/Healthcare/Government sectors, as a result of the trend toward outsourcing non-core business functions to a single source provider. Outsourcing frees the customer from the considerable administrative and overhead burdens of hiring, training, compensating and supervising a large, often unionized, labor force that is performing non-core functions. UNICCO has responded to its customers' outsourcing strategies by providing an expanded array of services that has evolved from traditional custodial and building maintenance to higher value added services.

     The Company has a customer base of approximately 900 accounts, with no single customer accounting for more than 3% of revenues during fiscal 1997. The Company's customer retention rate historically has been high. Customers representing approximately 75% of fiscal 1997 revenues have been UNICCO customers for an average of more than six years (excluding revenues and customers resulting from the Ogden Acquisition (as defined) in June 1996). On a combined basis, the Company and Ogden (as defined) have serviced their 20 largest customers, including the former Ogden customers, for an average of 10 years. In addition, the Company has successfully retained over 90% of the customers acquired in the Ogden Acquisition. UNICCO believes that its strong reputation and long-term relationships with these customers is a result of a high level of customer satisfaction. The Company also believes that these established relationships enhance the Company's knowledge of its customers' needs and place UNICCO in a strong competitive position to bid on and win new business opportunities with these customers.

                               BUSINESS STRENGTHS

     UNICCO's revenues have increased through a combination of internal growth and strategic acquisitions. The Company's growth, and its emergence as a leader in the facilities services market in the United States and Canada, are attributable to a number of factors, including the following:

     High Customer Retention. The Company benefits from a large, stable base of customers, including 29 of the Fortune 100 companies, 60 of the Fortune 500 companies and some of the country's most prestigious educational institutions. The Company's customer base, together with its high customer retention rate, have provided stable, recurring revenues and have contributed to the Company's record of consistent profitability.

     Established Reputation. The Company has established a reputation for quality through almost 50 years of experience in providing dependable, complex facilities services solutions in a changing business environment. The Company believes that its established reputation and the breadth of its services have allowed it to further penetrate its existing customer base as well as attract new business. The Company plans to enhance its reputation for dependability and technical expertise by pursuing the highest levels of industry accreditation.

     Singular Focus on Facilities Services. The Company is focused exclusively on providing facilities services solutions to its customers, unlike many of its larger competitors for whom facilities management is an adjunct to their primary business or one of many other unrelated lines of business. The Company believes that this exclusive focus gives it a competitive advantage in delivering dependable, high quality services.

     Established North American Presence. The Company provides services throughout the United States and Canada from 16 regional offices to customers in over 40 states and each of the Canadian provinces. The Company believes that it can leverage this infrastructure to support the marketing and delivery of services to new customers in strategic geographic areas and to obtain additional business from major companies that seek to utilize a single source provider nationwide.

     Effective Human Resources and Labor Relations Management. UNICCO successfully manages a large and diverse work force of over 19,000 full and part-time employees. The Company places a major emphasis on attracting, training, managing, motivating and retaining the human resources necessary to meet its existing and future business needs. The Company's extensive industry experience and sophisticated computer-based costing models allow it to accurately assess the labor requirements of new contracts. UNICCO seeks to efficiently integrate its customers' existing workforce, thereby minimizing the transitional issues typically associated with contract inception. In addition, the Company believes that its experience in managing both union and non-union work forces has enhanced its ability to grow its business.

     Experienced Management Team. The Company's senior management team has an average of 20 years of experience in the facilities services industry. The Company benefits from the quality and depth of its management personnel, who are dedicated to building customer relationships and delivering quality services to meet and exceed its customers' needs. Additionally, management has developed sophisticated databases and costing systems to forecast expenses for individual customers' service requirements across a variety of service lines. These proprietary databases enhance UNICCO's ability to effectively price and compete for customers and contracts.

     Successful Acquisition History. Throughout its 50-year history, UNICCO has benefited from several successful strategic acquisitions. The Company has completed three acquisitions since 1990, incorporating operations with revenues of approximately $20 million, $5 million and $389 million in 1990, 1992 and 1996, respectively. The Company believes that its successful integration of these acquisitions has positioned it to take advantage of opportunities for further consolidation within the facilities services industry.

                             THE COMPANY'S STRATEGY

     The Company's objective is to enhance its position as a leading provider of facilities services solutions. The Company's strategy to meet this objective includes the following initiatives:

     Providing Integrated Facilities Solutions. UNICCO believes that an attractive opportunity exists to expand the scope of work performed for existing customers. Cross-selling new services to existing customers represents a cost-effective method for the Company to achieve revenue growth. The Company seeks to create partnerships with its customers that enable it to capitalize on the trend toward outsourcing to single source providers. As part of this strategy, the Company intends to focus its efforts on increasing the proportion of its business devoted to delivering higher value added services to its customers.

     Leveraging its National Presence. UNICCO has established a significant presence throughout the United States and Canada. The Company believes that it can substantially increase the number of multi-location and national accounts it serves by leveraging its existing infrastructure to support the marketing and delivery of bundled services to new customers that operate multiple locations.

     Capitalizing on Outsourcing Initiatives. The Company believes that it is well positioned to capitalize on favorable trends in a growing number of industries toward outsourcing of non-core business functions. Many companies have increased the volume and types of services they outsource in order to free their human and capital resources to better focus on their strategic business initiatives. The Company believes that its established reputation and the breadth of its services enhance its ability to attract this potential business.

     Strategic Business Development. Through its recent organization into the four SBUs, the Company is focused on developing specific operating and marketing strategies targeted to the unique needs of its customers in diverse market segments. Because of the diversity of UNICCO's existing and potential customer base, the Company believes that it can position itself to attract higher value added business by continuing to anticipate its customers' differing needs. The Company believes that the SBU initiatives it has implemented will enable it to more effectively leverage its resources to generate new clients and additional contracts with existing clients.

     Growing through Selective Acquisitions. UNICCO has successfully expanded its business through internal growth and strategic acquisitions, including the successful integration of the Ogden Acquisition, and intends to seek additional opportunities to grow through selective acquisitions. The Company may pursue acquisitions that add additional services and technical capabilities to market to its existing customer base, or that facilitate strategic expansion of the Company's customer base or complement its existing geographic coverage.

                             THE OGDEN ACQUISITION

     On June 28, 1996, the Company consummated the strategic acquisition (the "Ogden Acquisition") of a substantial portion of the facilities services business of Ogden Corporation ("Ogden"). The Ogden Acquisition expanded the Company's geographic range to cover most of the United States and Canada. The purchase price for the Ogden Acquisition was $62 million, of which $50 million was paid in cash and $12 million was paid in the form of a subordinated promissory note (the "Ogden Note"). The Ogden Note was repurchased from Ogden for $11 million with a portion of the net proceeds of the Series A Notes. See "Use of Proceeds" and "Business -- History of the Company; the Ogden Acquisition."

                                 UNICCO FINANCE

     UNICCO Finance is a wholly-owned subsidiary of UNICCO that was incorporated in Delaware in order to facilitate the Offering of the Series A Notes by serving as a co-issuer of the Series A Notes. The Company believed that certain prospective purchasers of the Series A Notes may have been restricted in their ability to purchase debt securities of a Massachusetts business trust, such as UNICCO, unless such debt securities were jointly issued by a corporation. UNICCO Finance will not have any substantial operations or assets and will not have any revenues. As a result, prospective participants in the Exchange Offer should not expect UNICCO Finance to participate in servicing the interest and principal obligations under the Exchange Notes. See "Description of the Exchange
Notes -- General."

                                  THE OFFERING

The Series A Notes.........  The Series A Notes were sold by the Company to the
                             Initial Purchaser on October 14, 1997 (the
                             "Offering"), and were subsequently resold to (i) Qualified Institutional Buyers (as defined herein) pursuant to Rule 144A under the Securities Act,
                             (ii) other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that executed and delivered a letter containing certain representations and agreements or, (iii) outside the United States in reliance on Regulation S under the Securities Act in a manner exempt from registration under the Securities Act.

Registration Rights
Agreement..................  In connection with the Offering, the Company entered into the Registration Rights Agreement, which grants Holders of the Series A Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which generally terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered.........  $105,000,000 in aggregate principal amount of
                             9 7/8% Senior Subordinated Notes due 2007, Series
                             B.

The Exchange Offer.........  $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of Series A Notes. As of the date hereof, $105,000,000 in aggregate principal amount of Series A Notes is outstanding. The Company will issue the Exchange Notes to Holders on or promptly after the Expiration Date. The terms of the Exchange Notes are substantially identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Series A Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities Act. See "The Exchange Offer." Other than compliance with applicable federal and state securities laws, including the requirement that the Registration Statement be declared effective by the Commission, there are no material federal or state regulatory requirements to be complied with in connection with the Exchange Offer.

Interest Payments..........  The Exchange Notes will bear interest from October
                             17, 1997, the date of consummation of the issuance of the Series A Notes, or the most recent interest payment date to which interest on such Series A Notes has been paid, whichever is later. Accordingly, Holders of Series A

                             Notes that are accepted for exchange will not receive interest on such Series A Notes that is accrued but unpaid at the time of tender, but such interest will be payable on the first interest payment date after the Expiration Date.

Minimum Condition..........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Series A Notes being tendered for exchange.

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1998 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Exchange Date..............  The date of acceptance for exchange of the Series A
                             Notes will be the first business day following the Expiration Date.

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal of Tenders."

Acceptance Of Series A
Notes And Delivery Of
  Exchange Offer Notes.....  The Company will accept for exchange any and all
                             Series A Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Conditions To The Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

Procedures For Tendering
  Series A Notes...........  To tender pursuant to the Exchange Offer, a Holder must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, have the signatures therein guaranteed if required by instruction 4 of the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Series A Notes and any other required documentation to the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange
                             Offer -- Procedures for Tendering" and "Plan of Distribution." By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things, the Holder or the person receiving such Exchange Notes, whether or not such person is the Holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the Holder nor any such other person intends to participate or has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing Series A Notes, tendering Holders may transfer Series A Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange Offer -- Procedures for Tendering."

Special Procedures For
Beneficial Owners..........  Any beneficial owner whose Series A Notes are registered in the name of a broker, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  Holders of Series A Notes who wish to tender their
                             Series A Notes and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the requirements for book-entry transfer) prior to the Expiration Date must tender their Series A Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Federal Income Tax
  Consequences.............  The issuance of the Exchange Notes to Holders pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders upon receipt of the Exchange Notes. See "The Exchange Offer -- Certain Federal Income Tax Consequences of the Exchange Offer."

Use Of Proceeds............  There will be no proceeds to the Company from the exchange of Series A Notes pursuant to the Exchange Offer.

Exchange Agent.............  State Street Bank and Trust Company is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. See "The Exchange
                             Offer -- Exchange Agent."

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The form and terms of the Exchange Notes are the same as the form and terms of the Series A Notes (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes generally will not be entitled to further registration rights under the Registration Rights Agreement, which rights generally will be satisfied when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of the indenture pursuant to which the Series A Notes were issued (the "Indenture"). See "Description of the Exchange Notes."

Issuers....................  UNICCO Service Company, a Massachusetts business trust, and UNICCO Finance Corp., a Delaware corporation.

Securities Offered.........  $105 million in aggregate principal amount of
                             9 7/8% Senior Subordinated Notes due 2007, Series
                             B.

Maturity...................  October 15, 2007.

Interest...................  The Exchange Notes will bear interest at the rate of 9 7/8% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 1998.

Guarantees.................  The Exchange Notes will be guaranteed by all of the
                             Company's existing
                             Domestic Restricted Subsidiaries (the
                             "Guarantors"), and all Domestic Restricted
                             Subsidiaries created or acquired by the Company in the future.

Ranking....................  The Exchange Notes will be general unsecured obligations of the Issuers and will be subordinated in right of payment to all existing and future Senior Debt of the Issuers. As of September 28, 1997, after giving pro forma effect to the Transactions, the Issuers would have had approximately $3.4 million of Senior Debt outstanding, consisting of outstanding borrowings under the Credit Facility. In addition, the Issuers would have had $41.6 million of additional borrowings available under the Credit Facility. See "Use of Proceeds" and "Unaudited Pro Forma Financial Data."

Optional Redemption........  Except as set forth below, the Exchange Notes will not be redeemable at the option of the Issuers prior to October 15, 2002. Thereafter, the Exchange Notes will be subject to redemption at any time at the option of the Issuers, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date. In addition, at any time prior to October 15, 2000, the Issuers may redeem up to an aggregate of $33.0 million in principal amount of Exchange Notes at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of an initial public offering of common equity of the Company, provided that at least $72.0 million in principal amount of Exchange Notes remains outstanding immediately after the occurrence of such redemption.

Change of Control..........  In the event of a Change of Control, the Issuers will be required to make an offer to each holder of Exchange Notes to repurchase all or any part of such holder's Exchange Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the repurchase date.

Covenants..................  The Indenture contains certain covenants that, among other things, limit the ability of the Issuers and the Company's Restricted Subsidiaries (as defined) to incur additional Indebtedness (as defined), pay dividends, repurchase Equity Interests (as defined) or make other Restricted Payments (as defined), create Liens (as defined), enter into transactions with Affiliates (as defined), sell assets or enter into certain mergers and consolidations. See "Description of the Exchange Notes."

Exchange Offer,
Registration Rights........  The Registration Rights Agreement provides that if
                             (i) the Issuers are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) in certain circumstances, a Holder notifies the Company prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer, (b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or
                             (c) it is a broker-dealer and owns Series A Notes acquired directly from the Issuers or an affiliate of the Issuers, the Issuers will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Series A Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

                             The interest rate on the Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Description of the Exchange Notes -- Registration Rights; Liquidated Damages."

Lack Of Prior Market For
The Exchange Notes.........  The Exchange Notes will be new securities for which there is currently no established trading market. The Company does not intend to apply for listing of the Exchange Notes on any national securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system. The Company has been advised by the Initial Purchasers that they presently intend to make a market in the Exchange Notes, although they are under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no assurance can be given as to the liquidity of the trading market for the Exchange Notes or that an active public market for the Exchange Notes will develop. If an active trading market for the Exchange Notes does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. If the Exchange Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the performance of the Company and certain other factors. See "Risk Factors -- Absence of Public Market for Exchange Notes."

                                  RISK FACTORS

     Holders of the Series A Notes should carefully consider the matters set forth under "Risk Factors," as well as the other information and financial statements and data included in this Prospectus prior to deciding to tender Series A Notes in the Exchange Offer.

                             SUMMARY FINANCIAL DATA

     The following summary financial data as of and for each of the three years in the period ended June 29, 1997 and as of September 28, 1997 and for the three month periods ended September 28, 1997 and September 29, 1996 have been derived from, and are qualified by reference to, the Combined Consolidated Financial Statements of the Company included elsewhere in this Offering Memorandum. The pro forma data as of and for the year ended June 29, 1997 give effect to the Transactions (as defined) as if they had occurred as of July 1, 1996, in the case of the statement of operations and other financial data, and as of June 29, 1997, in the case of the balance sheet data. The pro forma data as of and for the three-month period ended September 28, 1997 give effect to the Offering (as defined) as if it had occurred as of July 1, 1996, in the case of the statement of operations data and as of September 28, 1997 in the case of the balance sheet data. The pro forma data do not purport to be indicative of the results that actually would have been obtained had the Transactions been completed as of such dates and are not intended to be a projection of the Company's future results of operations or financial position. The following information should be read in conjunction with "Use of Proceeds," "Capitalization," "Selected Financial Data," "Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Consolidated Financial Statements of the Company, including the notes thereto, included elsewhere in this Offering Memorandum.

                                      FOR THE YEARS ENDED                            FOR THE THREE MONTH          PRO FORMA
                                  ----------------------------    PRO FORMA             PERIOD ENDED             THREE-MONTH
                                   JUNE      JUNE                 YEAR ENDED    -----------------------------   PERIOD ENDED
                                    25,       30,     JUNE 29,     JUNE 29,     SEPTEMBER 29,   SEPTEMBER 28,   SEPTEMBER 28,
                                   1995     1996(1)     1997         1997           1996            1997            1997
                                  -------   -------   --------   ------------   -------------   -------------   -------------
                                            (DOLLARS IN THOUSANDS)               (UNAUDITED)     (UNAUDITED)
STATEMENT OF INCOME DATA:
Revenues......................... $88,095   $98,315   $533,882     $533,882       $ 128,310       $ 134,717       $ 134,717
Cost of revenues.................  74,695    84,244    482,526      482,526         115,929         121,147         121,147
                                  -------   -------   --------     --------       ---------       ---------       ---------
  Gross profit...................  13,400    14,071     51,356       51,356          12,381          13,570          13,570
Selling, general and
  administrative expenses........  10,204    11,491     31,660       31,660           6,565           8,606           8,606
Amortization of intangible
  assets.........................     535       551      4,749        4,749           1,191           1,191           1,191
                                  -------   -------   --------     --------       ---------       ---------       ---------
  Income from operations.........   2,661     2,029     14,947       14,947           4,625           3,773           3,773
Interest income..................     107        85         67           67               1               1               1
Interest expense.................     (80)     (178)   (11,492)     (11,651)(7)      (2,459)         (3,007)         (3,326)(7)
                                  -------   -------   --------     --------       ---------       ---------       ---------
  Income before provision for
    income taxes.................   2,688     1,936      3,522        3,363           2,167             767             448
Provision for income taxes(2)....     214       189      2,339        2,069             940             189             153
                                  -------   -------   --------     --------       ---------       ---------       ---------
  Net income..................... $ 2,474   $ 1,747   $  1,183     $  1,294       $   1,227       $     578       $     295
                                  =======   =======   ========     ========       =========       =========       =========
OTHER FINANCIAL DATA:
EBITDA(3)........................ $ 3,863   $ 3,399   $ 22,209     $ 22,209       $   6,357       $   5,551       $   5,551
EBITDA margin(4).................    4.4%      3.5%       4.2%         4.2%            5.0%            4.1%            4.1%
Depreciation and amortization.... $ 1,202   $ 1,370   $  7,262     $  7,262       $   1,732       $   1,777       $   1,777
Capital expenditures.............     949     1,227      2,578        2,578             355             249             249
Ratio of EBITDA to cash interest
  expense(5).....................                                      2.0x                                            1.9x
Ratio of net debt to EBITDA(6)...                                      4.9x                                            5.0x
Ratio of earnings to fixed
  charges(8).....................    7.5x      4.6x       1.3x                          1.7x           1.2x

                                                                                        AS OF
                                                            AS OF JUNE 29, 1997   SEPTEMBER 28, 1997       PRO FORMA
                                                            -------------------   ------------------         AS OF
                                                                HISTORICAL           (UNAUDITED)       SEPTEMBER 28, 1997
                                                            -------------------   ------------------   ------------------
                                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Cash......................................................       $   3,928             $  2,106             $  2,106
Working capital...........................................          45,050               45,291               53,476
Total assets..............................................         161,087              156,433              158,734
Total long-term debt (including current maturities).......         107,147              106,263              112,922

---------------
(1) Fiscal 1996 was a 53-week year. As a result, the Company's results of operations for fiscal 1996 include approximately $1.0 million of payroll and payroll-related expenses attributable to the additional week of operations that were not billed in the period to customers with fixed price contracts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) For the years ended June 25, 1995 and June 30, 1996, the Company was not subject to federal and certain state income taxes as it had elected to be treated as a subchapter S corporation. For the year ended June 29, 1997, certain entities of the Company were taxed as C corporations through December 31, 1996, at which time they elected to be treated as subchapter S corporations. See Note 7 of Notes to the Company's Combined Consolidated Financial Statements.

(3) EBITDA is defined as earnings before provision for income taxes, interest expense, interest income and depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a leveraged company's ability to service and/or incur indebtedness and because management believes that EBITDA is a relevant measure of the Company's ability to generate cash without regard to the Company's capital structure or working capital needs. EBITDA as presented may not be comparable to similarly titled measures used by other companies, depending upon the non-cash charges included. When evaluating EBITDA, investors should consider that EBITDA (i) should not be considered in isolation but together with other factors which may influence operating and investing activities, such as changes in operating assets and liabilities and purchases of property and equipment; (ii) is not a measure of performance calculated in accordance with generally accepted accounting principles; (iii) should not be construed as an alternative or substitute for income from operations, net income or cash flows from operating activities in analyzing the Company's operating performance, financial position or cash flows; and (iv) should not be used as an indicator of the Company's operating performance or as a measure of its liquidity.

(4) EBITDA margin represents EBITDA as a percentage of revenues.

(5) Cash interest expense is defined as interest expense excluding amortization of deferred financing costs.

(6) Net debt is defined as total long-term debt minus cash as of the end of the period presented. EBITDA for the first quarter of fiscal 1998 has been annualized for the purposes of calculating this ratio.

(7) Pro forma interest expense reflects (i) $438,500 of amortization of deferred debt issuance costs related to the offering of the Series A Notes, (ii) $49,350 of amortization of original issue discount related to the Series A Notes, (iii) interest expense related to the Series A Notes and (iv) interest expense related to pro forma borrowings under the Credit Facility at an assumed interest rate of 7.63%, which is the interest rate that would have been applicable under the Credit Facility for the year ended June 29, 1997. Pro forma interest expense for the three month period ended September 28, 1997 was calculated in a similar fashion.

(8) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes, plus fixed charges. Fixed charges consist of interest, amortization of deferred financing costs, amortization of debt discount and that portion of rental payments on operating leases deemed representative of the interest factor.

                                  RISK FACTORS

     In addition to the other information set forth and incorporated by reference herein, Holders of Series A Notes should carefully consider the following information in evaluating the Company and its business before deciding to tender the Series A Notes in the Exchange Offer. The information contained and incorporated by reference herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors, including those discussed below, could cause results to differ materially from those anticipated by such forward-looking statements. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise. Accordingly, any forward-looking statements included or incorporated by reference herein do not purport to be predictions of future events or circumstances and may not be realized.

LEVERAGE

     The Company is highly leveraged. As of September 28, 1997, after giving pro forma effect to the Transactions, the Company would have had total consolidated indebtedness of approximately $112.9 million and a ratio of long-term debt to total capitalization of approximately 94.8%. See "Capitalization" and "Unaudited Pro Forma Financial Data." The Company may incur additional indebtedness in the future, including through available borrowings under the Credit Facility, subject to the satisfaction of certain financial tests. See "Description of Other Indebtedness -- Credit Facility" and "Description of the Exchange Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The degree to which the Company is leveraged could have important consequences to the holders of the Exchange Notes, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes may be limited or impaired; (ii) the Company's flexibility with respect to certain matters will be limited by covenants contained in the Indenture and the Credit Facility which will limit the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, pay dividends, redeem capital stock, prepay certain subordinated indebtedness and enter into mergers and other similar transactions; and (iii) the Company's degree of leverage may make it more vulnerable to economic downturns, limit its ability to pursue other business opportunities and reduce its flexibility in responding to changing business and economic conditions.

     The Company's ability to generate cash for the repayment of debt, including the Exchange Notes, will be dependent upon the future performance of the Company's business, which will in turn be subject to financial, competitive, economic and other factors affecting the operations of the Company, including certain factors beyond its control.

SUBORDINATION OF THE EXCHANGE NOTES

     The Exchange Notes will be unsecured obligations of the Issuers and will be subordinated in right of payment to all current and future Senior Debt of the Issuers, including all indebtedness of the Issuers under the Credit Facility. In addition, the guarantees of the Exchange Notes will be subordinated to all current and future Senior Debt of the Guarantors, including the Guarantors' obligations under the Credit Facility. See "Description of the Exchange
Notes -- Subordination." As of September 28, 1997, after giving pro forma effect to the Transactions, the Issuers would have had approximately $3.4 million of Senior Debt outstanding, consisting of outstanding borrowings under the Credit Facility. In addition, the Issuers would have had $41.6 million of additional borrowings available under the Credit Facility. As a result of the subordination provisions of the Indenture, in the event of a liquidation or insolvency involving the Company, holders of the Exchange Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. The Indenture will permit the Company to incur additional Senior Debt, subject to certain financial tests. See "Description of the Exchange Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

COMPETITION

     The facilities services industry is highly competitive. The Company competes against large national and multi-national organizations, most of which have greater financial and marketing resources than the Company.

In the various local marketplaces for core janitorial and custodial services, barriers to entry are low, and the Company competes against numerous smaller service providers, many of which may have more experience in and knowledge of the local market for such services. In these same markets, the Company is also increasingly facing large competitors that are willing to accept lower profit margins in order to capture market share. There can be no assurance that competition will not have an adverse effect on the Company's financial condition or results of operations. See "Business -- Competition."

DEPENDENCE ON KEY PERSONNEL

     The Company is a service business that is highly dependent upon the strength of its customer relationships. Accordingly, the Company's success depends to a large extent upon the continued services of its key managers. In particular, the Company is dependent upon the day-to-day leadership and experience of Steven C. Kletjian, its Chairman, Chief Executive Officer and principal shareholder. Mr. Kletjian is not subject to an employment agreement with the Company or any of its subsidiaries. In addition, retention of other key personnel is important to the continued success of the Company. The loss of other key executive personnel could have a material adverse effect on the Company. See "Management."

DEPENDENCE ON HOURLY WAGE AND UNION EMPLOYEES

     The Company's business depends upon its ability to continue to recruit, train and retain large numbers of hourly wage employees. Competition for such employees, particularly in areas with strong regional economies, has led to increased hourly wage levels and employee turnover. Inability to recruit, train and retain such employees at competitive wage rates could have a material adverse effect on the Company. In addition, the Company's workforce is heavily unionized. Approximately 44% of the Company's workforce is unionized under more than 170 different union contracts. As these union contracts expire, the Company may be required to renegotiate them in an environment of increasing wage rates. In addition, there can be no assurance that the Company will be able to renegotiate union contracts on terms favorable to the Company or without experiencing a work stoppage. See "Business -- Employees."

LENGTH OF CONTRACTS

     The Company performs the majority of its work for customers under contracts with a stated term of from one to three years, with termination clauses permitting the customer to cancel the contract on 30 to 90 days' notice. While the Company has maintained long-standing relationships with many of its customers, and has experienced a low customer turnover rate, there can be no assurance that the Company's customers will not exercise their rights to terminate their contracts prior to expiration, or that the Company will be successful in negotiating new contracts with customers as such contracts expire. See "Business -- Contracts."

CONTROL BY PRINCIPAL SHAREHOLDERS

     All of the voting common shares of beneficial ownership in the Company are privately-held by members of the Kletjian family. As a result, these persons are in a position to elect the Company's Board of Trustees, and to control the management, policies and operations of the Company. These persons do not owe fiduciary duties to the holders of the Notes. See "Share Ownership."

POTENTIAL ENVIRONMENTAL LIABILITY

     The nature of the Company's business necessarily involves the transport, storage, use and disposal of cleaning solvents, lubricants, chemicals and other hazardous materials by Company employees to, on and around the customers' facilities or, in certain cases, facilities leased by the Company on behalf of its customers. Such activities are subject to stringent and changing federal, state and local regulation, and present the potential for liability of the Company for the actions of its employees in handling such materials. In addition, the exposure of the Company's employees to these materials may give rise to claims by employees against the Company. As a result, there can be no assurance that compliance with governmental regulations or liability related to hazardous materials will not have a material adverse effect on the Company's financial condition or results of operations. See
"Business -- Facilities."

LIABILITY CLAIMS AND INSURANCE COVERAGE

     The nature of the Company's services exposes it to risks of liability for employee acts (including negligence and harassment), injuries (including workers' compensation claims) and omissions. The Company carries insurance of various types, including workers' compensation, employment practices, vehicle and general liability coverage. While the Company seeks to maintain appropriate levels of insurance, there can be no assurance that the Company will avoid material claims or adverse publicity related thereto. There can also be no assurance that the Company's insurance will be adequate to cover the Company's liabilities or that such insurance coverage will remain available at acceptable costs. A successful claim brought against the Company for which coverage is denied or which is in excess of its insurance coverage could have a material adverse effect on the Company's financial condition or results of operations.

GOVERNMENTAL REGULATION

     Due to the nature of the Company's business, particularly in its Security SBU, the Company's operations are subject to a variety of federal, state, county and municipal laws, regulations and licensing requirements, including labor, employment, immigration, health and safety and environmental regulations and regulations affecting private security firms. Changes in such laws, regulations and licensing requirements may constrain the Company's ability to provide services to customers or increase the costs of such services. In addition, competitive pricing conditions in the industry may constrain the Company's ability to adjust its billing rates to reflect any such increased costs.

ACQUISITION RISKS

     As part of its strategy, the Company may pursue the acquisition of other companies, assets or business lines that complement or expand its existing business. Acquisitions involve a number of risks that could adversely affect the Company, including the diversion of management's attention, the unsuccessful integration of the operations and personnel of the acquired companies and the potential loss of key employees or customers of the acquired operations. The Company may not have had experience with the geographic or service markets of the acquired business and accordingly may lack the management and marketing expertise that will be necessary to successfully operate and integrate the business. In addition, there can be no assurance that the Company will continue to retain acquired management and other personnel, that the market will favorably view the Company's entry into a new geographic or service market, or that the Company will realize any of the other anticipated benefits of an acquisition. No assurance can be given that future acquisitions by the Company will not materially and adversely affect the Company or that any such future acquisition will enhance the Company's business.

CHANGE OF CONTROL

     In the event of a Change of Control, the Issuers will be required to make an offer to each holder of Exchange Notes to repurchase all or any part of such holder's Exchange Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the repurchase date. The source of funds for any such repurchase would be the Company's available cash or cash generated from operating or other sources, including borrowings, sales of equity or funds provided by a new controlling person. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required purchases of the Exchange Notes tendered. In addition, the Credit Facility may prohibit the Company from making any such required repurchases. The failure of the Company to offer to repurchase Exchange Notes, or to repurchase Exchange Notes tendered, following a Change of Control will result in a default under the Indenture, which could lead to a cross-default under the Credit Facility and under the terms of other indebtedness of the Company. In such a case, the subordination provisions of the Indenture may limit the ability of the holders of the Exchange Notes to receive payment in respect of their Exchange Notes. See "Description of Other Indebtedness -- Credit Facility," "Description of the Exchange Notes -- Subordination" and "-- Repurchase of Exchange Notes at the Option of Holders -- Change of Control."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Indenture governing the terms of the Exchange Notes contains certain covenants limiting, subject to certain exceptions, the incurrence of additional indebtedness, the payment of dividends, the redemption of capital stock, the making of certain investments, the issuance of capital stock of subsidiaries, the creation of liens and other restrictions affecting the Company's subsidiaries, the issuance of guarantees, transactions with affiliates, asset sales and certain mergers and consolidations. A breach of any of these covenants could result in an event of default under the Indenture. In addition, the New Credit Facility and the instruments governing the Company's other indebtedness contain other more restrictive covenants and require the Company to satisfy certain financial tests. The Company's ability to comply with such covenants and breach of any of these covenants could result in an event of default under the New Credit Facility. In the event of a default under the New Credit Facility, the lenders thereunder could elect to declare all amounts borrowed, together with accrued interest, to be immediately due and payable, and the lenders under the New Credit Facility or the instruments governing the Company's other indebtedness could constitute a cross-default under the Indenture and any instruments governing the Company's other indebtedness, and a default under the Indenture could constitute a cross-default under the New Credit Facility and any instruments governing the Company's other indebtedness. In the event of a default under the New Credit Facility or other Senior Debt of the Company, the subordination provisions of the Indenture may restrict payments with respect to the Exchange Notes. See "-- Subordination," "Description of the Exchange
Notes -- Certain Covenants" and "Description of Other Indebtedness."

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Exchange Notes are being offered to the holders of the Series A Notes. The Series A Notes were offered and sold in October 1997 (i) to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act), (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and (iii) outside the United States in reliance on Regulation S under the Securities Act and are eligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market.

     The Exchange Notes will be a new class of securities for which there currently is no established trading market. Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by nonaffiliates of the Company without compliance with the registration requirements under the Securities Act, the Company does not intend to apply for listing of the Exchange Notes on any national securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, the Initial Purchasers are not obligated to do so, and any such market-making may be discounted at any time without notice. The liquidity of any market for the Exchange Notes will depend upon the number of holders of the Exchange Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. If the Exchange Notes are traded, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and certain other factors. The liquidity of, and trading markets for, the Exchange Notes may also be adversely affected by general declines in the market for non-investment grade debt. Such declines may adversely affect the liquidity of, and trading markets for, the Exchange Notes independent of the financial performance of, or prospects for, the Company.

FRAUDULENT CONVEYANCE MATTERS

     Under applicable provisions of federal bankruptcy law and comparable provisions of state and federal fraudulent conveyance laws, if it were found that any Guarantor (a) had incurred the indebtedness represented by its guarantee of the Exchange Notes with an intent to hinder, delay or defraud creditors or (b) received less than reasonable equivalent value or fair consideration for incurring such indebtedness and (i) was insolvent or was rendered insolvent by reason of such incurrence, (ii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the obligations of such Guarantor under its guarantee of the Exchange Notes could be avoided or claims in respect of such guarantee could be subordinated to all other debts of such Guarantor. A legal challenge of a guarantee of the Exchange Notes could, among other things, focus on the benefits, if any, realized by a Guarantor as a result of the issuance by the Issuers of the Exchange Notes. To the extent that a Guarantor's guarantee of the Exchange Notes were held to be unenforceable as a fraudulent conveyance for any reason, the holders of the Exchange Notes would cease to have any direct claim in respect of such Guarantor. In the event a Guarantor's guarantee of the Exchange Notes were held to be subordinated, the claims of the holders of the Exchange Notes could be subordinated to claims of other creditors of such Guarantor, including holders of Senior Debt and other holders of subordinated indebtedness of such Guarantor.

     The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent conveyance varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the fair saleable value of its assets at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its liabilities on its existing debts, including contingent liabilities, as they become absolute and matured. There can be no assurance as to what standard a court would apply in order to make such determination.

     Each of the Guarantors believes that it will receive equivalent value at the time the indebtedness under the Exchange Notes and the guarantees is incurred. In addition, none of the Guarantors believes that, after giving effect to the Exchange Offer, it (i) was or will be insolvent or rendered insolvent,
(ii) was or will be engaged in a business or transaction for which its remaining assets constitute unreasonably small capital or (iii) intends or intended to incur, or believes or believed that it will or would incur, debts beyond its ability to pay such debts as they mature. Since, however, the question of whether a guarantee is a fraudulent conveyance is inherently fact-based and fact-specific, there can be no assurance that a court passing on such questions would agree with the Guarantors.

RESTRICTIONS ON TRANSFER

     The Series A Notes were offered and sold by the Company in a private offering exempt from registration pursuant to the Securities Act and have been resold pursuant to Rule 144A, Rule 501(a)(1), (2), (3) or (7) and Regulation S and other exemptions under the Securities Act. As a result, the Series A Notes may not be reoffered or resold by purchasers except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration, and the Series A Notes are legended to restrict transfer as aforesaid. Each Holder (other than any Holder who is an affiliate or promoter of the Company) who duly exchanges Series A Notes for Exchange Notes in the Exchange Offer will receive Exchange Notes that are freely transferable under the Securities Act. Holders who participate in the Exchange Offer should be aware, however, that if they accept the Exchange Offer for the purpose of engaging in a distribution, the Exchange Notes may not be publicly reoffered or resold without complying with the registration and prospectus delivery requirements of the Securities Act. As a result, each Holder accepting the Exchange Offer will be deemed to have represented, by its acceptance of the Exchange Offer, that it acquired the Exchange Notes in the ordinary course of business and that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. If existing Commission interpretations permitting free transferability of the Exchange Notes following the Exchange Offer are changed prior to consummation of the Exchange Offer, the Company will use its best efforts to register the Series A Notes for resale under the Securities Act. See "Prospectus Summary -- The Exchange Offer" and "Description of the Exchange Notes -- Registration Rights; Liquidated Damages."

     The Series A Notes currently may be sold pursuant to the restrictions set forth in Rule 144A, Rule 501(a)(1), (2), (3) or (7) or Regulation S under the Securities Act or pursuant to another available exemption under the Securities Act without registration under the Securities Act. To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Series A Notes could be adversely affected.

EXCHANGE OFFER PROCEDURES

     Issuance of the Exchange Notes for Series A Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Series A Notes, a properly completed, duly executed Letter of Transmittal and all other required documents. Therefore, Holders desiring to tender their Series A Notes in exchange for Exchange Notes should allow for sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Series A Notes for exchange. Any Series A Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement generally will terminate. In addition, any Holder who tenders pursuant to the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale. Each broker-dealer that receives Exchange Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer."

                                  THE COMPANY

     UNICCO was founded as a Massachusetts corporation in 1949, and was reorganized as a Massachusetts business trust in 1988. UNICCO is a subchapter S company for federal income tax purposes. The Company's principal executive offices are located at Four Copley Place, Boston, Massachusetts 02116, and its telephone number is (617) 859-9100. UNICCO Finance, which is a co-obligor under the Notes, is a Delaware corporation and a wholly-owned subsidiary of UNICCO.

     Prior to the Offering, the operations of the Company were conducted through UNICCO and its subsidiary, and through affiliated entities owned by the same shareholders as UNICCO. Effective January 1, 1997, such affiliated entities elected to be taxed as subchapter S corporations for federal income tax purposes. In connection with the Offering, the shareholders of UNICCO contributed their interests in such affiliated entities to UNICCO (the "Refinancing"), as a result of which all of the operations of the Company will be conducted through UNICCO and its subsidiaries. See "Certain Transactions." The Combined Consolidated Financial Statements of the Company and the other historical financial and statistical data included in this Offering Memorandum include the combined results of operations of UNICCO, its subsidiaries and such affiliated entities.

                               THE EXCHANGE OFFER

     The following discussion sets forth or summarizes what the Company believes are the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated by reference herein.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Series A Notes pursuant to the Purchase Agreement, dated October 14, 1997 (the "Purchase Agreement"), between the Company and the Initial Purchasers, the Initial Purchasers became entitled to the benefits of the Registration Rights Agreement, dated as of October 17, 1997, between the Company and the Initial Purchasers (the "Registration Rights Agreement").

     Under the Registration Rights Agreement, the Company agreed to (a) file a registration statement in connection with a registered exchange offer within 45 days after October 17, 1997, the date the Series A Notes were issued (the "Issue Date"), (b) use best efforts to cause such registration statement to become effective under the Securities Act within 120 days of the Issue Date, (c) use best efforts to keep such registration statement effective until the closing of the Exchange Offer and (d) use best efforts to cause such registered Exchange Offer to be consummated within 30 days after the effective date of such registration statement. Within the applicable time periods, the Company will endeavor to register under the Securities Act all of the Exchange Notes pursuant to a registration statement under which the Company will offer each Holder of Series A Notes the opportunity to exchange any and all of the outstanding Series A Notes held by such Holder for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Notes tendered for exchange by such Holder. Subject to limited exceptions, the Exchange Offer being made hereby, if commenced and consummated within such applicable time periods, will satisfy those requirements under the Registration Rights Agreement. In such event, the Series A Notes would remain outstanding and would continue to accrue interest, but would not retain any rights under the Registration Rights Agreement. Holders of Series A Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name the Series A Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Because the Exchange Offer is for any and all Series A Notes, the principal amount of Series A Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Series A Notes outstanding. Following the consummation of the Exchange Offer, Holders who did not tender their Series A Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Series A Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Notes could be adversely affected. The Series A Notes are currently eligible for sale pursuant to Rule 144A, Rule 501(a)(1), (2), (3) or (7) or Regulation S through the PORTAL Market. Because the Company anticipates that most Holders of Series A Notes will elect to exchange such Series A Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Series A Notes remaining after the consummation of the Exchange Offer may be substantially limited. See "Description of the Exchange Notes -- Registration Rights; Liquidated Damages" and "Risk Factors -- Absence of Public Market for the Exchange Notes."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Series A Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Series A Notes accepted in the Exchange Offer. Holders may tender some or all of their Series A Notes pursuant to the Exchange Offer.

     The form and terms of the Exchange Notes are the same as the form and terms of the Series A Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of the Indenture.

     Holders of Series A Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

     The Company shall be deemed to have accepted validly tendered Series A Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Series A Notes for the purpose of receiving the Exchange Notes from the Company and delivering Exchange Notes to such Holders.

     If any tendered Series A Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificate for any such unaccepted Series A Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders of Series A Notes who tender pursuant to the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Transmittal Letter, transfer taxes with respect to the exchange of Series A Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Exchange Offer shall remain open for acceptance for a period of not less than 20 business days (the "Exchange Period"). The Expiration Date will be
5:00 p.m., New York City time, on               , 1998, unless the Company, in
its sole discretion, extends the Exchange Offer, in which case the Expiration Date will be the latest business day to which the Exchange Offer is extended.

     In order to extend the Expiration Date, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will mail to the record Holders an announcement thereof, each prior to 9:00 a.m.,

New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (i) to delay accepting any Series A Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Series A Notes not previously accepted if any of the conditions set forth under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuers will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment, and the Issuers will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Holders, if the Exchange offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Issuers may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Issuers shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service or other comparable service.

INTEREST ON THE EXCHANGE NOTES

     Interest on the Exchange Notes is payable semi-annually on April 15 and October 15 of each year at the rate of 9 7/8% per annum. The Exchange Notes will bear interest from October 17, 1997, the date of issuance of the Series A Notes, or the most recent interest payment date to which interest on such Series A Notes has been paid, whichever is later. Accordingly, Holders of Series A Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Series A Notes at the time of tender, but such interest will be payable in respect of the Exchange Notes delivered in exchange for such Series A Notes on the first interest payment date after the Expiration Date.

PROCEDURES FOR TENDERING

     Only a Holder of Series A Notes may tender such Series A Notes pursuant to the Exchange Offer. To tender pursuant to the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by instruction 4 of the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Series A Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Series A Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     The tender by a Holder of Series A Notes and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF SERIES A NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SERIES A NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT SUCH TENDER FOR SUCH HOLDERS.

     Any beneficial Holder whose Series A Notes are registered in the name of such Holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial Holder wishes to tender on such beneficial Holder's behalf, such beneficial Holder must, prior to completing and executing the Letter of Transmittal and delivering his Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in such Holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Series A Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Series A Notes listed therein, such Series A Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the Series A Notes on behalf of the registered Holder, in each case signed as the name of the registered Holder or Holders appears on the Series A Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Series A Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Series A Notes at the DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the DTC may make book-entry delivery of the Series A Notes by causing the DTC to transfer such Series A Notes into the Exchange Agent's account with respect to the Series A Notes in accordance with the DTC's procedures for such transfer. Although delivery of the Series A Notes may be effected through book-entry transfer into the Exchange Agent's account at the DTC, a Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the DTC does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Series A Notes and withdrawal of the tendered Series A Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Series A Notes not properly tendered or any Series A Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Series A Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including, the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Series A Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Series A Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Series A Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such Holder by the Exchange Agent to the tendering Holders of Series A Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Series A Notes and (i) whose Series A Notes are not immediately available, or (ii) who cannot deliver their Series A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date, may effect a tender if:

          a. the tender is made through an Eligible Institution;

          b. prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Series A Notes, the certificate or registration number or numbers of such Series A Notes and the principal amount of Series A Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificates(s) representing the Series A Notes to be tendered in proper form for transfer (or a confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at the Depository) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          c. such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Series A Notes in proper form for transfer (or a confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at the Depository) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Series A Notes pursuant to the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Series A Notes to be withdrawn (the "Depositor"), (ii) identify the Series A Notes to be withdrawn (including the certificate or registration number(s) and principal amount of such Series A Notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at the DTC to be credited), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Series A Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee (as defined herein) with respect to the Series A Notes register the transfer of such Series A Notes into the name of the Depositor withdrawing the tender, (iv) specify the name in which any such Series A Notes are to be registered, if different from that of the Depositor and (v) include a statement that such Holder is withdrawing such Holder's election to have such Series A Notes exchanged. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Series A Notes withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Series A Notes so withdrawn are validly retendered. Any Series A Notes which have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange

Offer. Properly withdrawn Series A Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange Exchange Notes for, any Series A Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Series A Notes, if:

          (i) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (ii) any governmental approval has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Series A Notes and return all tendered Series A Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Series A Notes tendered prior to the expiration of the Exchange Offer subject, however, to the rights of Holders to withdraw such Series A Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Series A Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

           By Mail                  By Facsimile Transmission:           By Hand or Overnight
   (registered or certified               (617) 664-5395                      Delivery:
      mail recommended):
                                                                        State Street Bank and
                                                                            Trust Company
    State Street Bank and                                             Corporate Trust Department
        Trust Company                To Confirm by Telephone                  4th Floor
  Corporate Trust Department         or for Information Call:          Two International Place
         P.O. Box 778                     (617) 664-5587                   Boston, MA 02110
    Boston, MA 02102-0078

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Series A Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Series A Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Series A Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Series A Notes, which is the aggregate principal amount of the Series A Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The cost of the Exchange Offer will be deferred and amortized over the term of the Exchange Notes.

RESALE OF THE EXCHANGE NOTES

     Under existing Commission interpretations, the Exchange Notes would, in general, be freely transferable after the Exchange Offer by any holder of such Exchange Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes acquired pursuant to the Exchange Offer are obtained in the ordinary course of such holder's business, and such holder does not intend to participate, and has no arrangement or understanding to participate, in the distribution of such Exchange Notes. Any holder who tenders pursuant to the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or Morgan Stanley & Co., Incorporated (available June 5, 1991) or similar interpretive letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act.

     Each broker-dealer that received Exchange Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     By tendering pursuant to the Exchange Offer, each Holder will represent to the Company, among other things, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business,
(ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and (iii) the holder and any such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the

Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act for which such holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each holder that may be deemed an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company will represent to the Company that such holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

     As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of Series A Notes who do not tender their Series A Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder that does not exchange such Holder's Series A Notes for Exchange Notes will continue to hold the untendered Series A Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

     The Series A Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the 144A Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or Regulation D, Rule 501 (a)(1), (2), (3) or
(7) or (vi) to an Accredited Investor in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction. See "Risk Factors -- Restrictions on Transfer."

OTHER

     Participation in the Exchange Offer is voluntary, and Holders should carefully consider whether to accept. Holders are urged to consult their financial and tax advisors in making their own decision on what action to take.

     The Company may in the future seek to acquire untendered Series A Notes, to the extent permitted by applicable law, in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Series A Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Series A Notes.

     In any state where the Exchange Offer does not fall under a statutory exemption to the blue sky rules, the Company has filed the appropriate registrations and notices, and has made the appropriate requests, to permit the Exchange Offer to be made in such state.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Department regulations (the "Regulations") and existing administrative interpretations and court decisions. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the Series A Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each Holder of Series A Notes should consult his, her or its own tax advisor as to the particular tax consequences of exchanging such Holder's Series A Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     The issuance of the Exchange Notes to Holders of the Series A Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for United States federal income tax purposes because such exchange does not represent a significant modification of the debt instruments. Consequently, no gain or loss would be recognized by Holders of the Series A Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the Series A Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the Series A Notes exchanged therefore. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the Series A Notes exchanged therefor. The issue price, original issue discount inclusion and other tax characteristics of the Exchange Notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the Series A Notes exchanged therefor.

     See also "Certain United States Federal Tax Considerations for Non-United States Holders."

                                USE OF PROCEEDS

     There will be no proceeds to the Company from the exchange of Series A Notes pursuant to the Exchange Offer. The net proceeds from the Offering of Series A Notes were approximately $100.6 million, after deducting discounts to the Initial Purchaser and estimated offering expenses payable by the Company. The net proceeds from the Offering, together with borrowings under the Credit Facility, were used to repay indebtedness under the Company's existing credit facility and certain other indebtedness of the Company, as set forth in the table below (assuming consummation of the Offering on September 28, 1997). The Offering, the initial borrowings under the Credit Facility, the application of the proceeds therefrom as set forth below and the subchapter S election of the affiliated entities that will be subsidiaries of the Company following the Refinancing are collectively referred to herein as the "Transactions."

                                                                             (IN THOUSANDS)
                                                                             --------------
    Sources:
      9 7/8% Senior Subordinated Notes due 2007............................     $104,507
      Credit Facility(1)...................................................        3,415
                                                                               ---------
              Total sources................................................     $107,922
                                                                               =========
    Uses:
      Repayment of existing indebtedness:
         Existing bank credit facility(2)..................................     $ 88,252
         Ogden Note(3).....................................................       11,000
         Notes payable to shareholders(4)..................................        3,000
         Accrued interest..................................................        1,285
      Fees and expenses....................................................        4,385
                                                                               ---------
              Total uses...................................................     $107,922
                                                                               =========

---------------
(1) The Credit Facility provides for total available borrowings of $45.0 million. See "Description of Other Indebtedness -- Credit Facility."

(2) The Company's existing bank credit facility bore interest at a blended average rate of 8.96% per annum as of June 29, 1997 and matured in June 2001.

(3) The Ogden Note had a principal amount of $12.0 million and was issued to Ogden in connection with the Ogden Acquisition. See "Business -- History of the Company; the Ogden Acquisition." The Ogden Note was prepaid prior to its scheduled maturity in September 2001 and bore interest at a rate of 8% per annum.

(4) In order to finance a portion of the Ogden Acquisition, the UNICCO shareholders loaned the Company $3.0 million. The notes evidencing this loan bore interest at a rate of 15% per annum, with interest paid in-kind until the maturity of such notes in October 2001. See "Business -- History of the Company; the Ogden Acquisition" and "Certain Transactions."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 28, 1997, on an unaudited actual basis and as adjusted to give effect to the Offering. See "Use of Proceeds." The following table should be read in conjunction with the "Selected Financial Data," "Unaudited Pro Forma Financial Data" and the Combined Consolidated Financial Statements of the Company, including the notes thereto, included elsewhere in this Prospectus.

                                                                     AS OF SEPTEMBER 28, 1997
                                                                     ------------------------
                                                                           (UNAUDITED)
                                                                      ACTUAL      AS ADJUSTED
                                                                     --------     -----------
                                                                          (IN THOUSANDS)
Long-term debt, including current maturities:
  Existing bank credit facility....................................  $ 88,252      $      --
  Credit Facility..................................................        --          3,415(1)
  9 7/8% Senior Subordinated Notes due 2007........................        --        104,507(2)
  Other long-term debt.............................................    18,111          5,000(3)
                                                                     --------       --------
  Total long-term debt.............................................   106,263        112,922
Shareholder's equity...............................................     9,217          6,144(4)
                                                                     --------       --------
          Total capitalization.....................................  $115,480      $ 119,066
                                                                     ========       ========

---------------
(1) The Credit Facility provides for total available borrowings of $45.0 million. See "Description of Other Indebtedness -- Credit Facility."

(2)  The Notes are shown net of original issue discount of $493,500.

(3) Represents a $5.0 million note payable to Massachusetts Capital Resource Company due in September 2001 that was issued to finance a portion of the Ogden Acquisition. This note ranks pari passu in right of payment with the Notes. See "Description of Other Indebtedness -- MCRC Note."

(4) The decrease in shareholders' equity resulted from the repayment of indebtedness as part of the Transactions and consists of (a) the write-off of $2.1 million of deferred financing costs and (b) the $1.0 million premium paid over the carrying value of the Ogden Note.

                            SELECTED FINANCIAL DATA

     The following selected financial data as of and for each of the five years in the period ended June 29, 1997 and as of September 28, 1997 and for the three-month periods ended September 28, 1997 and September 29, 1996 have been derived from, and are qualified by reference to, the Combined Consolidated Financial Statements of the Company, which, in the case of the Combined Consolidated Financial Statements as of June 30, 1996 and June 29, 1997 and for each of the three years in the period ended June 29, 1997, and as of September 28, 1997 and for the three-month periods ended September 28, 1997 and September 29, 1996 are included elsewhere in this Prospectus. The following information should be read in conjunction with "Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Consolidated Financial Statements of the Company, including the notes thereto, included elsewhere in this Prospectus.

                                                     FOR THE YEARS ENDED                        FOR THE THREE MONTH PERIOD ENDED
                                  ---------------------------------------------------------    ----------------------------------
                                  JUNE 27,    JUNE 26,    JUNE 25,    JUNE 30,     JUNE 29,    SEPTEMBER 29,        SEPTEMBER 28,
                                    1993        1994        1995       1996(1)       1997          1996                 1997
                                  --------    --------    --------    ---------    --------    -------------        -------------
                                                   (DOLLARS IN THOUSANDS)                       (UNAUDITED)          (UNAUDITED)
STATEMENT OF INCOME DATA:
Revenues.......................   $73,559     $77,797     $88,095      $98,315     $533,882      $ 128,310            $ 134,717
Cost of revenues...............    61,685      64,866      74,695       84,244      482,526        115,929              121,147
                                  -------     -------     -------      -------     --------      ---------            ---------
  Gross profit.................    11,874      12,931      13,400       14,071       51,356         12,381               13,570
Selling, general and
  administrative expenses......     9,130       9,918      10,204       11,491       31,660          6,565                8,606
Amortization of intangible
  assets.......................       879         558         535          551        4,749          1,191                1,191
                                  -------     -------     -------      -------     --------      ---------            ---------
  Income from operations.......     1,865       2,455       2,661        2,029       14,947          4,625                3,773
Interest income................        80          68         107           85           67              1                    1
Interest expense...............      (144)       (110)        (80)        (178)     (11,492)        (2,459)              (3,007)
                                  -------     -------     -------      -------     --------      ---------            ---------
  Income before provision for
    income taxes...............     1,801       2,413       2,688        1,936        3,522          2,167                  767
Provision for income
  taxes(2).....................       150         205         214          189        2,339            940                  189
                                  -------     -------     -------      -------     --------      ---------            ---------
  Net income...................   $ 1,651     $ 2,208     $ 2,474      $ 1,747     $  1,183      $   1,227            $     578
                                  =======     =======     =======      =======     ========      =========            =========
OTHER FINANCIAL DATA:
EBITDA(3)......................   $ 3,237     $ 3,683     $ 3,863      $ 3,399     $ 22,209      $   6,357            $   5,551
EBITDA margin(4)...............       4.4 %       4.7 %       4.4 %        3.5%         4.2%           5.0%                 4.1%
Ratio of earnings to fixed
  charges(5)...................      5.2x        7.0x        7.5x         4.6x         1.3x           1.7x                 1.2x
Depreciation and
  amortization.................   $ 1,372     $ 1,228     $ 1,202      $ 1,370     $  7,262      $   1,732            $   1,777
Capital expenditures...........       592         649         949        1,227        2,578            355                  249
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Cash.........................   $   603     $   121     $   121      $   157     $  3,928      $     147            $   2,106
  Working capital..............       813       3,000       4,543       (2,278)      45,050         40,090               45,291
  Total assets.................    16,327      17,117      21,335       85,167      161,087        153,062              156,433
  Total long-term debt
    (including current
    maturities)................     2,017       1,532       2,687       62,850      107,147        104,783              106,263

---------------
(1) Fiscal 1996 was a 53-week year. As a result, the Company's results of operations for fiscal 1996 include approximately $1.0 million of payroll and payroll-related expenses attributable to the additional week of operations that were not billed in the period to customers with fixed price contracts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2) For the years ended June 25, 1995 and June 30, 1996, the Company was not subject to federal and certain state income taxes as it had elected to be treated as a subchapter S corporation. For the year ended June 29, 1997, certain entities of the Company were taxed as C corporations through December 31, 1996, at which time they elected to be treated as subchapter S corporations. See Note 7 of Notes to the Company's Combined Consolidated Financial Statements.

(3) EBITDA is defined as earnings before provision for income taxes, interest expense, interest income and depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a leveraged company's ability to service and/or incur indebtedness and because management believes that EBITDA is a relevant measure of the Company's ability to generate cash without regard to the Company's capital structure or working capital needs. EBITDA as presented may not be comparable to similarly titled measures used by other companies, depending upon the non-cash charges included. When evaluating EBITDA, investors should consider that EBITDA (i) should not be considered in isolation but together with other factors which may influence operating and investing activities, such as changes in operating assets and liabilities and purchases of property and equipment; (ii) is not a measure of performance calculated in accordance with generally accepted accounting principles; (iii) should not be construed as an alternative or substitute for income from operations, net income or cash flows from operating activities in analyzing the Company's operating performance, financial position or cash flows; and (iv) should not be used as an indicator of the Company's operating performance or as a measure of its liquidity.

(4) EBITDA margin represents EBITDA as a percentage of revenues.

(5) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes, plus fixed charges. Fixed charges consist of interest, amortization of deferred financing costs, amortization of debt discount and that portion of rental payments on operating leases deemed representative of the interest factor.

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data (the "Unaudited Pro Forma Financial Data") have been derived from the historical Combined Consolidated Financial Statements of the Company included elsewhere in this Prospectus, and have been prepared on a pro forma basis giving effect to the Transactions as if they had occurred on July 1, 1996, in the case of the Unaudited Pro Forma Statement of Operations, and on September 28, 1997, in the case of the Unaudited Pro Forma Balance Sheet. The Unaudited Pro Forma Financial Data and accompanying notes should be read in conjunction with the Combined Consolidated Financial Statements of the Company, including the notes thereto, included elsewhere in this Offering Memorandum. The Unaudited Pro Forma Financial Data are not intended to be indicative of future results of operations or financial position, or the results of operations or financial position of the Company that might have been achieved had the Transactions actually occurred on the dates specified.

            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                                                                  AS OF SEPTEMBER 28, 1997
                                                          ----------------------------------------
                                                           ACTUAL      ADJUSTMENTS       PRO FORMA
                                                          --------     -----------       ---------
                                                                       (IN THOUSANDS)
ASSETS
Current Assets:
Cash and cash equivalents...............................  $  2,106      $ 104,507(a)     $   2,106
                                                                         (100,122)(b)
                                                                           (4,385)(c)
Accounts receivable, less reserves......................    88,253                          88,253
Other current assets....................................     2,436                           2,436
                                                          --------                        --------
          Total current assets..........................    92,795                          92,795
Property and Equipment:
Transportation equipment................................     1,382                           1,382
Machinery and equipment.................................     6,261                           6,261
Furniture and fixtures..................................     3,921                           3,921
Leasehold improvements..................................       329                             329
                                                          --------                        --------
                                                            11,893                          11,893
Less: accumulated depreciation and amortization.........    (7,596)                         (7,596)
                                                          --------                        --------
          Net property and equipment....................     4,297                           4,297
Other Assets:
Notes receivable from officers..........................       686                             686
Intangible assets, net of amortization..................    54,245                          54,245
Other assets, net.......................................     4,410          4,385(c)         6,711
                                                                           (2,084)(d)
                                                          --------                        --------
          Total assets..................................  $156,433                       $ 158,734
                                                          ========                        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities...............................  $ 47,504      $  (8,185)(b)    $  39,319
Long-term liabilities:
Line of credit..........................................    51,752        (48,337)(b)        3,415
Long-term debt, less current portion....................    47,611        104,507(a)       109,507
                                                                          (43,600)(b)
                                                                              989(e)
Other long-term liabilities.............................       349                             349
                                                          --------                        --------
          Total liabilities.............................   147,216                         152,590
Shareholders' Equity:
Common shares...........................................       378                             378
Retained earnings.......................................     9,581         (2,084)(d)        6,508
                                                                             (989)(e)
Less notes receivable from stock sales..................      (240)                           (240)
Less treasury shares at cost............................      (502)                           (502)
                                                          --------                        --------
          Total shareholders' equity....................     9,217                           6,144
                                                          --------                        --------
          Total liabilities and shareholders' equity....  $156,433                       $ 158,734
                                                          ========                        ========

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                                                                                          FOR THE
                                           FOR THE YEAR ENDED JUNE 29, 1997         THREE-MONTH PERIOD
                                         ------------------------------------              ENDED
                                          ACTUAL    ADJUSTMENTS     PRO FORMA       SEPTEMBER 28, 1997
                                         --------   -----------     ---------       -------------------
                                                    (IN THOUSANDS)
Revenues...............................  $533,882                   $ 533,882            $ 134,717
Cost of revenues.......................   482,526                     482,526              121,147
                                         --------                    --------             --------
          Gross profit.................    51,356                      51,356               13,570
Selling, general and administrative
  expenses.............................    31,660                      31,660                8,606
Amortization of intangible assets......     4,749                       4,749                1,191
                                         --------                    --------             --------
          Income from operations.......    14,947                      14,947                3,773
Interest income........................        67                          67                    1
Interest expense.......................   (11,492)   $    (159)(f)    (11,651)              (3,326)
                                         --------     --------       --------             --------
          Income before provision for
            income taxes...............     3,522                       3,363                  448
Provision for income taxes.............     2,339         (270)(g)      2,069                  153
                                         --------                    --------             --------
          Net income...................  $  1,183                   $   1,294            $     295
                                         ========                    ========             ========

    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

(a)  Reflects the issuance of the Notes, net of discount of $493,500.
(b)  Reflects the repayment of indebtedness with the net proceeds of the Notes, as follows
     (in thousands):
        Bank debt:
             Current portion of long-term debt............................  $  6,900
             Long-term debt, net of current portion.......................    29,600
             Line of credit...............................................    48,337
        Other debt:
             Notes payable -- Ogden Corporation...........................    11,000
             Notes payable -- Shareholders................................     3,000
             Accrued interest.............................................     1,285
                                                                            ----------
                  Total...................................................  $100,122
                                                                            ==========
(c)  Reflects debt issuance costs associated with the Offering of the Series A Notes, including discounts to the Initial Purchaser and estimated offering expenses.
(d)  Reflects the write-off of deferred debt issuance costs resulting from the repayment of indebtedness as part of the Transactions.
(e)  Reflects a charge associated with the difference between the prepayment price of the
     Ogden Note and its carrying value of $9,878,400 at June 29, 1997.
(f)  Pro forma interest expense reflects (i) $438,500 of amortization of deferred debt issuance costs related to the offering of the Series A Notes, (ii) $49,350 of amortization of original issue discount related to the Series A Notes, (iii) interest expense related to the Series A Notes and (iv) interest expense related to pro forma borrowings under the Credit Facility at an assumed interest rate of 7.63%, which is the interest rate that would have been applicable under the Credit Facility for the year ended June 29, 1997.
(g)  Reflects the tax effects of the pro forma adjustments, including the pro forma effect of subchapter S elections of certain entities of the Company, assuming such elections occurred on July 1, 1996.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The matters discussed below and elsewhere herein contain forward-looking statements regarding the future performance of the Company and other anticipated future events. These matters involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. In addition to the matters discussed below, see "Risk Factors" for information relating to such risks and uncertainties.

GENERAL

     The Company is a leading provider of integrated facilities services to a broad base of industrial, commercial and institutional clients throughout the United States and Canada. Services offered by the Company include industrial and mechanical engineering, plant operations, custodial and maintenance services, security services and administrative services.

     The Company recently organized its operations around four Strategic Business Units. The fiscal 1997 revenues for each SBU are as follows:
Commercial: $214 million; Industrial: $149 million;
Education/Healthcare/Government: $110 million; and Security: $61 million.

     The Company structures its service contracts under three principal methods: fixed price, cost plus fixed fee and hourly billing. These types of contracts currently account for approximately 25%, 63% and 12%, respectively, of the Company's revenues. Cost of service revenues primarily consists of direct labor costs and related benefits, insurance, supplies and equipment. In fiscal 1997, 81.7% of the cost of service revenues consisted of direct labor costs and related benefits. Selling, general and administrative expenses include employee compensation and benefits, travel, insurance, rent, recruiting and training, professional fees and bad debt expense. In fiscal 1997, 52.5% of selling, general and administrative expenses consisted of employee compensation and benefits.

     The Company's fiscal 1997 results of operations were significantly impacted by the Ogden Acquisition on June 28, 1996. See "Business -- History of the Company; the Ogden Acquisition." The Company accounted for this transaction under the purchase method of accounting. A significant portion of the purchase price of $62 million was allocated to intangible assets. Accordingly, the Company has incurred significant amortization expenses in fiscal 1997. Interest expense also increased significantly due to the indebtedness incurred to finance the acquisition. In addition, operating profit margins were negatively impacted by the Ogden Acquisition because Ogden's business consisted of more lower margin contracts than the Company's.

RESULTS OF OPERATIONS

     The following comparisons of the Company's results of operations for fiscal years 1995, 1996 and 1997, and the first quarter of fiscal 1998 should be read in conjunction with the Combined Consolidated Financial Statements of the Company, including the notes thereto, included elsewhere in this Prospectus.

     The following table sets forth, for the periods indicated, certain operating data expressed both in dollars and as a percentage of revenues for the period.

                                                                                             FOR THE THREE MONTH PERIOD ENDED
                                                FOR THE YEARS ENDED                       --------------------------------------
                             ---------------------------------------------------------
                                                                                            SEPTEMBER 29,        SEPTEMBER 28,
                              JUNE 25, 1995       JUNE 30, 1996        JUNE 29, 1997            1996                 1997
                             ----------------    ----------------    -----------------    -----------------    -----------------
                                              (DOLLARS IN THOUSANDS)                         (UNAUDITED)          (UNAUDITED)
Revenues...................  $88,095    100.0%   $98,315    100.0%   $533,882    100.0%   $128,310    100.0%   $134,717    100.0%
Cost of revenues...........   74,695     84.8     84,244     85.7     482,526     90.4     115,929     90.4     121,147     89.9
                             -------    -----    -------    -----    --------    -----    --------    -----    --------    -----
  Gross profit.............   13,400     15.2     14,071     14.3      51,356      9.6      12,381      9.6      13,570     10.1
Selling, general and
  administrative
  expenses.................   10,204     11.6     11,491     11.7      31,660      5.9       6,565      5.1       8,606      6.4
Amortization of intangible
  assets...................      535      0.6        551      0.6       4,749      0.9       1,191      0.9       1,191       .9
                             -------    -----    -------    -----    --------    -----    --------    -----    --------    -----
  Income from operations...    2,661      3.0      2,029      2.1      14,947      2.8       4,625      3.6       3,773      2.8
Interest income............      107      0.1         85      0.1          67       --           1       --           1       --
Interest expense...........      (80)    (0.1)      (178)    (0.2)    (11,492)    (2.2)     (2,459)    (1.9)     (3,007)    (2.2)
                             -------    -----    -------    -----    --------    -----    --------    -----    --------    -----
  Income before provision
    for income taxes.......    2,688      3.1      1,936      2.0       3,522      0.7       2,167      1.7         767       .6
Provision for income
  taxes....................      214      0.2        189      0.2       2,339      0.4         940      0.7         189       .2
                             -------    -----    -------    -----    --------    -----    --------    -----    --------    -----
  Net income...............  $ 2,474      2.8%   $ 1,747      1.8%   $  1,183      0.2%   $  1,227      1.0    $    578       .4%
                             =======    =====    =======    =====    ========    =====    ========    =====    ========    =====

COMPARISON OF THREE MONTH PERIODS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 29,
1996.

     Revenues. Revenues for the first quarter of fiscal 1998 were $134.7 million compared to $128.3 million for the first quarter of fiscal 1997, an increase of $6.4 million or 5.0%. This increase is primarily attributable to revenue increases in the Company's Commercial SBU of $5.9 million. This increase resulted from services performed under new contracts and the impact of a full year's revenue from contracts acquired in the prior year. Revenues in the Company's Canadian Division increased by $1.6 million between the comparable quarters, primarily as a result of a new contract which commenced in the last quarter of fiscal 1997. This increase was partially offset by a revenue decrease of $1.0 million in the Company's Security SBU, primarily resulting from revenues associated with non-recurring services performed for a customer in the first quarter of fiscal 1997. Revenues attributable to this customer decreased $524,000 between the comparable quarterly periods.

     Cost of Revenues. Cost of revenues for the first quarter of fiscal 1998 were $121.1 million, or 89.9% of revenues, compared to $115.9 million, or 90.4% of revenues, for the first quarter of fiscal 1997. The decrease as a percentage of revenues was primarily due to a decrease in direct labor as a percentage of revenues. Direct labor as a percentage of revenues was 57.5% in the 1998 period, compared to 58.8% in the comparable quarter in fiscal 1997.

     Gross Profit. As a result of the foregoing, gross profit for the first quarter of fiscal 1998 was $13.6 million, or 10.1% of revenues, compared to $12.4 million, or 9.6% of revenues, for the comparable period in fiscal 1997.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the first quarter of fiscal 1998 were $8.6 million, or 6.4% of revenues, compared to $6.6 million, or 5.1% of revenues, for the first quarter of fiscal 1997. The increase of $2.0 million was primarily attributable to incremental costs associated with the assimilation of the Ogden Acquisition. The majority of these incremental costs were incurred after the second quarter of fiscal 1997. Salaries and wages increased $1.0 million as a result of additional headcount required to support the acquired Ogden business as well as the impact of annual salary adjustments effective July 1, 1997. Additionally, office and occupancy costs increased $724,000 between the comparable periods, primarily as a result of increased computer lease costs, depreciation expense, temporary help, relocation expense and recruiting expenses. Professional fees increased $211,000 between the comparable periods primarily as a result of third party systems programming costs related to the integration of the Ogden business. Travel and entertainment expenses increased $222,000 between the comparable periods as a result of increased air travel and travel-related expenses primarily associated with the Company's reorganization into Strategic Business Units, effective July 1, 1997.

     Amortization of Intangible Assets. Amortization expense was $1.2 million in each of the first quarters of fiscal 1998 and fiscal 1997.

     Income from Operations. As a result of the foregoing, income from operations for the first quarter of fiscal 1998 was $3.8 million or 2.8% of revenues, compared to $4.6 million, or 3.6% of revenues for the first quarter of fiscal 1997.

     EBITDA. As a result of the foregoing, EBITDA for the first quarter of fiscal 1998 was $5.5 million, or 4.1% of revenues, compared to $6.4 million, or 5.0% of revenues, for the first quarter of fiscal 1997.

     Interest Expense. Interest expense for the first quarter of fiscal 1998 was $3.0 million, or 2.2% of revenues, compared to $2.5 million, or 1.9% of revenues, for the first quarter of fiscal 1997. The increase resulted from higher borrowings under the Company's revolving credit facilities during the first quarter of fiscal 1998. Average monthly borrowings under these facilities were $51.0 million for the first quarter of 1998, as compared to $20.5 million for the comparable 1997 period.

     Net Income. Net income for the first quarter of fiscal 1998 was $578,000, or 0.4% of revenue, compared to $1.2 million, or 1.0% of revenue, for the first quarter of fiscal 1997.

COMPARISON OF YEARS ENDED JUNE 29, 1997 AND JUNE 30, 1996

     Revenues. Revenues for fiscal 1997 were $533.9 million, an increase of $435.6 million, compared to revenues of $98.3 million for fiscal 1996. This increase was primarily attributable to the Ogden Acquisition. Revenues of the acquired business were approximately $389.0 million for the fiscal year preceding the acquisition. The balance of the revenue increase of approximately $46.6 million was attributable to new customer contracts, increases in services to existing customers and the impact of a full year's revenue from contracts acquired in the prior year.

     Cost of Revenues. Cost of revenues for fiscal 1997 was $482.5 million, or 90.4% of revenues, compared to $84.2 million, or 85.7% of revenues, for fiscal 1996. The increase as a percentage of revenues was primarily due to a higher labor component associated with the acquired Ogden business. The higher labor component is primarily associated with contracts related to certain commercial and security services and the regional infrastructure necessary to support the Company's national scope of operations following the Ogden Acquisition.

     Gross Profit. As a result of foregoing, gross profit for fiscal 1997 was $51.4 million, or 9.6% of revenues, compared to $14.1 million, or 14.3% of revenues, for fiscal 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for fiscal 1997 were $31.7 million, or 5.9% of revenues, compared to $11.5 million, or 11.7% of revenues, for fiscal 1996. The increase of $20.2 million was primarily attributable to the absorption of overhead costs associated with the acquired Ogden business. A total of $2.3 million of the increase in expense represented non-salary related incremental costs in the accounting, information systems, payroll and human resources departments attributable to the Ogden Acquisition, including information systems conversion costs, programming costs, computer lease costs, temporary help and systems training. The Company also increased headcount in its accounting, payroll and human resources and information systems departments in order to develop the infrastructure necessary to support the acquired Ogden business. Payroll costs and benefits associated with the increased headcount were approximately $450,000 during fiscal 1997. On an annualized basis, such costs are expected to be approximately $900,000. Selling, general and administrative expenses in 1997 also include $500,000 of non-recurring charges related to an accounting services agreement between Ogden and the Company which ended on June 29, 1997.

     Amortization of Intangible Assets. Amortization of intangible assets for fiscal 1997 was $4.7 million, compared to $551,000 for fiscal 1996. Approximately $59 million of the $62 million purchase price for the Ogden business was allocated to intangible assets, which are being amortized over various lives ranging from seven to 15 years.

     Income from Operations. As a result of the foregoing, income from operations for fiscal 1997 was $14.9 million, or 2.8% of revenue, compared to $2.0 million, or 2.1% of revenue, for fiscal 1996.

     EBITDA. As a result of the foregoing, EBITDA for fiscal 1997 was $22.2 million, or 4.2% of revenues, compared to $3.4 million, or 3.5% of revenues for fiscal 1996.

     Interest Expense. Interest expense for the year ended June 29, 1997 was $11.5 million, or 2.2% of revenue, compared to $178,000, or 0.2% of revenue for fiscal 1996. This substantial increase was attributable to indebtedness incurred in connection with the Ogden Acquisition and the increased working capital requirements associated therewith. This indebtedness included a $90 million bank credit facility and $20 million of other subordinated debt. The blended average interest rate on the bank credit facility was 8.96% as of June 29, 1997.

     Net Income. Net income for fiscal 1997 was $1.2 million, or 0.2% of revenue, compared to $1.7 million, or 1.8% of revenue, for fiscal 1996.

COMPARISON OF YEARS ENDED JUNE 30, 1996 AND JUNE 25, 1995

     Revenues. Revenues for fiscal 1996 were $98.3 million compared to $88.1 million for fiscal 1995, an increase of $10.2 million or 11.6%. The increase was primarily attributable to a $4.1 million increase in revenues in the Company's then-existing Schools and College Division (now part of the Company's Education/Healthcare/Government SBU) and $2.9 million and $2.2 million increases in revenues from the Company's then-existing Mid-Atlantic and New England Divisions, respectively.

     Cost of Revenues. Cost of revenues for fiscal 1996 was $84.2 million, or 85.7% of revenues, compared to $74.7 million, or 84.8% of revenues, for fiscal 1995. The increase in cost of revenues as a percentage of revenues was primarily due to (i) $1.0 million of payroll and payroll-related expenses attributable to an additional week of operations in fiscal 1996, a 53-week period, that were not billed in the period to customers who have fixed price contracts, (ii) a $1.4 million increase in workers' compensation and liability insurance premiums resulting from the transition to a reinsurance program from the Company's self-insurance arrangement (see "Certain Transactions") and (iii) a $1.0 million increase in expenses primarily resulting from the increased use of subcontractors to service several new large customers. These increased costs were offset in part by $2.1 million in refunds and reversals of reserves resulting from the Company's favorable insurance claims experience. See Note 5 of Notes to the Company's Combined Consolidated Financial Statements.

     Gross Profit. As a result of the foregoing, gross profit for fiscal 1996 was $14.1 million, or 14.3% of revenues, compared to $13.4 million, or 15.2% of revenues, for fiscal 1995. The increase in gross profit was attributable to the increased revenues, offset in part by the higher payroll expenses in fiscal 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for fiscal 1996 were $11.5 million, or 11.7% of revenues, compared to $10.2 million, or 11.6% of revenues, for fiscal 1995. Selling, general and administrative expenses in fiscal 1996 included a $403,000 charge related to the cost of settlement of litigation with a former officer of the Company, and approximately $124,000 of payroll and payroll-related expenses related to the extra week of operations described above.

     Amortization of Intangible Assets. Amortization of intangible assets for fiscal 1996 was $551,000, compared to $535,000 in fiscal 1995. Amortization of intangible assets in fiscal 1996 included $134,000 related to amortization of a non-compete agreement signed in January 1996 by a former officer and shareholder of the

Company. This increase was partially offset by the full amortization of a non-compete agreement associated with a 1992 acquisition.

     Income from Operations. As a result of the foregoing, income from operations for fiscal 1996 was $2.0 million, or 2.1% of revenues, compared to $2.7 million, or 3.0% of revenues, for fiscal 1995.

     EBITDA. As a result of the foregoing, EBITDA for fiscal 1996 was $3.4 million, or 3.5% of revenues,compared to $3.9 million, or 4.4% of revenues, for fiscal 1995.

     Interest Expense. Interest expense for fiscal 1996 was $178,000, or 0.2% of revenue, compared to $80,000 or 0.1% of revenue for fiscal 1995. The increase was attributable to a higher level of borrowings under the Company's revolving credit facility during fiscal 1996.

     Net Income. Net income for fiscal 1996 was $1.7 million, or 1.8% of revenues, compared to $2.5 million, or 2.8% of revenues, for fiscal 1995. The decrease was primarily attributable to the impact of incremental direct labor expense associated with the 53rd week of operations as described above.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal capital requirements are to service the Company's indebtedness, for working capital and, to a lesser extent, to fund capital expenditures. The Company believes that its cash flow from operations, together with its borrowing capacity under the Credit Facility, will be sufficient to meet such requirements.

     For the first quarter of fiscal 1998, cash decreased $1.8 million. The decrease is primarily attributable to $1.9 million of repayments of term debt during the period. Net cash used for operating and investing activities was $56,000.

     For the first quarter of fiscal 1997, $41.9 million was used for operating activities and investing activities which consisted of $41.5 million of net cash used for operating activities and $0.4 million used for investing activities. Net cash provided by financing activities during the period was $41.9 million, which primarily represented borrowings under the Company's $48 million line of credit to fund the working capital requirements related to the Ogden Acquisition, which occurred on June 28, 1996.

     For fiscal 1997, $38.4 million was used for operating and investing activities which consisted of $36.4 million of net cash used for operating activities and $2.0 million used for investing activities. For fiscal 1996, the Company used $46.8 million for operating and investing activities which consisted of $5.5 million of net cash provided by operating activities and $52.3 million used in investing activities ($51.0 million of which was used for the Ogden Acquisition). Net cash provided by financing activities in fiscal 1996 was $46.8 million, primarily resulting from bank indebtedness related to the Ogden Acquisition.

     Capital expenditures were $2.6 million in fiscal 1997. The Company's operations do not generally require material investment in capital assets. The Company expects that its capital expenditure requirements will not increase materially in 1998. The Company's business generally is not seasonal.

     The Company's long-term indebtedness consists of borrowings under the Credit Facility, the Notes and $5.0 million of subordinated indebtedness (which will rank pari passu in right of payment with the Notes). Under the Credit Facility, the Company has the ability to borrow up to $45.0 million for working capital and general corporate purposes, subject to certain conditions. The Credit Facility, the Indenture and the terms of the Company's other subordinated indebtedness include certain financial and operating covenants which, among other things, restrict the ability of the Company to incur additional indebtedness, make investments and take other actions. See "Description of Other Indebtedness" and "Description of the Exchange Notes." The ability of the Company to meet its debt service obligations will be dependent upon the future performance of the Company, which will be impacted by general economic conditions and other factors. See "Risk Factors."

YEAR 2000 COMPLIANCE

     The Company's computer software systems are licensed from outside vendors. The Company is in the process of working with its software vendors to determine the necessary upgrades such that the Company's computer systems will function properly on and after January 1, 2000. Although such matters will not be within the Company's direct control, the Company believes that its computer systems will be "Year 2000 compliant" and that such compliance will not have a material adverse effect on the Company's results of operations or financial condition.

                                    BUSINESS

     Founded in 1949, UNICCO is a leading provider of integrated facilities services to a broad base of industrial, commercial and institutional clients throughout the United States and Canada. The Company offers an extensive array of commercial, operational and administrative services to its customers, providing a single source solution for those services that can be more cost-effectively and efficiently outsourced. Services offered by the Company include industrial and mechanical engineering, plant operations, custodial and maintenance services, security services and administrative services. UNICCO has developed a reputation for quality through nearly 50 years of service to its customers. The Company has achieved a significant market presence and a leading market share in many of its operating regions through a combination of internal growth and strategic acquisitions. The Company believes that the breadth of its services, its reputation for quality and its significant market presence position it to provide a single source facilities management solution to local, multi-location and national customers. The Company has over 19,000 employees servicing approximately 900 customers, including 29 of the Fortune 100 companies, at approximately 3,000 customer locations. Throughout its history, the Company has generated a record of growth and consistent profitability. For the fiscal year ended June 29, 1997, the Company's net income, revenues and EBITDA were $1.2 million, $533.9 million and $22.2 million, respectively. For the three month period ended September 28, 1997, such amounts were $578,000, $134.7 million and $5.5 million, respectively.

     UNICCO analyzes the unique needs of each customer to develop a flexible, integrated facilities services solution, comprised of a combination of the following services:

          ENGINEERING             OPERATIONS & MAINTENANCE               COMMERCIAL SERVICES
- Mechanical Engineering          - Facility Management/Repair           - Janitorial/Housekeeping
- Planning/Scheduling             - Production Equipment                 - Recycling
- Power Generation                Maintenance/Repair                     - Snow Removal
  Management                      - Warehouse Services and               - Window Washing
- Plant Engineering               Inventory Control                      - Pest Control
- Energy Management               - Utility Program Management           - Specialty Cleaning
- Space Planning                  - Shipping/Receiving Services          - Clean Rooms/
- CAD Services                    - Construction Project Management        High Tech
- CMMS Programs                   - Waste Treatment                      - Sterile Environment
- Environmental                   - Elevator/Escalator Maintenance       - Landscaping/Grounds
                                  - Fleet Maintenance                    Maintenance
                                  - Roof Repair
                                  - Telecommunications

            SECURITY               ADMINISTRATION
- Uniformed Guard Services         - Subcontract Administration
- Security/Protection Services     - Materials Procurement
- Access Control                   - Reprographics/Copy Center
- Security Audits                  - Mail Distribution
- Fire/Safety Administration       - Audio/Visual Services
- Document Control                 - Secretarial/Clerical Services
- Telecommunications               - Service Call Desk
- Safety Training Programs         - Switchboard/Reception

     UNICCO has recently organized its operations around four Strategic Business Units ("SBUs") to more effectively focus the Company's technical, sales and marketing resources on the differing needs of its customers. The following table provides an overview of the Company's four SBUs:

                                                 EDUCATION/
                                                 HEALTHCARE/
    COMMERCIAL          INDUSTRIAL               GOVERNMENT                SECURITY
Fiscal 1997 Revenues:

  $214 Million          $149 Million             $110 Million              $61 Million

Fiscal 1998 First Quarter Revenues:

  $56 Million           $35 Million              $29 Million               $15 Million

Types of Customer:

- Commercial            - Automotive             - Schools                 - Industrial
  Real Estate           - Tire and Rubber        - Universities            - Commercial
- Banking               - Chemical               - Hospitals               - Education
- Insurance             - Pharmaceuticals        - Healthcare              - Healthcare
                                                   Facilities
- Retail                - Aerospace/Defense      - Government Agencies     - Government
                        - High Technology
                        - Consumer Products

Representative Customers:

- Beacon Properties     - Chrysler               - Harvard University      - BASF Corp.
                        Corporation
- Hines Interests       - Ford Motor Company     - University of Miami     - Bell Atlantic
- Trammell Crow         - Caterpillar            - Henry Ford Health       - Computer
- BankBoston            - Bridgestone/Firestone  System                    Associates
- CIGNA                 - American Home          - U.S. Department of      - Hartford Insurance
- The Travelers         Products                 Housing and Urban         - Northeastern
- MITRE                 - Bristol-Myers          Development               University
                        Squibb
                        - Lockheed Martin        - U.S. General            - Philadelphia
                        - Gillette               Services                  Museum of Art
                                                 Administration            - United Nations
                                                                           Plaza

     The Company believes that opportunities for growth exist in each SBU, particularly in the Industrial and Education/Healthcare/Government sectors, as a result of the trend toward outsourcing non-core business functions to a single source provider. Outsourcing frees the customer from the considerable administrative and overhead burdens of hiring, training, compensating and supervising a large, often unionized, labor force that is performing non-core functions. UNICCO has responded to its customers' outsourcing strategies by providing an expanded array of services that has evolved from traditional custodial and building maintenance to higher value added services.

     The Company has a customer base of approximately 900 accounts, with no single customer accounting for more than 3% of revenues during fiscal 1997. The Company's customer retention rate historically has been high. Customers representing approximately 75% of fiscal 1997 revenues have been UNICCO customers for an average of more than six years (excluding revenues and customers resulting from the Ogden Acquisition in June 1996). On a combined basis, the Company and Ogden have serviced their 20 largest customers, including the former Ogden customers, for an average of 10 years. In addition, the Company has successfully retained over 90% of the customers acquired in the Ogden Acquisition. UNICCO believes that its strong reputation and long-term relationships with these customers is a result of a high level of customer satisfaction. The Company also believes that these established relationships enhance the Company's knowledge of its customers' needs and place UNICCO in a strong competitive position to bid on and win new business opportunities with these customers.

BUSINESS STRENGTHS

     UNICCO's revenues have increased through a combination of internal growth and strategic acquisitions. The Company's growth, and its emergence as a leader in the facilities services market in the United States and Canada, are attributable to a number of factors, including the following:

     High Customer Retention. The Company benefits from a large, stable base of customers, including 29 of the Fortune 100 companies, 60 of the Fortune 500 companies and some of the country's most prestigious educational institutions. The Company's customer base, together with its high customer retention rate, have provided stable, recurring revenues and have contributed to the Company's record of consistent profitability.

     Established Reputation. The Company has established a reputation for quality through almost 50 years of experience in providing dependable, extensive complex facilities services solutions in a changing business environment. The Company believes that its established reputation and the breadth of its services have allowed it to further penetrate its existing customer base as well as attract new business. The Company plans to enhance its reputation for dependability and technical expertise by pursuing the highest levels of industry accreditation.

     Singular Focus on Facilities Services. The Company is focused exclusively on providing facilities services solutions to its customers, unlike many of its larger competitors for whom facilities services is an adjunct to their primary business or one of many other unrelated lines of business. The Company believes that this exclusive focus gives it a competitive advantage in delivering dependable, high quality services.

     Established North American Presence. The Company provides services throughout the United States and Canada from 16 regional offices to customers in over 40 states and each of the Canadian provinces. The Company believes that it can leverage this infrastructure to support the marketing and delivery of services to new customers in strategic geographic areas and to obtain additional business from major companies that seek to utilize a single source provider nationwide.

     Effective Human Resources and Labor Relations Management. UNICCO successfully manages a large and diverse work force of over 19,000 full and part-time employees. The Company places a major emphasis on attracting, training, managing, motivating and retaining the human resources necessary to meet its existing and future business needs. The Company's extensive industry experience and sophisticated computer-based costing models allow it to accurately assess the labor requirements of new contracts. UNICCO seeks to efficiently integrate its customers' existing workforce, thereby minimizing the traditional issues typically associated with contract inception. In addition, the Company believes that its experience in managing both union and non-union work forces has enhanced its ability to grow its business.

     Experienced Management Team. The Company's senior management team has an average of 20 years of experience in the facilities services industry. The Company benefits from the quality and depth of its management personnel, who are dedicated to building customer relationships and delivering quality services to meet and exceed its customers' needs. Additionally, management has developed sophisticated databases and costing systems to forecast expenses for individual customers' service requirements across a variety of service lines. These proprietary databases enhance UNICCO's ability to effectively price and compete for customers and contracts.

     Successful Acquisition History. Throughout its 50-year history, UNICCO has benefited from several successful strategic acquisitions. The Company has completed three acquisitions since 1990, incorporating operations with revenues of approximately $20 million, $5 million and $389 million in 1990, 1992 and 1996, respectively. The Company believes that its successful integration of these acquisitions has positioned it to take advantage of opportunities for further consolidation within the facilities services industry.

THE COMPANY'S STRATEGY

     The Company's objective is to enhance its position as a leading provider of facility management solutions. The Company's strategy to meet this objective includes the following initiatives:

     Providing Integrated Facilities Solutions. UNICCO believes that an attractive opportunity exists to expand the scope of work performed for existing customers. Cross-selling new services to existing customers represents a cost-effective method for the Company to achieve revenue growth. The Company seeks to create partnerships with its customers that enable it to capitalize on the trend toward outsourcing to single source providers. As part of this strategy, the Company intends to focus its efforts on increasing the proportion of its business devoted to delivering higher value added services to its customers.

     Leveraging its National Presence. UNICCO has established a significant presence throughout the United States and Canada. The Company believes that it can substantially increase the number of multi-location and national accounts it serves by leveraging its existing infrastructure to support the marketing and delivery of bundled services to new customers that operate multiple locations.

     Capitalizing on Outsourcing Initiatives. The Company believes that it is well positioned to capitalize on favorable trends in a growing number of industries toward outsourcing of non-core business functions. Many companies have increased the volume and types of services they outsource in order to free their human and capital resources to better focus on their strategic business initiatives. The Company believes that its established reputation and the breadth of its services enhance its ability to attract this potential business.

     Strategic Business Development. Through its recent organization into the four SBUs, the Company is focused on developing specific operating and marketing strategies targeted to the unique needs of its customers in diverse market segments. Because of the diversity of UNICCO's existing and potential customer base, the Company believes that it can position itself to attract higher value added business by continuing to anticipate its customers' differing needs. The Company believes that the SBU initiatives it has implemented will enable it to more effectively leverage its resources to generate new clients and additional contracts with existing clients.

     Growing through Selective Acquisitions. UNICCO has successfully expanded its business through internal growth and strategic acquisitions, including the successful integration of the Ogden Acquisition, and intends to seek additional opportunities to grow through selective acquisitions. The Company may pursue acquisitions that add additional services and technical capabilities to market to its existing customer base, or that facilitate strategic expansion of the Company's customer base or complement its existing geographic coverage.

HISTORY OF THE COMPANY; THE OGDEN ACQUISITION

     The Company was founded by the Kletjian family in 1949 and, through early 1996, had grown to become a leading provider of facilities services in the New England and Mid-Atlantic regions. The Company's expansion resulted from a combination of internal growth and two strategic acquisitions from Ogden Corporation. In 1990, the Company acquired a portion of Ogden's New England facilities services operations representing revenues of approximately $20 million. In 1992, the Company acquired Ogden's Pittsburgh-area facilities services operations, with revenues of approximately $5 million.

     In June 1996, the Company consummated the acquisition of substantially all of the remaining portion of Ogden's facilities services business, excluding most New York City operations. The Company acquired the majority of Ogden's North American facilities management, custodial, plant operation and mechanical maintenance business, along with the majority of Ogden's North American security business, as a going concern. As part of the Ogden Acquisition, all of the senior operating managers of Ogden associated with the acquired operations became employees of the Company. The Ogden Acquisition more than quadrupled the amount of the Company's revenues and number of employees and increased the Company's geographic range to cover most of the United States and Canada.

     The purchase price for the Ogden Acquisition was $62 million, of which $50 million was paid in cash and $12 million was paid in the form of the Ogden Note. In addition, Ogden agreed not to compete with the Company in the facilities services business for a period of ten years. The Ogden Acquisition was accounted for as a purchase.

     The Company believes that the Ogden Acquisition has positioned the Company among the leading United States-based facilities services firms and established the Company as a full-service provider capable of delivering services to a wide customer base throughout the United States and Canada. Notable Ogden customers obtained from the acquisition include Bridgestone/Firestone, Chrysler Corporation, AT&T, American Home Products, CIGNA, Bell Canada and Lockheed Martin. The Company has retained over 90% of the customers acquired in the Ogden Acquisition.

INDUSTRY

     Over the last several years, trends toward outsourcing have transformed the traditional facilities services industry. As companies began to realize the benefits of outsourcing non-core business functions to single source vendors, the opportunities for companies such as UNICCO to expand into new industries and obtain new customers have increased. Facilities services companies have expanded their businesses from providing traditional cleaning services for commercial property managers and large corporations to performing higher value added services for companies in the industrial, manufacturing, education and healthcare sectors. Outsourcing allows companies to:

     -       focus on their core competencies to create competitive advantages;

     - re-focus both human and capital resources toward their core business;

     -       reduce operating expenses;

     -       share risk and management responsibility;

     -       improve quality; and

     -       access technical expertise not available internally.

     According to The Outsourcing Institute, approximately 80% of U.S. companies outsource some aspect of their business support services. According to The Outsourcing Institute, in 1996, U.S. companies spent approximately $100 billion on outsourcing, reflecting a 100% increase from 1992. Of the $100 billion spent on outsourcing, an estimated 40% was spent for information technology services, 15% was spent for logistics services, 30% was spent for administrative, human resources, customer service, transportation, sales and marketing services, and 15% was spent for real estate and physical plant services. These favorable trends are expected to continue. The Outsourcing Institute estimates that the U.S. market for outsourcing services will grow to approximately $320 billion by the year 2001, and that the facilities management segment will grow from approximately $9.3 billion to approximately $23.0 billion, a compound annual growth rate of approximately 20%. With UNICCO's geographic coverage and extensive array of product offerings, the Company believes it is well positioned to capitalize on these trends.

SERVICES

     The Company offers a range of integrated facilities management and support services relating to the operation and maintenance of buildings and plants. These services are designed to optimize the facility's operating efficiency while relieving the Company's customers from the management and personnel burdens associated with non-core functions.

     The Company's building operation and maintenance services include traditional custodial functions such as janitorial and housekeeping services, and mechanical and plant maintenance, which are provided to customers across the Company's various market sectors. In connection with the Company's total facility management concept, the Company provides additional contract building services in the areas of grounds maintenance, life safety systems, utility operations, energy management, security, recycling, snow removal and building systems controls.

     In addition to providing services which are directly related to the operation, safety and maintenance of the facility, the Company also supplies certain facility support services and a combination of manufacturing and administrative support functions to its customers. In response to both outsourcing initiatives instituted by certain of its customers and the Company's efforts to provide customers with cost effective solutions for non-core functions, the Company has partnered with many organizations in supplying process management and staffing in the areas of production support, warehousing, distribution, shipping and receiving, preventive and predictive maintenance of manufacturing equipment, vehicle maintenance, waste water treatment and chemical distribution systems maintenance, and reprographic and mailroom operations support.

     In order to supply seamless integrated services to a broad base of customers and facilities, the Company also selects, manages and integrates services provided by third parties into the Company's overall portfolio of services. For example, the Company is able to provide sub-contracted services in areas such as facility renovation, facility planning, space design and office relocation to relieve its customers of individually searching for and contracting with suppliers of these services.

     The Company's principal service offerings are listed below.

Engineering:

-  Mechanical Engineering
-  Planning/Scheduling
-  Power Generation Management
-  Plant Engineering
-  Energy Management
-  Space Planning
-  CAD Services
-  CMMS Programs
-  Environmental

Commercial Services:

-  Janitorial/Housekeeping
-  Recycling
-  Relamping Services
-  Porter/Matron Services
-  Snow Removal
-  Window Washing
-  Pest Control
-  Specialty Cleaning
-  Clean Rooms/High Tech
-  Sterile Environment
-  Landscaping/Grounds
   Maintenance

Operations & Maintenance:

-  Facility Management/Repair
-  Production Equipment Maintenance/Repair
-  Warehouse Services and Inventory Control
-  Utility Program Operation
-  Shipping/Receiving Services
-  Construction Project Management
-  Distribution Management
-  Waste Management
-  Elevator/Escalator Maintenance
-  Fleet Maintenance
-  Roof Repair
-  Telecommunications

Security:

-  Uniformed Guard Services
-  Security/Protection Services
-  Access Control
-  Security Audits
-  Fire/Safety Administration
-  Document Control
-  Telecommunications
-  Safety Training Programs

Administration:

-  Subcontract Administration
-  Materials Procurement
-  Reprographics/Copy Center
-  Mail Distribution
-  Audio/Visual Services
-  Secretarial/Clerical Services
-  Service Call Desk
-  Switchboard/Reception

CUSTOMERS

     The Company's customer base is diverse in its geographic coverage, industry sector representation, category of facility and type of service provided. The Company has approximately 900 active customer accounts, including 29 of the Fortune 100 and 60 of the Fortune 500 companies, operating in a wide variety of business sectors including commercial real estate, banking, insurance, consumer products, automotive and heavy equipment manufacturing, pharmaceuticals, telecommunications, high technology, aerospace, defense contracting and chemical manufacturing. In addition, the Company provides services to government agencies, colleges and universities and other organizations and institutions such as museums and sports facilities.

     The Company's revenue stream is diverse, with no single customer accounting for more than 3% of the Company's revenues in fiscal 1997. Management does not believe that the loss of any single customer would have a material adverse effect on the Company. The Company services customers in over 40 states, including Hawaii, and each of the Canadian provinces. A representative listing of some of the Company's major customers is as follows:

Manufacturing:

-  Bridgestone/Firestone
-  Bristol-Myers Squibb
-  Caterpillar
-  Chrysler Corporation
-  Consolidated Diesel
-  Ford Motor Company
-  The Gillette Company
-  Goodyear Tire & Rubber
-  Ingersoll-Rand Company
-  Lockheed Martin
-  Polaroid Corporation
-  Raytheon Electronics Systems

Commercial Real Estate:

-  Beacon Properties
-  CB Commercial Real Estate
-  Hines Interests
-  Koll Management Services
-  Charles E. Smith
-  Trammell Crow

Financial Services:

-  BankBoston
-  Bank of Hawaii
-  Fidelity Investments
-  Fleet National Bank
-  Putnam
-  Royal Bank of Canada

Technology:

-  Computer Associates
-  Computervision
-  The MITRE Corporation

Telecommunications:

-  AmeriTech
-  AT&T
-  Lucent Technologies
-  Bell Atlantic

Insurance:

-  CIGNA
-  Hartford Insurance
-  Liberty Mutual
-  The Travelers

Education:

-  American University
-  Chicago Public School System
-  Drexel University
-  Harvard University
-  Northeastern University
-  University of Miami

Government:

-  United States Government Accounting Office
-  United States General Services Administration
-  United States Department of Housing and Urban Development
-  United States Marshall Service

Other Customers:

-  New Jersey Meadowlands
   Entertainment Complex
-  World Bank
-  United Nations Plaza
-  Philadelphia Museum of Art

CONTRACTS

     The Company's business is generally conducted under written contracts with its customers. Contracts vary in type and duration, with a majority having a term of one to three years, often with automatic renewal clauses unless either party elects to terminate. Most of the Company's contracts are subject to termination without penalty at the option of the customer, or by either the Company or the customer, upon 30 to 90 days' notice. The Company's experience, as evidenced by its history of long-standing customer relationships, is that while contractual elements may be re-negotiated, termination clauses are rarely exercised. On those occasions when the Company has lost a customer, it is most commonly as a result of the contract being re-bid upon expiration rather than the exercise of a termination clause. The Company does not view its business prospects as being particularly dependent on its written contracts, but rather on the strength of its customer relationships and the consistency and quality of service delivered.

     The Company structures its service contracts under three principal methods: fixed price, cost plus fixed fee and hourly billing. All contracts are based upon a defined scope and frequency of services to be provided. Under fixed price contracts, which currently account for approximately 25% of the Company's revenues, the customer agrees to a fixed dollar amount for all labor and non-labor costs. Cost plus fixed fee contracts, which currently account for approximately 63% of the Company's revenues, provide for the customer to be billed for labor and non-labor costs, allocated overhead and a negotiated fee based upon these costs. Hourly billing rate contracts, which currently account for approximately 12% of the Company's revenues, are used primarily in providing security services and provide for actual hours worked to be billed at pre-determined hourly rates. In certain instances, modifications to the cost plus fixed fee contracts are structured to include an incentive fee or shared cost savings based upon operating efficiencies obtained.

     Certain of the Company's contracts, particularly government contracts, require the Company to post a performance bond and/or payment bond as a condition of contract award. Total performance and/or payment bonds outstanding at August 30, 1997 were $6.3 million. The Company has never had a claim made under any performance or payment bond.

SALES AND MARKETING

     The Company's marketing efforts are designed to create a cohesive, company-wide image and strategy as well as to provide individual focus to each of the Company's SBUs. Company-wide marketing efforts are coordinated by a marketing department under the direction of the Company's recently established position of Vice President -- Marketing who is also responsible for sales process management, tactical marketing and strategic planning and development.

     As a result of the Company's emergence as a leader in the industry and its reputation for delivering quality services, the Company is frequently invited to bid on new major facility service contracts in the United States and Canada. The Company is able to respond to these requests as a result of its ability to coordinate sales, technical and financial resources to develop comprehensive proposals addressing and delivering all aspects of customers' service requirements at a competitive price. The Company's marketing and planning group has implemented initiatives to sell additional higher margin services to UNICCO's existing customers, targeting industries and geographic areas which the Company believes have the highest propensity to outsource services and which involve large, complex, multi-site operations.

COMPETITION

     The facility services industry is characterized by a combination of a small number of large national organizations, none of which has a dominant market share, as well as numerous smaller companies providing a narrow range of services in a limited geographic area. While the Company operates throughout the United States and Canada, its services are delivered at the local level and as a result it competes with both national organizations as well as the smaller contractors. There are many firms that provide core janitorial, custodial or housekeeping services, principally in the Company's commercial market sector, on either a regional basis or limited to a small number of geographically proximate cities or contiguous states. In addition, the Company faces competition from large national firms that have branch offices or operating locations in major cities established to service the local business community.

     In the broader market for providing bundled facility management services to customers or for multi-site/multi-function contracts, as well as outsourced manufacturing and administrative support services, the Company competes primarily against large national firms. The Company believes there are a limited number of companies that offer the range of services to both local and national accounts as are being provided by the Company. ABM Industries, Aramark, Fluor Corp., ISS-International Service Systems, Johnson Controls, Marriott Corporation, Pinkerton and Service Master, among others, all supply similar services to customers in the Company's principal market sectors. These organizations generally have substantially greater financial and marketing resources than the Company.

     The Company believes that the principal competitive factors in the market segments in which it operates are quality of service, cost, capability to provide a broad range of fully integrated services, geographic scale of operations and the ability to establish and maintain long-term customer relationships. The Company believes that it competes favorably with respect to each of these factors.

EMPLOYEES

     The Company employs over 19,000 employees of which approximately 58% are full time and approximately 42% are part-time. Approximately 44% of the Company's work force is unionized under more than 170 different union contracts. The Company has not experienced any strikes or work stoppages, and management generally considers its relationships with its employees and its unions to be satisfactory.

FACILITIES

     The following table sets forth the Company's principal office facilities throughout North America. The Company also has a number of smaller offices in other cities, all of which are leased. The majority of the Company's employees are engaged in providing services directly to customers at the customers' facilities. Accordingly, the Company does not consider any of these locations to be material to its operations as a whole.

                                                                  NO. OF          LEASE
        LOCATION                                                SQUARE FEET     EXPIRATION
        ------------------------------------------------------  -----------     ----------
        Arlington, Virginia...................................      4,555        1999
        Boston, Massachusetts(1)..............................     23,555        2001
        Boston, Massachusetts.................................     12,800        2002
        Chicago, Illinois.....................................      7,801        2003
        Fairfax, Virginia.....................................      4,880        1999
        Farmingdale, New York.................................      7,800         (2)
        Farmington Hills, Michigan............................      6,165        1997
        Honolulu, Hawaii......................................      3,500        2005
        Oklahoma City, Oklahoma...............................     11,034        1998
        Pine Brook, New Jersey................................      6,642        1997
        Somerville, Massachusetts.............................      3,521        2001
        Toronto, Ontario......................................      7,121        1999

---------------

(1) This location serves as the Company's corporate headquarters.

(2) This location is occupied under a month-to-month tenancy.

     The following locations are leased by the Company on behalf of a customer. The Company is fully reimbursed by the customer for all rental expenses under the lease. The lease is assignable to the customer if the Company's services are terminated.

                                                                  NO. OF          LEASE
        LOCATION                                                SQUARE FEET     EXPIRATION
        ------------------------------------------------------  -----------     ----------
        Niagara Falls, Ontario................................     80,000          2001
        Terre Haute, Indiana..................................    129,600          2002

LEGAL PROCEEDINGS

     The Company is not involved in any pending legal proceedings other than those arising in the ordinary course of the Company's business. Management believes that the resolution of these matters will not materially affect the Company's financial position or results of operations.

                                   MANAGEMENT

     UNICCO is a Massachusetts business trust and, as such, has a Board of Trustees that serves a function similar to that of the board of directors of a corporation. The names and positions of the Company's Trustees, executive officers and operating managers are as follows:

TRUSTEES AND EXECUTIVE OFFICERS

         NAME                                      POSITION
-----------------------  ------------------------------------------------------------
Steven C. Kletjian       Chief Executive Officer and Chairman of the Board of
                         Trustees
Richard J. Kletjian      Vice Chairman of the Board of Trustees
Robert P. Kletjian       Vice President and Vice Chairman of the Board of Trustees
Sharkay Kletjian         Trustee
John P. McGillicuddy     Chief Operating Officer
George A. Keches         Vice President -- Finance and Administration, Chief
                         Financial Officer and Treasurer
James Biere Marceau      Vice President -- Marketing
Scott T. Moy             Vice President -- Corporate Controller

OPERATING MANAGERS

         NAME                                      POSITION
-----------------------  ------------------------------------------------------------
John C. Feitor           Senior Vice President -- Operations
Bruce L. Charboneau      President -- Commercial Division
Robert J. Scoble         President -- Industrial Division
John H. Barrett          President -- Education and Government Division
Bruce H. Simon           President -- Security Division
Jim E. Walters           President -- Hawaiian Division
Brian Struthers          President -- Canadian Division

ADVISORY BOARD

     The Company recently established an Advisory Board made up of independent advisors with whom senior management will consult on a periodic basis. The members of the Advisory Board are as follows:

                NAME                                     POSITION
------------------------------------  -----------------------------------------------
Dr. Gregory Adamian                   Former President, Bentley College
Anton Bernard (Ton) Funke Kupper      Former President, HODON-GROUP
Leonard Lynch                         Retired Partner, Arthur Andersen LLP
Mitchell Reese                        Managing Director, Venture at The Carlyle Group
Harvey Wagner                         Chief Financial Officer, Scientific Atlanta
                                      Corporation

BIOGRAPHICAL INFORMATION

     Set forth below is additional biographical information regarding each of the persons listed in the tables above.

     TRUSTEES AND EXECUTIVE OFFICERS

     STEVEN C. KLETJIAN, CHAIRMAN AND CHIEF EXECUTIVE OFFICER Steven Kletjian, 53, has been Chairman and Chief Executive Officer of the Company since 1969. He has over 30 years of service with the Company. He has served as a Trustee since the Company's reorganization as a business trust in 1988, and had served as a director of the Company's corporate predecessor.

     RICHARD J. KLETJIAN, VICE CHAIRMAN Richard Kletjian, 50, has been Vice Chairman of the Company since 1993 and served as President for six years prior to 1993. From 1992 to 1993, he was also general manager of the Mid-Atlantic Division, and was general manager of the Commercial Division from 1990 to 1992. He has over 27 years of service with the Company. He has served as a Trustee since 1988, and had served as a director of the Company's corporate predecessor.

     ROBERT P. KLETJIAN, VICE PRESIDENT AND VICE CHAIRMAN Robert Kletjian, 47, has been Vice Chairman of the Company since 1993 and was Vice President and general manager of the Corporate and Education Division from 1990 to 1993. Prior to 1990, Mr. Kletjian managed the Company's Hartford operations. He has over 24 years of service with the Company. He has served as a Trustee since 1988, and had served as a director of the Company's corporate predecessor.

     SHARKAY KLETJIAN, TRUSTEE Ms. Kletjian, 78, co-founded the Company in 1949. She served as a director of the Company's corporate predecessor, and has served as a Trustee since 1988. Until 1997, she also served as Treasurer of the Company.

     JOHN P. MCGILLICUDDY, CHIEF OPERATING OFFICER Mr. McGillicuddy, 56, became the Company's Chief Operating Officer in 1996 as part of the Ogden Acquisition. From 1988 until 1996, he was responsible for all of Ogden's national facilities services sales and operations. From 1986 until 1988, he was responsible for Ogden's facilities services operations in the eastern United States, having served as director of operations for the New York region from 1982 until 1986. Mr. McGillicuddy joined Ogden in 1964 and has over 33 years of experience in the industry.

     GEORGE A. KECHES, VICE PRESIDENT -- FINANCE AND ADMINISTRATION, CHIEF FINANCIAL OFFICER AND TREASURER Mr. Keches, 40, joined the Company in 1991 having previously held management positions at The Westwood Group, Inc. and Arthur Andersen & Co. Mr. Keches is a Certified Public Accountant, and serves as the Company's principal financial officer.

     JAMES BIERE MARCEAU, VICE PRESIDENT -- MARKETING Mr. Marceau, 34, joined the Company in May, 1997. He is responsible for the Company's overall marketing efforts. From 1993 to 1997, Mr. Marceau served as Director of International Sales and Marketing of Ryder System, Inc., an international transportation and logistics company. Prior to that, he was Assistant Vice President of Atlantic Gulf Corporation.

     SCOTT T. MOY, VICE PRESIDENT -- CORPORATE CONTROLLER Mr. Moy, 36, joined the Company in 1991 having previously held a management position at Digital Equipment Corporation. Prior to that, Mr. Moy was an accountant at Arthur Andersen & Co. Mr. Moy is a Certified Public Accountant.

     OPERATING MANAGERS

     JOHN C. FEITOR, SENIOR VICE PRESIDENT -- OPERATIONS Mr. Feitor, 52, joined the Company in 1970. He has held various positions within the Company including Area Manager and Vice President of Operations. In 1996, he was promoted to Senior Vice President -- Operations.

     BRUCE L. CHARBONEAU, PRESIDENT -- COMMERCIAL DIVISION Mr. Charboneau, 55, joined the Company in 1994. Prior to joining the Company, Mr. Charboneau served as President of the Eastern Region of National Cleaning, Inc., another facilities services firm. He has over 25 years of experience in the facilities services industry.

     ROBERT J. SCOBLE, PRESIDENT -- INDUSTRIAL DIVISION Mr. Scoble, 46, joined the Company in June 1996 as a result of the Ogden Acquisition. He served in Ogden's facilities services and food service operations businesses since 1981 and as a Vice President at Ogden since 1989.

     JOHN H. BARRETT, PRESIDENT -- EDUCATION AND GOVERNMENT DIVISION Mr. Barrett, 38, joined the Company in June 1996 as a result of the Ogden Acquisition. He joined Ogden in 1989, having previously served in various marketing positions with Xerox Corporation.

     BRUCE H. SIMON, PRESIDENT -- SECURITY DIVISION Mr. Simon, 38, joined the Company in June 1996 as a result of the Ogden Acquisition. He had served in various positions of increasing responsibility in Ogden's sales and operations areas, having joined Ogden in 1983 as a supervisor in the facility services group.

     JIM E. WALTERS, PRESIDENT -- HAWAIIAN DIVISION Mr. Walters, 46, joined the Company in June 1996 as a result of the Ogden Acquisition. He served as a regional Vice President of Ogden from 1995, after beginning his career with Ogden in 1991 as director of operations in Oklahoma. As a result of geographic and other factors, the Company operates its Hawaiian business as a separate division.

     BRIAN STRUTHERS, PRESIDENT -- CANADIAN DIVISION Mr. Struthers, 43, joined the Company in June 1996 as a result of the Ogden Acquisition. He joined Ogden in 1988. Prior to joining Ogden, Mr. Struthers served in sales, marketing and business development positions with Commonwealth Holiday Inns, McLean-Hunter and Empire Maintenance Industries, Inc. As a result of geographic and other factors, the Company operates its Canadian business as a separate division.

     ADVISORY BOARD

     GREGORY ADAMIAN, J.D., PH.D. (HON.) Dr. Adamian, 71, currently serves as Chancellor and President Emeritus of Bentley College in Waltham, Massachusetts, having previously served as its President. Dr. Adamian also serves on the boards of Hesser College, Liberty Mutual Life Insurance Company and the West End House, an affiliate of the Boys Club of America.

     ANTON BERNARD (TON) FUNKE KUPPER Mr. Funke Kupper, 68, is the past President and Chief Executive Officer of HODON-GROUP (currently known as ABILIS International), a facility services company operating in the Netherlands, Belgium and France, where he worked from 1949 to 1989. Mr. Funke Kupper has also served as a board member of the U.S.A. Building Service Contractors Association from 1985 to 1989, President of the World Federation of Building Contractors from 1980 to 1982 and President of the Dutch Association of Contractors from 1970 to 1983.

     LEONARD LYNCH Mr. Lynch, 61, is a retired partner of Arthur Andersen LLP where he served as the Director of the Audit Practice and head of the Audit and Business Advisory Practice in the Boston and Southern California offices. He currently serves as a consultant to the firm. Mr. Lynch has also served as a past trustee of the New England Aquarium, member of the Advisory Board of the Heritage Plantation and a member of Town Hall of Los Angeles.

     MITCHELL REESE Mr. Reese, 38, is Managing Director, Venture at The Carlyle Group where he is responsible for the operations of Carlyle Venture Partners, L.P., a $250 million fund established to pursue venture-oriented investments. Prior to joining The Carlyle Group, Mr. Reese was employed for seven years by Morgan Keegan Inc., an investment banking firm, as President of its venture capital division and co-head of its investment banking group. Prior thereto, Mr. Reese was Vice President in the mergers and acquisitions department of Alex. Brown & Sons Incorporated.

     HARVEY WAGNER Mr. Wagner, 56, is the Chief Financial Officer and Treasurer of Scientific-Atlanta Corporation. From 1989 to 1994 Mr. Wagner was Vice President, Finance and Chief Financial Officer at Computervision Corporation (formerly Prime Computer). Mr. Wagner is a member of the Financial Executives Institute, the Institute of Management Accountants and the American Electronics Association. He sits on the President's Council at the University of Miami, the Executive Advisory Board of the Wharton School of the University of Pennsylvania and is a founding Board Member and Executive Vice President of The Wellness Community-Atlanta.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth information concerning the compensation paid or accrued by the Company with respect to the Company's Chief Executive Officer and the other four most highly compensated executive officers for the fiscal year ended June 29, 1997.

                                                                                      LONG-TERM
                                                 ANNUAL                             COMPENSATION
                                              COMPENSATION                   ---------------------------
                                ----------------------------------------       SHARES
                                                          OTHER ANNUAL       UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION     SALARY       BONUS      COMPENSATION(1)      OPTIONS       COMPENSATION
------------------------------  --------     -------     ---------------     ----------     ------------
Steven C. Kletjian............  $615,122          --         $24,562              --          $104,299(2)
  Chief Executive Officer and
  Chairman
Richard J. Kletjian...........   346,696          --          23,169              --            57,234(2)
  Vice Chairman
Robert P. Kletjian............   342,379          --          22,277              --            64,997(2)
  Vice President and Vice
  Chairman
John P. McGillicuddy..........   316,650          --           8,400              --             1,125(3)
  Chief Operating Officer
Robert L. Trow................   190,275     $20,000          13,885              --             2,800(3)
  Vice President --
  Human Resources(4)

---------------
(1) Includes automobile allowance paid by the Company to or on behalf of the designated officer.

(2) Includes premiums paid by the Company for life insurance for the designated officer.

(3) Includes matching contributions by the Company to the executive's 401(k) plan.

(4) Mr. Trow resigned from the Company in July 1997.

TRUSTEE COMPENSATION

     Steven C. Kletjian, Richard J. Kletjian and Robert P. Kletjian receive no additional compensation for serving as Trustees of the Company. Sharkay Kletjian, a Trustee of the Company, received aggregate compensation of $172,566 during fiscal 1997 in her capacity as an employee of the Company.

EMPLOYMENT AGREEMENTS

     In connection with the Ogden Acquisition in June 1996, the Company entered into employment agreements with former Ogden managers of the acquired operations, including Messrs. McGillicuddy, Scoble, Barrett, Simon, Walters and Struthers, each for a term of three years. The employment agreements provide for a base salary and an annual bonus based on the Company's operating income before debt service, as well as benefits commensurate with those provided to the Company's other senior managers. These agreements may be terminated by the Company for cause, as defined therein. Each agreement contains a confidentiality clause that survives for two years beyond termination of employment.

EMPLOYEE BENEFITS

     The Company is in the process of implementing a new management incentive plan under which a portion of the performance-based incentive bonuses payable to senior management will be paid in the form of equity-based interests in UNICCO. The bonuses will be determined based on both the Company's performance and the performance of the applicable SBU. The Company is also considering the implementation of a stock option plan pursuant to which employees, trustees, directors and other key persons at the Company may be granted options to purchase non-voting shares of UNICCO.

                                SHARE OWNERSHIP

     Under UNICCO's Declaration of Trust, UNICCO may issue an unlimited number of shares of beneficial interest. The Trustees may determine the classes and series of such shares and may designate the relative designations, preferences, privileges, voting powers and restrictions applicable to the shares of each such class and series. As of the date hereof, the outstanding securities of UNICCO consist of an aggregate of 1,054 common shares of beneficial interest, consisting of 1,000 voting common shares and 54 non-voting common shares.

     The following table sets forth the beneficial and record ownership of UNICCO's voting and non-voting common shares of beneficial ownership, taken together as a single class.

                                                                                        PERCENTAGE OF
                  SHAREHOLDER                NUMBER OF SHARES     PERCENTAGE OF CLASS    VOTING POWER
    ---------------------------------------  ----------------     -------------------   --------------
    Steven C. Kletjian.....................          510                  48.4%               51.0%
    Richard J. Kletjian....................          245                  23.2                24.5
    Robert P. Kletjian.....................          245                  23.2                24.5
    John C. Feitor.........................           27(1)                2.6                  --
    George A. Keches.......................           27(1)                2.6                  --
                                                   -----                 -----               -----
                                                   1,054                 100.0%              100.0%
                                                   =====                 =====               =====

---------------
     (1) Non-voting shares.

     The Company has entered into a Share Purchase Agreement with holders of non-voting shares pursuant to which the Company must redeem the shares at the then-current book value of the shares (as defined therein) in the event that the shareholder ceases to be employed by the Company. See "Certain Transactions." The Indenture would permit such redemptions, subject to certain limitations. See "Description of Notes -- Certain Covenants -- Restricted Payments."

                              CERTAIN TRANSACTIONS

     In connection with the Ogden Acquisition in June 1996, the shareholders of UNICCO organized a sister corporation known as USC, Inc., which acquired all of the outstanding capital stock of the two Ogden subsidiaries that conducted Ogden's government and security business, and a portion of the capital stock of Ogden's Canadian subsidiary. The purpose of this transaction was to facilitate the acquisition of Ogden's government contracts and security permits and licenses. A sister company rather than a subsidiary of UNICCO was utilized because, as a subchapter S company under the Internal Revenue Code (the "Code") as then in effect, UNICCO could not have any subsidiaries. As of January 1, 1997, the Code has been amended to permit "subchapter S" companies to have subsidiaries. Accordingly, in connection with the Offering, the shareholders of the Company contributed their interests in USC, Inc. to UNICCO, as a result of which all of the operations of the Company will be conducted through UNICCO and its subsidiaries.

     A component of the Company's operating expenses consists of insurance premiums for workers' compensation and general liability insurance. In May 1995, the Company's shareholders organized Ashmont Insurance Company, Limited, a Bermuda corporation ("Ashmont"), as a captive insurance company. Premiums for workers' compensation and general liability insurance are paid by the Company to Liberty Mutual Insurance Company and one of its subsidiaries, the fronting carrier ("Liberty"). After deducting pre-determined fees for administration, claims processing and taxes, Liberty remits the net premiums to Ashmont pursuant to a re-insurance agreement. Ashmont, as re-insurer, then reimburses Liberty for insurance losses paid on a monthly basis. Net insurance premiums received by Ashmont pursuant to this arrangement aggregated $2.9 million, $2.5 million and $5.6 million for fiscal 1995, fiscal 1996 and fiscal 1997, respectively. Workers' compensation insurance premiums are based on statutory rates within the states that the Company operates, adjusted for the Company's claims experience; accordingly, management believes that these insurance premiums are consistent with the premiums that would be paid for comparable insurance coverage obtained on an arm's-length basis.

     In connection with the Ogden Acquisition in June 1996, the Company borrowed $3 million from the Company's shareholders. The notes bore interest at 15%, which was payable in-kind until the notes were to mature in October 2001. The Company used a portion of the net proceeds of the Offering to repay such notes, including accrued interest. In addition, upon the repayment of the Ogden Note, Steven C. Kletjian, the Company's Chief Executive Officer and principal shareholder, was released from a limited recourse guarantee of the Ogden Note and the pledge of Mr. Kletjian's shares of Ashmont which secured such guarantee. See "Use of Proceeds."

     The Company was indebted under a note payable to Sharkay Kletjian, a Trustee of the Company, in the aggregate principal amount of approximately $282,000 at June 29, 1997. Interest on this Note was payable at a rate of 20% per annum. The Note was repaid on September 3, 1997.

     The Company holds notes receivable aggregating approximately $646,000 from five of its shareholders consisting primarily of demand notes that bear interest at an average Applicable Federal Rate (5.68% at June 29, 1997). The Company earned interest income of approximately $83,000, $77,000 and $56,000 related to these loans during fiscal 1995, fiscal 1996 and fiscal 1997, respectively. Interest receivables related to those notes were approximately $312,000 at June 29, 1997.

     On June 24, 1996, the Company loaned one of its shareholders approximately $217,000 to purchase 27 non-voting common shares of beneficial interest. This loan bears interest at the applicable federal rate and matures on July 1, 2001.

                       DESCRIPTION OF OTHER INDEBTEDNESS

CREDIT FACILITY

     In connection with the Transactions, the Company and BankBoston, N.A. ("BankBoston") entered into a $45 million senior secured revolving credit facility (the "Credit Facility") documented in the form of an amendment to the Company's existing credit facility. Subject to compliance with certain financial covenants and the satisfaction of customary borrowing conditions, UNICCO and its subsidiaries, as co-borrowers, will be permitted to borrow up to an aggregate of $45 million of revolving credit loans and up to a sublimit of $2.5 million in letters of credit under the Credit Facility. The Company's borrowing capacity under the Credit Facility is limited to a borrowing base of up to 80% of the Company's eligible accounts receivable (as defined in the Credit Facility), which as of June 29, 1997 was in excess of the maximum amount of borrowings available under the Credit Facility. The Credit Facility is secured by substantially all of the Company's assets. Borrowings under the Credit Facility will represent Senior Debt under the Indenture. Moreover, a default under the Indenture will result in a cross-default under the Credit Facility.

     The ability of the Company to borrow under the Credit Facility will be subject to, among other things, compliance with covenants and financial ratios contained in the Credit Facility. Borrowings under the Credit Facility will mature and be payable in October 2002.

     The Credit Facility will bear interest, at the Company's option, at the Alternate Base Rate (as defined below) or a Eurodollar rate, plus specified margins based on the ratio of the Company's Total Funded Debt to EBITDA (each as defined therein). The Alternate Base Rate will be the greater of BankBoston's base rate as announced from time to time and the federal funds effective rate plus 0.50%. The applicable margins were initially set at the Alternate Base Rate plus 0.50% or the Eurodollar rate plus 2.00%.

     The Credit Facility contains covenants and provisions that restrict, among other things, the Company's and its subsidiaries' ability to (i) incur additional indebtedness; (ii) incur liens on their property; (iii) redeem subordinated debt, including the Notes; (iv) make capital expenditures; (v) engage in certain sales of assets; (vi) engage in acquisitions that do not meet specified criteria; and (vii) engage in certain transactions with affiliates. The Credit Facility also requires the Company to maintain certain financial ratios which become more stringent over the life of the facility, including (i) minimum fixed charge coverage ratios, (ii) minimum interest coverage ratios and
(iii) maximum ratios of total debt to EBITDA.

MCRC NOTE

     In order to finance a portion of the Ogden Acquisition in June 1996, the Company issued a $5 million note payable to Massachusetts Capital Resource Company ("MCRC"). This note (the "MCRC Note") bears interest at the rate of 14% per annum and is due in September 2001. The MCRC Note is expressly subordinated to the Company's indebtedness under the Credit Facility, and will rank pari passu in right of payment with the Notes.

     The MCRC Note requires quarterly payments of interest only. Prepayment of the principal amount of the MCRC Note is not permitted prior to July 1999. Thereafter, the Company may redeem up to $250,000 in principal amount of the MCRC Note on a quarterly basis, without premium, and may redeem additional principal amounts upon payment of a premium equal to 10% of the additional principal amount so redeemed.

     The MCRC Note was issued under a Note Purchase Agreement containing representations, warranties and covenants customary for subordinated debt financings of this type. In connection with the Transactions, the MCRC Note Purchase Agreement was amended to eliminate the covenants requiring the Company to maintain certain financial ratios, and to conform certain other covenants, including those limiting restricted payments and the incurrence of additional indebtedness, to those contained in the Indenture. In connection with this amendment, MCRC released Steven C. Kletjian, the Company's Chief Executive Officer and principal shareholder, from a limited recourse guarantee of the MCRC Note and released a pledge of Mr. Kletjian's shares of Ashmont which secured such guarantee.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

     The Exchange Notes will be issued pursuant to the Indenture among the Issuers, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon the effectiveness of the Registration Statement of which this Prospectus forms a part, the Indenture will be subject to and governed by the Trust Indenture Act. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement will be made available as set forth under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this "Description of the Exchange Notes," the term "Company" refers only to UNICCO Service Company and not to any of its Subsidiaries.

     The Exchange Notes will be general unsecured obligations of the Issuers and will be subordinated in right of payment to all existing and future Senior Debt of the Issuers. As of September 28, 1997, after giving pro forma effect to the offering of the Series A Notes and the use of proceeds therefrom, the Issuers would have had approximately $3.4 million of Senior Debt outstanding, consisting of outstanding borrowings under the Credit Facility. In addition, the Issuers would have had $41.6 million of additional borrowings available under the Credit Facility. The Indenture permits the Issuers to incur additional indebtedness, including additional Senior Debt, subject to certain restrictions. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     UNICCO Finance is a wholly owned subsidiary of the Company that was incorporated in Delaware for the purpose of serving as a co-issuer of the Series A Notes and the Exchange Notes in order to facilitate the Offering. The Company believes that certain prospective purchasers of the Series A Notes might have been restricted in their ability to purchase debt securities of business trusts, such as the Company, unless such debt securities are jointly issued by a corporation. UNICCO Finance will not have any substantial operations or assets and will not have any revenues. As a result, prospective purchasers of the Exchange Notes should not expect UNICCO Finance to participate in servicing the interest and principal obligations on the Exchange Notes.

     All of the Company's Subsidiaries (other than UNICCO Finance) are Restricted Subsidiaries. However, under certain circumstances, the Company is able to designate current or future Subsidiaries (other than UNICCO Finance) as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to many of the restrictive covenants set forth in the Indenture. The Issuers' payment obligations under the Exchange Notes will be guaranteed, on a senior subordinated basis, by all of the Company's Domestic Restricted Subsidiaries. See "-- Subsidiary Guarantees."

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Notes will be limited in aggregate principal amount to $150.0 million and will mature on October 15, 2007. Interest on the Exchange Notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 1998, to Holders of record on the immediately preceding April 1 and October 1. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Exchange Notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of Exchange Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Exchange Notes the Holders of which have given wire transfer instructions in writing to the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

     The payment of principal of and premium, interest and Liquidated Damages, if any, on the Exchange Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Issuers.

     Upon any distribution to creditors of either Issuer in a liquidation or dissolution of such Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property, an assignment for the benefit of creditors or any marshalling of either Issuer's assets and liabilities, the holders of Senior Debt of such Issuer will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the documents governing the applicable Senior Debt) before the Holders of Exchange Notes will be entitled to receive any payment with respect to the Exchange Notes, and until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Exchange Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Exchange Notes may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Issuers also may not make any payment upon or in respect of the Exchange Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of or premium, or interest on any Designated Senior Debt occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of such Designated Senior Debt. Payments on the Exchange Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived pursuant to the terms of such Designated Senior Debt and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived pursuant to the terms of such Designated Senior Debt or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     The Indenture further requires that the Issuers promptly notify holders of Senior Debt if payment of the Exchange Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Exchange Notes may recover less ratably than creditors of the Issuers who are holders of Senior Debt, and may not recover any amounts owed to them in respect of the Exchange Notes. As of September 28, 1997, after giving pro forma effect to the offering of the Series A Notes and the use of proceeds therefrom, the Issuers would have had approximately $3.4 million of Senior Debt outstanding, consisting of outstanding borrowings under the Credit Facility. In addition, the Issuers would have had $41.6 million of additional borrowings available under the Credit Facility. The Issuers will be able to incur additional Senior Debt in the future, subject to certain limitations. See "Risk Factors -- Subordination of the Exchange Notes" and "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

     The Issuers' payment obligations under the Exchange Notes will be guaranteed by all of the Company's existing Domestic Restricted Subsidiaries. The Guarantee of each Domestic Restricted Subsidiary will be subordinated in right of payment to all existing and future Senior Debt of such Domestic Restricted Subsidiary to the same extent as the Exchange Notes are subordinated to Senior Debt of the Issuers. See "-- Subordination." As of September 28, 1997, after giving effect to the offering of the Series A Notes and the use of proceeds therefrom, the Company's Restricted Subsidiaries had approximately $3.4 million of Senior Debt outstanding, consisting of guarantees of borrowings under the Credit Facility. The Indenture permits the Company's Subsidiaries to incur additional indebtedness, including additional Senior Debt, subject, in the case of the Company's Restricted Subsidiaries, to certain restrictions. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Domestic Restricted Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Domestic Restricted Subsidiary (other than to the Company or another Domestic Restricted Subsidiary), or in the case the Company designates a Domestic Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the Indenture, then such Domestic Restricted Subsidiary will be released and relieved of any obligations under its guarantee; provided that the Net Proceeds of any such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

     The Exchange Notes will not be redeemable at the Issuers' option prior to October 15, 2002. Thereafter, the Exchange Notes will be subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15, of the years indicated below:

                                       YEAR                                PERCENTAGE
          ---------------------------------------------------------------  ----------
          2002...........................................................    104.94%
          2003...........................................................    103.29
          2004...........................................................    101.65
          2005 and thereafter............................................    100.00

     Notwithstanding the foregoing, prior to October 15, 2000, the Issuers may redeem up to an aggregate of $33.0 million in principal amount of Exchange Notes at a redemption price of 109.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of an initial public offering of common equity of the Company; provided that (i) at least $72.0 million in principal amount of the Exchange Notes remains outstanding immediately after the occurrence of such redemption and (ii) notice of such redemption shall be given within 90 days of the date of the consummation of such initial public offering.

SELECTION AND NOTICE

     If less than all of the Exchange Notes are to be redeemed at any time, selection of Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed, or, if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Exchange Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders," the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Issuers will be obligated to make an offer (a "Change of Control Offer") to each Holder of Exchange Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes on the date specified in such notice, which date shall be no earlier than 30-days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Issuers will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an officers' certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Exchange Notes required by this covenant. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Exchange Notes to require that the Issuers repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

     The Credit Facility prohibits, and future credit agreements or other agreements relating to Senior Debt to which the Issuers become a party may prohibit, the Issuers from purchasing any Exchange Notes following a Change of Control and/or provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing Exchange Notes, the Issuers could seek the consent of their lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing Exchange Notes. The Issuers' failure to purchase tendered Exchange Notes following a Change of Control would constitute an Event of Default under the Indenture which would, in turn, constitute as default under the Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Exchange Notes. See "-- Subordination."

     The Issuers will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

  ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (i) to repay Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or (ii) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers will be required to make an offer to all Holders of Exchange Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Exchange Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the Exchange Notes or any Guarantee thereof, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clause (ii) through (v) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) for any period that the Company is treated as an "S corporation" or a partnership for federal income tax purposes, distributions to shareholders of the Company in an amount not to exceed the Tax Amount for such period; (v) the redemption, retirement or defeasance of indebtedness with the net proceeds of this Offering as contemplated under "Use of Proceeds;" and
(vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management or Board of Directors pursuant to any management equity subscription agreement, shareholders' agreement, equity incentive plan, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests under this clause (vi) shall not exceed the sum of (a) $500,000 in any twelve-month period plus (b) the aggregate net proceeds received by the Company from the issuance after the Closing Date of Equity Interests of the Company to members of management or the Board of Directors of the Company or any of its Restricted Subsidiaries (provided that such net proceeds shall be excluded from clause
(c)(ii) of the preceding paragraph), and, in each case, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," the Issuers shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock (other than to the Company or to another Restricted Subsidiary); provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and the Company's Restricted Subsidiaries may issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock had been issued at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following (collectively, "Permitted Debt"):

          (i) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Credit Facility; in an aggregate amount not to exceed at any time outstanding the greater of (a) $45.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness pursuant to clause (i) of the second paragraph of the covenant described above under the caption "-- Asset Sales," and (b) 60% of the Company's and its Restricted Subsidiaries' accounts receivable (net of reserves), as shown on the Company's most recent consolidated balance sheet;

          (ii) the incurrence by the Company of Indebtedness represented by the Exchange Notes and the Indenture;

          (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted to be incurred by the first paragraph, or by clauses
     (ii) through (ix) of the second paragraph of this covenant;

          (v) the incurrence of Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that
     (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full of all Obligations with respect to the Exchange Notes and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate amount not to exceed $10.0 million at any time outstanding;

          (viii) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness that was permitted to be incurred by another provision of this covenant; and

          (ix) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any of its Restricted Subsidiaries (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

  LIENS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Closing Date, (b) the Credit Facility as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the Closing Date, (c) the Indenture and the Exchange Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (i) any Purchase Money Note, or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating to a Receivables Subsidiary.

  MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Indenture provides that neither the Company, nor UNICCO Finance, nor any Guarantor may consolidate or merge with or into (whether or not the Company, UNICCO Finance or such Guarantor, as the case may be, is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company, UNICCO Finance or such Guarantor, as the case may be, is the surviving entity, or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company, UNICCO Finance or such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, business trust or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company, UNICCO Finance or such Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company, UNICCO Finance or such Guarantor, as the case may be, under the Exchange Notes or such Guarantor's Guarantee thereof and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company or a Guarantor with or into the Company or another Guarantor, the Company, such Guarantor or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto (including pro forma expense and cost reductions) as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of

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

the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $0.5 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, if any, and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $4.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not prohibit: (i) any employment agreement or other employment or compensation agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (ii) transactions between or among the Company and/or its Restricted Subsidiaries and/or UNICCO Finance; (iii) direct or indirect transactions between the Company or any of its Restricted Subsidiaries, on the one hand, and Ashmont Insurance Company Limited or any of its subsidiaries, on the other hand, on terms that are not materially less favorable to the Company or the applicable Restricted Subsidiary than those that could have been obtained from an unaffiliated third party; (iv) the transactions contemplated under "Use of Proceeds;" (v) notes payable to or receivable from, and leases of real property from, Affiliates (and payments thereunder) as in effect on the Closing Date, as the same may be amended, modified, renewed or extended in a manner no less favorable to the Company and its Restricted Subsidiaries; (vi) any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments;" and (vii) sales of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction.

  LIMITATION ON OTHER SENIOR SUBORDINATED DEBT

     The Indenture provides that neither the Company nor any Restricted Subsidiary will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company or such Restricted Subsidiary, as the case may be, and senior in any respect in right of payment to the Exchange Notes or such Restricted Subsidiary's Guarantee thereof.

  ADDITIONAL SUBSIDIARY GUARANTEES

     The Indenture provides that if the Company or any of its Domestic Restricted Subsidiaries shall acquire or create another Domestic Restricted Subsidiary after the date of the Indenture, or any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Domestic Restricted Subsidiary, then such Subsidiary shall execute a guarantee of the Exchange Notes and deliver an opinion of counsel unless such Subsidiary shall have been designated a Receivables Subsidiary in accordance with the terms of the Indenture.

  PAYMENTS FOR CONSENT

     The Indenture provides that neither the Company nor UNICCO Finance nor any of the Company's Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of

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

interest, fee or otherwise, to any Holder of any Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Exchange Notes unless such consideration is offered to be paid or is paid to all Holders of the Exchange Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Exchange Notes are outstanding, the Issuers will furnish to the Holders of Exchange Notes, within 15 days after the required filing date, (i) all quarterly and annual financial information (excluding the exhibits and financial schedules) that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto, the consolidated financial condition and results of operations of the Company, UNICCO Finance and the Company's Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Issuers will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers and the Company's Restricted Subsidiaries will agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

  ACTIVITIES OF UNICCO FINANCE

     The Indenture provides that UNICCO Finance may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, however, that UNICCO Finance may be a co-obligor or guarantor with respect to, and may pledge its assets to secure, Indebtedness of which the Company is an obligor.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Exchange Notes (whether or not prohibited by the subordination provisions of the Indenture), (ii) default in payment when due of the principal of or premium, if any, on the Exchange Notes (whether or not prohibited by the subordination provisions of the Indenture);
(iii) failure by the Issuers to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales," "-- Restricted Payments,"
"-- Incurrence of Indebtedness and Issuance of Preferred Stock" or "-- Merger, Consolidation or Sale of Assets;" (iv) failure by the Issuers for 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes to comply with any of their other agreements in the Indenture or the Exchange Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, UNICCO Finance or any of the Company's Restricted Subsidiaries (or the payment of which is guaranteed by the Company, UNICCO Finance or any of the Company's Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Closing Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there

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

has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company, UNICCO Finance or any of the Company's Restricted Subsidiaries to pay final judgments aggregating in excess of $2.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 45 days; (vii) except as permitted by the Indenture, any guarantee of the Exchange Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Restricted Subsidiary, or any Person acting on behalf of any Restricted Subsidiary, shall deny or disaffirm its obligations under its guarantee; (viii) the Refinancing shall not have been consummated by 11:59 p.m., New York City time, on the Closing Date; and (ix) certain events of bankruptcy or insolvency with respect to the Company, UNICCO Finance or any of the Company's Restricted Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, UNICCO Finance, any Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Exchange Notes will become due and payable without further action or notice. Holders of the Exchange Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Exchange Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes. If an Event of Default occurs prior to October 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes.

     The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Exchange Notes.

     The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, TRUSTEES, INCORPORATORS AND SHAREHOLDERS

     No director, officer, employee, trustee, incorporator or shareholder of either Issuer or any of the Company's Subsidiaries, as such, shall have any liability for any obligations of the Issuers or such Subsidiary under the Exchange Notes, any Guarantee thereof, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting a Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

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

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Exchange Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Exchange Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on the Exchange Notes when such payments are due from the trust referred to below, (ii) the Issuers' obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Exchange Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Issuers shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Issuers shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Exchange Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and (viii) the Issuers shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange the Exchange Notes in accordance with and subject to the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Exchange Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Exchange Notes and the Guarantees thereof may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes), and any existing default or compliance with any provision of the Indenture, the Exchange Notes or the Guarantees thereof may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes (including consents obtained in connection with a tender offer or exchange offer for Exchange Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder): (i) reduce the principal amount of Exchange Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Exchange Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Exchange Note payable in money other than that stated in the Exchange Notes,
(vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Exchange Notes, (vii) waive a redemption payment with respect to any Exchange Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"), (ix) release any Restricted Subsidiary from its Guarantee of the Exchange Notes except as provided in the Indenture or (ix) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) (a) will require the consent of all holders of Senior Debt if such amendment would adversely affect the rights of holders of Senior Debt and (b) will require the consent of the Holders of at least 75% in aggregate principal amount of the Exchange Notes then outstanding if such amendment would adversely affect the rights of Holders of Exchange Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Exchange Notes, the Issuers, the Company's Restricted Subsidiaries and the Trustee may amend or supplement the Indenture, the Exchange Notes or any Guarantee thereof to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Company's, UNICCO Finance's or any Restricted Subsidiary's obligations to Holders of Exchange Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

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

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of form of the Indenture and Registration Rights Agreement without charge by writing to UNICCO Service Company, Four Copley Place, Boston, Massachusetts 02116, Attention:
George A. Keches, Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

     The certificates representing the Exchange Notes will be issued in fully registered form. Except as described in the next paragraph, the Exchange Notes initially will be represented by a single, permanent global Exchange Note, in definitive, fully registered form without interest coupons (the "Global Exchange Note") and will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. or such other nominee as DTC may designate. The Global Exchange Note (and any Exchange Notes issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and in the Indenture and will bear the respective legends regarding such restrictions.

     Holders of Exchange Notes who elect to take physical delivery of their certificates instead of holding their interest through the Global Exchange Note (collectively referred to herein as the "Non-Global Holders") will be issued in registered form a certificated Exchange Note ("Certificate Exchange Note"). Upon the transfer of any Certificated Exchange Note initially issued to a Non-Global Holder, such Certificated Exchange Note will, unless the transferee requests otherwise or the Global Exchange Note has previously been exchanged in whole for Certificated Exchange Notes, be exchanged for an interest in the Global Exchange Note.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect Participants.

     The Issuers expect that, pursuant to procedures established by the Depositary, (i) upon deposit of the Global Exchange Notes, the Depositary will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Exchange Notes and (ii) ownership of the Exchange Notes evidenced by the Global Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants.

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

Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Exchange Notes will be limited to such extent. For certain other restrictions on the transferability of the Exchange Notes, see "Notice to Investors."

     So long as the Global Exchange Note Holder is the registered owner of any Notes, the Global Exchange Note Holder will be considered the sole Holder under the Indenture of any Exchange Notes evidenced by the Global Exchange Notes. Beneficial owners of Notes evidenced by the Global Exchange Notes will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Exchange Notes.

     Payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on any Exchange Notes registered in the name of the Global Exchange Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Exchange Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names Exchange Notes, including the Global Exchange Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuers nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes. The Issuers believe, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

  ADDITIONAL INFORMATION CONCERNING EUROCLEAR AND CEDEL BANK

     Euroclear and Cedel Bank hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Cedel Bank provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedel Bank interface with domestic securities markets. Euroclear and Cedel Bank participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Cedel Bank is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Cedel Bank participant, either directly or indirectly. The Issuers will have no direct control over the clearance and settlement of transactions through Euroclear or Cedel Bank.

     When beneficial interests are to be transferred from the account of a Participant (other than Morgan Guaranty Trust Company of New York and Citibank, N.A., as depositaries for Euroclear and Cedel Bank, respectively) to the account of a Euroclear participant or a Cedel Bank participant, the purchaser must send instructions to Euroclear or Cedel Bank through a participant at least one business day prior to settlement. Euroclear or Cedel Bank, as the case may be, will instruct Morgan Guaranty Trust Company of New York or Citibank, N.A. to receive the beneficial interests against payment. Payment will include interest attributable to the beneficial interest from and including the last payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Morgan Guaranty Trust Company of New York or Citibank, N.A., as the case may be, to the Participant's account against delivery of the beneficial interests. After settlement has been completed, the beneficial interests will be credited to the respective clearing systems and by the clearing system, in accordance with its usual procedures, to the Euroclear participants' or Cedel Bank participants' account. Credit for the beneficial interests will appear on the next business day (European time) and the cash debit will be back-valued to, and interest attributable to the beneficial interests will accrue from, the value

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

date (which would be the preceding business day when settlement occurs in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Cedel Bank cash debit will instead be valued as of the actual settlement date.

     Euroclear participants and Cedel Bank participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Cedel Bank. Under this approach, they may take on credit exposure to Euroclear or Cedel Bank until the beneficial interests are credited to their accounts one day later. Finally, day traders that use Euroclear or Cedel Bank and that purchase beneficial interests from Participants for credit to Euroclear participants or Cedel Bank participants should note that these trades would automatically fall on the sale side unless affirmative action were taken to avoid these potential problems.

     Due to time zone differences in their favor, Euroclear participants and Cedel Bank participants may employ their customary procedures for transactions in which beneficial interests are to be transferred by the respective clearing system, through Morgan Guaranty Trust Company of New York or Citibank, N.A., to another Participant. The seller must send instructions to Euroclear or Cedel Bank through a participant at least one business day prior to settlement. In these cases, Euroclear or Cedel Bank will instruct Morgan Guaranty Trust Company of New York or Citibank, N.A., as the case may be, to credit the beneficial interests to the Participant's account against payment. Payment will include interest attributable to the beneficial interest from and including the last payment date to and excluding the settlement date on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Cedel Bank participant the following business day, and receipt of the cash proceeds in the Euroclear or Cedel Bank participant's account will be back-valued to the value date (which would be the preceding business day, when settlement occurs in New York). If the Euroclear participant or Cedel Bank participant has a line of credit with its representative clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., if trade fails), receipt of the cash proceeds in the Euroclear or Cedel Bank participant's account would instead be valued as of the actual settlement date.

  CERTIFICATED SECURITIES

     Subject to certain conditions, any person having a beneficial interest in a Global Exchange Note may, upon request, exchange such beneficial interest for Exchange Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Exchange Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Issuers notify the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Issuers are unable to locate a qualified successor within 90 days or (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Exchange Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Exchange Note Holder of the Global Exchange Notes, Exchange Notes in such form will be issued to each person that the Global Exchange Note Holder and the Depositary identify as being the beneficial owner of the related Exchange Notes.

     Neither the Issuers nor the Trustee will be liable for any delay by the Global Exchange Note Holder or the Depositary in identifying the beneficial owners of Exchange Notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Exchange Note Holder or the Depositary for all purposes.

  SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture will require that payments in respect of the Exchange Notes represented by the Global Exchange Notes (including principal, premium, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. With respect to Certificated Securities, the Issuers will make all payments of principal, premium, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

     The Exchange Notes represented by the Global Exchange Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Exchange Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Issuers expect that secondary trading in the Certificated Securities will also be settled in immediately available funds, although such settlement will not be within the Issuers' control.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Issuers, the Company's Restricted Subsidiaries and the Initial Purchaser entered into the Registration Rights Agreement on the Closing Date. Pursuant to the Registration Rights Agreement, the Issuers agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Issuers are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Series A Notes acquired directly from the Issuers or an affiliate of the Issuers, the Issuers will file with the Commission a Shelf Registration Statement to cover resales of the Series A Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Issuers will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Series A Note until
(i) the date on which such Series A Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Series A Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Series A Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Series A Note is resold to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement provides that (i) the Issuers will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Closing Date, (ii) the Issuers will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers will commence the Exchange Offer and use their best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Series A Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Issuers will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (a) the Issuers fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (c) the Issuers fail to consummate the Exchange Offer within 30 business days of the effective date of the Exchange Offer Registration Statement or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuers will pay Liquidated Damages to each Holder of Notes affected thereby, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Series A Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Series A Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Series A Notes. All accrued Liquidated Damages will be paid by the Issuers on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Series A Notes will be required to make certain representations to the Issuers (as described herein) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Series A Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding sales of services and ancillary products in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the

Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments" and (iv) the sale of accounts receivable and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary in connection with a Qualified Receivables Transaction will not be deemed to be Asset Sales.

     "Board of Directors" means (i) at any time the Company is a business trust, the board of trustees of the Company, (ii) at any time the Company is a corporation, the board of directors of the Company or any authorized committee thereof, and (iii) at any time the Company is neither a business trust nor a corporation, the board or committee of the Company serving a similar function.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, other than to the Principals; (ii) the adoption of a plan for the liquidation or dissolution of the Company; (iii) prior to the consummation of an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Principals fail to be the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of at least 51% of the aggregate voting power of the outstanding Voting Stock of the Company; (iv) following the consummation of an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of (a) more than 35% of the aggregate voting power of the outstanding Voting Stock of the Company or (b) more of the voting power of the outstanding Voting Stock of the Company than the aggregate of that beneficially owned by the Principals; or
(v) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors.

     "Closing Date" means the date of the closing of the sale of the Notes.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits and, without duplication, the Tax Amount for such period, (iii) consolidated interest expense whether paid or accrued and whether or not capitalized (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), excluding, however, amortization or write off of debt issuance costs, (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and (v) any non-cash compensation expense resulting from compensation paid in Equity Interests of the Company, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Credit Facility" means the Amended and Restated Revolving Credit Agreement of the Company and certain of its subsidiaries, dated the Closing Date, including any guarantees and security therefor, as amended, restated, extended, modified, renewed, refunded, replaced, substituted, restructured or refinanced in whole or in part from time to time (including, without limitation, any successive amendments, restatements, extensions, modifications, renewals, refundings, replacements, substitutions, restructurings or refinancings of the fore-going), whether with the Company or with one or more of its Subsidiaries, and whether with the present lenders or any other lenders.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Facility and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $10.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchange Notes mature.

     "Domestic Restricted Subsidiary" means a Restricted Subsidiary that is organized pursuant to the laws of any state or other jurisdiction in the United States.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness in existence on the date of the Indenture, until such Indebtedness is repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), excluding, however, amortization or write off of debt issuance costs, (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company or to the Company or any Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of the Company for so long as it is treated as an "S corporation" or a partnership for federal income tax purposes, the combined federal, state and local statutory tax rate used to calculate the Tax Amount), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period (giving effect to any pro forma expense and cost reductions) and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and
(iii) the Fixed

Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) up to the value of the collateral and (iii) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. Notwithstanding the foregoing, Indebtedness shall not include payment, performance or surety bonds or standby letters of credit issued in the ordinary course of business.

     "Initial Public Offering" means one or more underwritten public offerings of the common equity of the Company registered under the Securities Act that generate aggregate gross proceeds of at least $25.0 million.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described above under the caption "Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, (i) the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred equity, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), minus (ii) in the case of the Company for so long as it is treated as an "S corporation" or a partnership for federal income tax purposes, the Tax Amount for such period, excluding, however, any Tax Amount attributable to any gain referred to in clause (i)(a) or (b), above.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any severance, termination, closing or relocation or similar expenses incurred as a result thereof, taxes or Tax Distributions paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Exchange Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;" (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) advances to employees in the ordinary course of business; (vii) other Investments in any Person (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, not to exceed $10.0 million; and (viii) Investments by the Company or a Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person or assets in connection with a Qualified Receivables Transaction; provided that any Investment in any such Person is in the form of a Purchase Money Note, an equity interest or interests in accounts receivable generated by the Company or a Subsidiary of the Company and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Exchange Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

     "Permitted Liens" means (i) Liens securing Senior Debt of the Company and its Restricted Subsidiaries that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of the Indenture;
(vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore; (viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (ix) Liens on assets of a Receivables Subsidiary securing Indebtedness incurred in connection with a Qualified Receivables Transaction, provided that such Indebtedness was incurred in connection with such Qualified Receivables Transaction.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is an obligor on or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means Steven C. Kletjian, Richard J. Kletjian and Robert P. Kletjian, their respective spouses and lineal descendants, and any Affiliate of, trust or partnership for the benefit of, or direct, indirect, remainder or contingent beneficiary of any such trust or partnership for the benefit of, any of the foregoing.

     "Purchase Money Note" means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary of the Company pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any Subsidiary of the Company) and (ii) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Subsidiary of the Company, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company, which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (i) no portion of the Indebtedness or any other Obligations of which (a) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (b) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary of the Company than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (iii) to which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officers' knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person, other than UNICCO Finance, that is not an Unrestricted Subsidiary.

     "Senior Debt" of a Person means (i) all Indebtedness of such Person outstanding under the Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of such Person permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt of such Person and (iii) all Obligations of such Person with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt of a Person will not include (a) any liability for federal, state, local or other taxes owed or owing by such Person, (b) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable transaction.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be redeemed or paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Tax Amount" means the combined federal, state and local income taxes payable by the shareholders of the Company, assuming the highest marginal rates applicable to any of them, with respect to the taxable income of the Company solely as a result of the taxation of the Company as an "S corporation" or a partnership for federal income tax purposes.

     "Tax Distribution" means a distribution in respect of taxes to the shareholders of the Company pursuant to clause (iv) of the second full paragraph of the covenant described under the caption "Restricted Payments."

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     "Voting Stock" means Capital Stock that is at the time entitled to vote in the election of the Board of Directors.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Series A Notes where such Series A Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale, and Participating Broker-Dealers shall be authorized to deliver this Prospectus in connection with the sale or transfer of the Exchange Notes. In
addition, until             , 1998 (90 days after the date of this Prospectus),
all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Issuers will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time, in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer. Any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that is an "underwriter" within the meaning of the Securities Act.

     The Issuers will promptly send additional copies of this Prospectus and any amendment or supplement of this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. See "The Exchange Offer."

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                         FOR NON-UNITED STATES HOLDERS

     The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Notes by an initial beneficial owner of Notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. The tax treatment of the holders of the Notes may vary depending upon their particular situations. U.S. persons acquiring the Notes are subject to different rules than those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction. New final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were recently issued by the Treasury Department. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Accordingly, payments made on or before December 31, 1998 will continue to be subject to the regulations that existed before the New Withholding Regulations were issued. THE NEW WITHHOLDING REGULATIONS ARE QUITE COMPLEX. THE NON-UNITED STATES HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

INTEREST

     Interest paid by the Company to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and such Non-United States Holder
(i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the United States Internal Revenue Code of 1986, as amended (the "Code"), and (iii) certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address. Under the New Withholding Regulations, the statement is required to be made on Form W-8 and provided prior to payment. For a Non-United States Holder who is claiming the benefits of a tax treaty, the New Withholding Regulations may require such holder to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Certain special procedures are provided in the New Withholding Regulations for payments through qualified intermediaries.

GAIN ON DISPOSITION

     A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or
(ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

FEDERAL ESTATE TAXES

     If interest on the Notes is exempt from withholding of United States federal income tax under the rules described above, the Notes will not be included in the estate of a deceased Non-United States Holder for United States federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     For payments made on or before December 31, 1998, the Company will, where required, report to the holders of Notes and the Internal Revenue Service the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     For payments made after December 31, 1998, the New Withholding Regulations provide that to the extent a Non-United States Holder certifies on Form W-8 (or a permitted substitute form) as to such holder's status as a foreign person, the backup withholding provisions and the information reporting provisions will generally not apply. If a Non-United States Holder fails to provide such certification, such holder may be subject to certain information reporting and the 31% backup withholding tax.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon on behalf of the Company by Posternak, Blankstein & Lund, L.L.P., Boston, Massachusetts.

                                    EXPERTS

     The financial statements of the Company as of June 29, 1997 and June 30, 1996 and for each of the two years then ended and the statements of income and of cash flows of the Allied Facility Services Business for the years ended June 28, 1996 and June 30, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The statements of income, stockholders' equity and cash flows of the Company for the year ended June 25, 1995 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     On March 14, 1997, the Company's management retained Price Waterhouse LLP as its independent accountants. The reports of the Company's former accountants on the Company's financial statements did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to the Company's financial statements, which, if not resolved to the former accountants' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Prior to retaining Price Waterhouse LLP, the Company had not consulted with such firm regarding accounting principles or practices.

              INDEX TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                       ------
                                   UNICCO SERVICE COMPANY
Report of Price Waterhouse LLP, Independent Accountants..............................     F-2
Report of Arthur Andersen LLP, Independent Accountants...............................     F-3
Combined Consolidated Balance Sheet at June 29, 1997, June 30, 1996 and September 28,
  1997 (unaudited)...................................................................     F-4
Combined Consolidated Statement of Income for the years ended June 29, 1997, June 30,
  1996 and June 25, 1995 and for the three month periods ended September 28, 1997 and
  September 29, 1996 (unaudited).....................................................     F-5
Combined Consolidated Statement of Shareholders' Equity for the period from June 26,
  1994 to June 29, 1997 and to September 28, 1997 (unaudited)........................     F-6
Combined Consolidated Statement of Cash Flows for the years ended June 29, 1997, June
  30, 1996 and June 25, 1995 and for the three month periods ended September 28, 1997
  and September 29, 1996 (unaudited).................................................     F-7
Notes to Combined Consolidated Financial Statements..................................     F-8

                              ALLIED FACILITY SERVICES BUSINESS
Report of Price Waterhouse LLP, Independent Accountants..............................    F-25
Combined Statements of Income for the years ended June 28, 1996 and June 30, 1995....    F-26
Combined Statements of Cash Flows at June 28, 1996 and June 30, 1995.................    F-27
Notes to Combined Financial Statements...............................................    F-28

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and the Board of Directors and Shareholders of UNICCO Service Company and
USC, Inc.

     In our opinion, the accompanying combined consolidated balance sheet and the related combined consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of UNICCO Service Company and USC, Inc. and their subsidiaries (the "Company") at June 29, 1997 and June 30, 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
September 25, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To UNICCO Service Company:

     We have audited the accompanying statements of income, shareholders' equity and cash flows of UNICCO Service Company (a Massachusetts business trust) for the year ended June 25, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UNICCO Service Company as of June 25, 1995, and the results of its operations and cash flows for the year ended June 25, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 11, 1995

                             UNICCO SERVICE COMPANY

                      COMBINED CONSOLIDATED BALANCE SHEET

                                                                                      SEPTEMBER
                                                                                         28,
                                                          JUNE 29,      JUNE 30,         1997
                                                            1997          1996       ------------
                                                        ------------   -----------   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...........................  $  3,928,310   $   157,169   $  2,106,195
  Accounts receivable, less reserves of approximately
     $1,561,000, $239,000 and $1,838,000 at 1997, 1996
     and September 28, 1997 (unaudited),
     respectively.....................................    61,890,192     7,892,087     59,230,321
  Unbilled receivables................................    27,036,284     3,569,177     29,022,933
  Notes receivable from officers, current portion.....            --       160,000             --
  Prepaid insurance...................................       247,530     2,208,272        223,939
  Other current assets................................     3,100,824     1,245,348      2,211,600
                                                        ------------   -----------   ------------
     Total current assets.............................    96,203,140    15,232,053     92,794,988
                                                        ------------   -----------   ------------
Property and equipment, at cost:
  Transportation equipment............................     1,416,402     1,232,434      1,381,654
  Machinery and equipment.............................     6,144,958     4,750,120      6,261,594
  Furniture and fixtures..............................     3,813,701     2,712,273      3,920,598
  Leasehold improvements..............................       318,257       348,754        329,282
                                                        ------------   -----------   ------------
                                                          11,693,318     9,043,581     11,893,128
  Less -- accumulated depreciation and amortization...     7,045,884     4,400,360      7,596,005
                                                        ------------   -----------   ------------
                                                           4,647,434     4,643,221      4,297,123
                                                        ------------   -----------   ------------
Notes receivable and accrued interest from officers,
  net of current portion..............................       716,125     1,103,211        686,125
Intangible assets, net of amortization................    55,436,560    60,185,501     54,245,113
Other assets, net.....................................     4,083,615     4,002,552      4,410,094
                                                        ------------   -----------   ------------
                                                          60,236,300    65,291,264     59,341,332
                                                        ------------   -----------   ------------
                                                        $161,086,874   $85,166,538    156,433,443
                                                        ============   ===========   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Cash overdraft......................................  $ 11,315,853   $ 2,041,535   $  9,014,812
  Current portion of long-term debt...................     7,000,000     5,500,000      6,900,000
  Accounts payable....................................     7,549,534     2,702,820      5,450,731
  Accrued payroll and payroll-related expenses........    18,513,851     5,676,799     18,786,675
  Deferred income taxes...............................     2,823,247       655,216      2,823,247
  Other accrued expenses..............................     3,950,550       933,306      4,529,258
                                                        ------------   -----------   ------------
     Total current liabilities........................    51,153,035    17,509,676     47,504,723
                                                        ------------   -----------   ------------
Long-term liabilities:
  Line of credit......................................    50,587,111     6,220,153     51,751,857
  Long-term debt, less current portion................    49,278,403    50,848,000     47,611,003
  Note payable to officer.............................       281,675       281,675             --
  Other long-term liabilities.........................       950,982     1,023,613        348,829
                                                        ------------   -----------   ------------
     Total long-term liabilities......................   101,098,171    58,373,441     99,711,689
                                                        ------------   -----------   ------------
Commitments and Contingencies (Note 6)
Shareholders' equity:
  Common shares (Note 8)..............................       377,733       377,733        377,733
  Retained earnings...................................     9,202,003     9,660,003      9,580,804
                                                        ------------   -----------   ------------
                                                           9,579,736    10,037,736      9,958,537
  Less treasury shares at cost........................      (501,825)     (501,825)      (501,825)
  Less notes receivable from stock sales..............      (242,243)     (252,490)      (239,681)
                                                        ------------   -----------   ------------
     Total shareholders' equity.......................     8,835,668     9,283,421      9,217,031
                                                        ------------   -----------   ------------
                                                        $161,086,874   $85,166,538   $156,433,443
                                                        ============   ===========   ============

   The accompanying notes are an integral part of these combined consolidated financial statements.

                             UNICCO SERVICE COMPANY

                   COMBINED CONSOLIDATED STATEMENT OF INCOME

                                      FOR THE YEARS ENDED                FOR THE THREE MONTH PERIODS ENDED
                           ------------------------------------------    ------------------------------
                             JUNE 29,       JUNE 30,       JUNE 25,      SEPTEMBER 28,    SEPTEMBER 29,
                               1997           1996           1995            1997             1996
                           ------------   ------------   ------------    -------------    -------------
                                                                          (UNAUDITED)      (UNAUDITED)
Service revenues.........  $533,881,735   $ 98,314,682   $ 88,094,714    $ 134,716,796    $ 128,309,463
Cost of service
  revenues...............   482,525,702     84,244,087     74,695,338      121,146,468      115,928,533
                           ------------    -----------    -----------      -----------      -----------
  Gross profit...........    51,356,033     14,070,595     13,399,376       13,570,328       12,380,930
Selling, general and
  administrative
  expenses...............    31,660,453     11,491,303     10,204,328        8,605,463        6,565,109
Amortization of
  intangible assets......     4,748,941        550,822        535,164        1,191,447        1,191,436
                           ------------    -----------    -----------      -----------      -----------
  Income from
     operations..........    14,946,639      2,028,470      2,659,884        3,773,418        4,624,385
Interest income..........        66,693         84,589        107,142              702            1,161
Interest expense.........   (11,491,474)      (178,447)       (79,798)      (3,007,166)      (2,458,528)
                           ------------    -----------    -----------      -----------      -----------
  Income before provision
     for income taxes....     3,521,858      1,934,612      2,687,228          766,954        2,167,018
Provision for income
  taxes..................     2,338,858        188,541        213,509          189,153          939,726
                           ------------    -----------    -----------      -----------      -----------
  Net income.............  $  1,183,000   $  1,746,071   $  2,473,719    $     577,801    $   1,227,292
                           ============    ===========    ===========      ===========      ===========

   The accompanying notes are an integral part of these combined consolidated financial statements.

                             UNICCO SERVICE COMPANY

            COMBINED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                             COMMON SHARES                        NOTES          TREASURY STOCK        TOTAL
                                           -----------------    RETAINED     RECEIVABLE FROM   ------------------   SHAREHOLDERS'
                                           SHARES    AMOUNT     EARNINGS       STOCK SALES     SHARES    AMOUNT        EQUITY
                                           ------   --------   -----------   ---------------   ------   ---------   ------------
UNICCO Service Company
-----------------------------------------
Balance, June 26, 1994...................  1,093    $160,683   $ 7,032,213      $ (45,794)       11     $ (57,554)  $  7,089,548
  Net income.............................     --          --     2,473,719             --        --            --      2,473,719
  Repayment of notes receivable               --          --            --         10,249        --            --         10,249
  Distributions to shareholders..........     --          --      (792,000)            --        --            --       (792,000)
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
Balance June 25, 1995....................  1,093     160,683     8,713,932        (35,545)       11       (57,554)     8,781,516
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
UNICCO Service Company
-----------------------------------------
Balance, June 25, 1995...................  1,093     160,683     8,713,932        (35,545)       11       (57,554)     8,781,516
  Issuance of shares.....................     27     216,945            --       (216,945)       --            --             --
  Repurchase of shares...................     --          --            --             --        55      (444,271)      (444,271)
  Net income.............................     --          --     1,746,071             --                      --      1,746,071
  Distributions to shareholders..........     --          --      (800,000)            --                      --       (800,000)
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
Balance, June 30, 1996...................  1,120     377,628     9,660,003       (252,490)       66      (501,825)     9,283,316
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
USC, Inc.
-----------------------------------------
Balance, June 25, 1995...................     --          --            --             --        --            --             --
  Initial issuance of shares.............  1,054         105            --             --        --            --            105
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
Balance, June 30, 1996...................  1,054         105            --             --        --            --            105
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
Combined balances, June 30, 1996.........  2,174    $377,733   $ 9,660,003      $(252,490)       66     $(501,825)  $  9,283,421
                                            ====    ========   ===========      =========        ==     =========    ===========
UNICCO Service Company
-----------------------------------------
Balance, June 30, 1996...................  1,120    $377,628   $ 9,660,003      $(252,490)       66     $(501,825)  $  9,283,316
  Net income.............................     --          --     1,971,149             --        --            --      1,971,149
  Cumulative foreign currency
    translation..........................     --          --        (4,000)            --        --            --         (4,000)
  Repayment of notes receivable..........     --          --            --         10,247        --            --         10,247
  Distributions to shareholders..........     --          --    (1,637,000)            --        --            --     (1,637,000)
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
Balance, June 29, 1997...................  1,120     377,628     9,990,152       (242,243)       66      (501,825)     9,623,712
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
USC, Inc.
-----------------------------------------
Balance, June 30, 1996...................  1,054         105            --             --        --            --            105
  Net loss...............................     --          --      (788,149)            --        --            --       (788,149)
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
Balance, June 29, 1997...................  1,054         105      (788,149)            --        --            --       (788,044)
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
Combined balances, June 29, 1997.........  2,174    $377,733   $ 9,202,003      $(242,243)       66     $(501,825)  $  8,835,668
                                            ====    ========   ===========      =========        ==     =========    ===========
UNICCO Service Company
-----------------------------------------
Balance, June 29, 1997...................  1,120    $377,628   $ 9,990,152      $(242,243)       66     $(501,825)  $  9,623,712
  Net income (unaudited).................     --          --       389,984             --        --            --        389,984
  Cumulative foreign currency translation
    (unaudited)..........................     --          --         1,000             --        --            --          1,000
  Repayment of notes receivable
    (unaudited)..........................     --          --                        2,562                      --          2,562
  Distributions to shareholders
    (unaudited)..........................     --          --      (200,000)            --        --            --       (200,000)
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
Balance, September 28, 1997
  (unaudited)............................  1,120     377,628    10,181,136       (239,681)       66      (501,825)     9,817,258
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
USC, Inc.
-----------------------------------------
Balance, June 29, 1997...................  1,054         105   $  (788,149)            --        --            --   $   (788,044)
  Net income (unaudited).................     --          --       187,817             --        --            --        187,817
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
Balance, September 28, 1997
  (unaudited)............................     --         105      (600,332)            --                      --       (600,227)
                                                                                                 --
                                            ----    --------   -----------      ---------               ---------    -----------
Combined balances, September 28, 1997
  (unaudited)............................  2,174    $377,733   $ 9,580,804      $(239,681)       66     $(501,825)  $  9,217,031
                                            ====    ========   ===========      =========        ==     =========    ===========

   The accompanying notes are an integral part of these combined consolidated financial statements.

                             UNICCO SERVICE COMPANY

                 COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                          FOR THE YEARS ENDED                FOR THE THREE MONTH PERIODS
                                               -----------------------------------------                ENDED
                                                                                           --------------------------------
                                                 JUNE 29,       JUNE 30,      JUNE 25,     SEPTEMBER 28,      SEPTEMBER 29,
                                                   1997           1996          1995           1997               1996
                                               ------------   ------------   -----------   -------------      -------------
                                                                                            (UNAUDITED)        (UNAUDITED)
Cash flows relating to operating activities:
  Net income.................................  $  1,183,000   $  1,746,071   $ 2,473,719        577,801          1,227,292
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Amortization of intangible assets........     4,748,941        550,822       535,164      1,191,447          1,191,436
    Amortization of debt issue costs and
      discount...............................     1,087,393             --            --        271,555            271,555
    Depreciation and amortization............     2,513,476        818,294       666,676        585,239            540,496
    Loss on disposals........................        60,628         43,131            --         14,376             20,318
    Deferred income taxes....................     1,797,611         31,000       177,000             --            176,638
    Changes in assets and liabilities:
      Accounts receivable....................   (53,998,105)     1,016,368    (2,375,498)     2,659,871        (46,599,654)
      Unbilled receivables...................   (23,467,107)      (501,846)           --     (1,986,649)       (23,270,048)
      Prepaid insurance......................     1,960,742        418,549            --         23,591            759,753
      Other current assets...................    (1,855,476)    (1,012,446)   (1,663,165)       889,224           (156,596)
      Other long-term assets.................      (271,636)        56,400            --         87,234           (174,499)
      Cash overdraft.........................     9,274,318        411,489       149,879     (2,301,041)         8,870,836
      Accounts payable.......................     4,846,714      1,393,632       809,357     (2,098,803)         5,710,570
      Accrued expenses and other current
        liabilities..........................    15,854,296      2,004,523       (54,204)       851,532         10,271,402
      Other long-term liabilities............       (72,631)    (1,440,986)      299,500       (602,153)          (376,987)
                                               ------------   ------------   -----------    -----------       ------------
        Net cash provided by (used in)
          operating activities...............   (36,337,836)     5,535,001     1,018,428        163,224        (41,537,488)
                                               ------------   ------------   -----------    -----------       ------------
Cash flows relating to investing activities:
  Acquisition................................            --    (51,004,351)           --             --                 --
  Purchases of property and equipment........    (2,578,317)    (1,226,724)     (949,191)      (249,304)          (355,230)
  Increases in notes receivable and accrued
    interest from officers...................       (56,414)      (295,755)     (241,249)            --                 --
  Payments received for notes receivable from
    officers.................................       106,194        128,321            --         30,000                 --
  Forgiveness of notes receivable and accrued
    interest from officers...................       497,306        107,785            --             --                 --
                                               ------------   ------------   -----------    -----------       ------------
        Net cash used in investing
          activities.........................    (2,031,231)   (52,290,724)   (1,190,440)      (219,304)          (355,230)
                                               ------------   ------------   -----------    -----------       ------------
Cash flows relating to financing activities:
  Net proceeds from line of credit...........    44,366,958      3,815,153     1,405,000      1,164,746         39,082,847
  Proceeds from debt.........................     3,000,003     47,000,000            --             --          3,000,003
  Payments on debt...........................    (3,600,000)            --      (250,000)    (1,900,000)                --
  Increase in debt issuance costs............            --     (2,779,097)     (190,655)      (551,668)                --
  Issuance of common stock...................            --            105            --             --                 --
  Purchase of treasury stock.................            --       (444,271)           --             --                 --
  Distribution to shareholders...............    (1,637,000)      (800,000)     (792,000)      (200,000)          (200,000)
  Payment on note receivable from stock
    sale.....................................        10,247             --            --          2,562                 --
  Payment on note payable to related party...            --             --            --       (281,675)                --
                                               ------------   ------------   -----------    -----------       ------------
        Net cash provided by (used in)
          financing activities...............    42,140,208     46,791,890       172,345     (1,766,035)        41,882,850
                                               ------------   ------------   -----------    -----------       ------------
Net increase/(decrease) in cash and cash
  equivalents................................     3,771,141         36,167           333     (1,822,115)            (9,868)
Cash and cash equivalents, beginning of
  year.......................................       157,169        121,002       120,669      3,928,310            157,169
                                               ------------   ------------   -----------    -----------       ------------
Cash and cash equivalents, end of year.......  $  3,928,310   $    157,169   $   121,002   $  2,106,195       $    147,301
                                               ============   ============   ===========    ===========       ============
Supplemental disclosure of cash flow
  information:
  Cash paid during the year for:
    Interest.................................  $  8,636,561   $    178,448   $    79,798   $  3,490,771       $    291,823
                                               ============   ============   ===========    ===========       ============
    Income taxes.............................  $    760,200   $      3,607   $     5,951   $     17,215       $     63,590
                                               ============   ============   ===========    ===========       ============

   The accompanying notes are an integral part of these combined consolidated financial statements.

                             UNICCO SERVICE COMPANY

              NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.  OPERATIONS

     These combined consolidated financial statements include the consolidated accounts of UNICCO Service Company and subsidiary ("UNICCO"), and USC, Inc. and subsidiaries ("USC"), hereafter referred to collectively as the "Group", which are owned and controlled by common shareholders. USC owns all of the outstanding common stock of UNICCO Government Services, Inc. and UNICCO Security Services, Inc. and 21% of the outstanding common stock of UNICCO Facility Services Canada Company ("UFSCC"). UNICCO owns the remaining 79% of the outstanding common stock of UFSCC. The Group provides integrated facilities services, including industrial and mechanical engineering, plant operations, custodial and maintenance services, administrative services and security. The Group's customers include commercial, industrial and financial institutions, educational and healthcare facilities, and state and federal government agencies.

2.  ACQUISITION

     On June 28, 1996: (1) UNICCO acquired certain assets and the business, as defined, of certain Allied Facility Services ("AFS") operations engaged in janitorial, office, facility management and mechanical maintenance services, primarily in the United States; (2) USC acquired all of the common stock and the business of certain AFS operations engaged primarily in (a) building security and (b) facility services to agencies of the federal government; and (3) UFSCC acquired the assets and the business of certain AFS operations engaged in janitorial, office facility management and mechanical maintenance services in Canada. The aggregate purchase price of approximately $62 million was financed in part by senior bank debt, subordinated debt and a $12 million note payable to the seller (see Note 4). The acquisition was accounted for as a purchase, and accordingly, the operations of the acquired businesses are included in the accompanying financial statements from the date of acquisition. The operations of the acquired businesses did not have a material effect on the Group's combined consolidated statement of income for the year ended June 30, 1996.

     The allocation of the purchase price of the acquired businesses, including acquisition related costs of approximately $946,000, is as follows:

          Property and equipment......................................  $ 2,850,000
          Acquired contract rights....................................   42,324,000
          Favorable leasing...........................................      320,000
          Favorable financing.........................................    2,652,000
          Goodwill....................................................   14,858,000
                                                                        -----------
                                                                        $63,004,000
                                                                        ===========

     The following unaudited pro forma amounts summarize the effect of the businesses acquired as if the Acquisition had occurred on June 26, 1995. This pro forma information is presented for informational purposes only. It is derived from historical information and does not purport to represent the actual results that may have occurred, nor is it necessarily indicative of future results of operations of the combined enterprises.

                                                                           YEAR ENDED
                                                                            JUNE 30,
                                                                              1996
                                                                          (Unaudited)
                                                                          in thousands
                                                                          ------------
          Pro forma service revenues..................................      $487,415
          Pro forma net income........................................      $  6,342

                             UNICCO SERVICE COMPANY

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Unaudited Interim Financial Information

     The interim financial data as of September 28, 1997 and for the three month periods ended September 28, 1997 and September 29, 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial position and the results of operations as of and for the interim periods.

  Principles of Combination and Consolidation

     The accompanying combined consolidated financial statements include the accounts of the entities referred to in Note 1. All significant transactions between the entities in the Group have been eliminated in combination and consolidation.

  Accounting Records

     UNICCO is on the cash basis of accounting for tax reporting purposes. USC, Inc. and subsidiaries are on the accrual basis of accounting for tax reporting purposes. All adjustments have been made to the financial statements to reflect the accrual basis of accounting.

  Fiscal Year

     The Group is on a 52/53 week fiscal year ending on the close of business on the last Sunday of June. The fiscal year end 1996 was a fifty-three week year.

  Cash and Cash Equivalents

     The Group considers all highly liquid investments with remaining maturities of three months or less at the time of acquisition to be cash equivalents.

  Depreciation and Amortization

     The Group provides for depreciation and amortization by charges to operations in amounts that allocate the cost of property and equipment and leasehold improvements over their estimated useful lives using the declining balance and straight-line methods as follows:

                                                                          ESTIMATED
                              DESCRIPTION                                USEFUL LIFE
          ----------------------------------------------------  ------------------------------
          Transportation equipment                                        3-5 years
          Machinery and equipment                                         5-10 years
          Furniture and fixtures                                          5-10 years
          Leasehold improvements                                     Shorter of estimated
                                                                 useful life or life of lease

                             UNICCO SERVICE COMPANY

  Intangible Assets

     Intangible assets consist primarily of acquired contract rights, favorable lease arrangements, noncompete agreements and goodwill, representing the excess of the purchase price over the fair value of the net assets acquired in each acquisition accounted for as purchase. Acquired contract rights are amortized on a straight-line basis over estimated useful lives ranging from seven to 15 years. These lives represent the estimated average lives of the contracts acquired and are based generally on the historical experience of the individual businesses and contracts acquired. Capitalized noncompete agreements are amortized over three years, representing the contractual noncompete period. Goodwill is amortized on a straight-line basis over an estimated life of 15 years. Intangible assets (rounded to the nearest thousand) consist of the following at June 29, 1997 and June 30, 1996:

                                                               1997          1996
                                                            -----------   -----------
          Acquired contract rights........................  $46,799,000   $46,799,000
          Favorable leases................................      320,000       320,000
          Noncompete agreements...........................      803,000       803,000
          Goodwill........................................   14,858,000    14,858,000
                                                            -----------   -----------
                                                             62,780,000    62,780,000
          Less -- Accumulated amortization................   (7,344,000)   (2,595,000)
                                                            -----------   -----------
                                                            $55,436,000   $60,185,000
                                                            ===========   ===========

  Impairment

     The Group has adopted Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In accordance with this Statement, the Group reviews long-lived assets and related goodwill for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be fully recoverable.

  Other Assets

     Other assets consist principally of deferred financing costs, which are amortized over the repayment term of the respective debt.

  Revenue Recognition

     Service revenues are generated primarily by efforts expended on cost-plus fixed-fee, fixed price and time and material contracts. Revenue from cost-plus fixed-fee contracts is recognized on the basis of direct and indirect expenses incurred plus the allocable portion of the fixed fee. Revenues on fixed price contracts are recognized based on the monthly amount as stipulated in the contract and the performance of services. Revenues under time and material contracts are recorded at the contracted rates as labor efforts are expended and other direct costs are incurred. Losses, if any, are provided for at the time that management determines that costs, including estimated costs to complete, exceed contract revenue.

  Financial Instruments

     The Group's financial instruments consist of cash, cash equivalents, receivables, accounts payable and debt instruments. The estimated fair values of the Group's cash, cash equivalents, receivables, accounts payable and fixed-rate debt instruments approximate their carrying value.

  Income Taxes

     Income taxes for financial reporting purposes are recorded in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). The asset and liability approach underlying FAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax

                             UNICCO SERVICE COMPANY
consequences of temporary differences between the carrying amounts and tax bases of the Group's assets and liabilities.

  Foreign Currency Translation

     In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation," the financial statements of UFSCC are translated into U.S. dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders' equity at historical exchange rates. The resulting translation adjustment is recorded as a component of shareholders' equity.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts and disclosures reported in the accompanying combined consolidated financial statements. Actual amounts could differ from those estimates.

  Concentration of Credit Risk

     Concentrations of credit risk with respect to accounts receivable and unbilled receivables are limited because a large number of North American customers make up the Group's customer base, thus spreading trade credit risk. In addition, the Group performs ongoing evaluations of customers' financial position. The Group does not require collateral and maintains reserves for potential uncollectible amounts which, in the aggregate, have not exceeded management expectations.

  Reclassifications

     Certain amounts in the prior year financial statements have been reclassified to conform with the current year's presentation.

4.  DEBT

     Subsequent to September 28, 1997 the Company consummated a refinancing transaction in which it paid in full all amounts outstanding (including accrued interest) under the revolving credit facility, the demand line of credit, Term Loans A and B, the Seller Senior Subordinated promissory note and the Junior Subordinated promissory notes (see Note 12).

  Line of Credit

     On June 28, 1996, the Group entered into a revolving credit and term loan agreement (the Agreement) with a syndicated bank group for a $48 million revolving line of credit (see Acquisition Financing below for discussion of term loans). The maximum amount available to borrow is limited, as the total of all revolving loans plus letters of credit outstanding cannot exceed the lesser of the total line committed or 80% of net accounts receivable, as defined. This credit agreement terminates on June 30, 2001. The Group may designate borrowings as either Base Rate Loans or Eurodollar Loans, as defined. For Base Rate Loans, interest on borrowings is payable quarterly in arrears beginning October 1, 1996 at an annual rate equal to the base rate plus applicable base rate margin, as defined (10.0% at June 29, 1997 and 8.5% at June 30, 1996). For Eurodollar Loans, interest is payable at the end of each interest period, as defined, at an annual rate equal to the adjusted Eurodollar rate plus the applicable Eurodollar margin, as defined (8.8% at June 29, 1997 and 8.4% at June 30, 1996). Borrowings outstanding under this line of credit were $46,424,112 at June 29, 1997 and $6,220,153 at June 30, 1996. The provisions of the Agreement permit the Group to obtain letters of credit up to a maximum amount, as defined (see Note 6).

     The Agreement provides for certain covenants, including maintenance of defined levels of tangible net worth, earnings before interest, taxes, depreciation and amortization, and certain other financial ratios. The

                             UNICCO SERVICE COMPANY

Group was not in compliance with certain of these covenants at December 1996, March 1997 and June 1997. Subsequently, the bank waived the Group's defaults of these covenants and financial provisions and amended the covenants and financial provisions through the end of fiscal 1998 which brings the Group into compliance. Borrowings under the Agreement are collateralized by substantially all assets of the Group. The Agreement also provides for limited recourse guarantees and pledge agreements from certain shareholders, an affiliated company and UFSCC.

     On September 23, 1996, UNICCO entered into a demand line of credit agreement with a bank. The agreement allows UNICCO to borrow up to $5,000,000 at the bank's discretion, for working capital purposes. The terms and conditions of the agreement are substantially the same as those contained in the $48 million revolving line of credit and term loan agreement described above. The agreement has been extended to expire on December 31, 1997. Borrowings outstanding under this line of credit were $4,162,999 at June 29, 1997.

     In 1995 and until the date of the AFS acquisition described in Note 2, UNICCO had a loan agreement with a bank providing UNICCO with a $6,500,000 annually renewable line of credit, inclusive of a $3,500,000 limit for letters of credit and a $56,000,000 revolving facility for acquisition financing. This agreement was terminated in June, 1996.

  Acquisition Financing

     Amounts outstanding at June 29, 1997 and June 30, 1996 related to debt agreements entered into in connection with the AFS acquisition were:

                                                                     JUNE 29,        JUNE 30,
                                                                       1997            1996
                                                                    -----------     -----------
Term Loan A.....................................................    $28,400,000     $32,000,000
Term Loan B.....................................................     10,000,000      10,000,000
Senior subordinated promissory note.............................      5,000,000       5,000,000
Seller senior subordinated promissory note......................      9,878,400       9,348,000
Junior subordinated promissory notes............................      3,000,003              --
                                                                    -----------     -----------
     Total debt.................................................     56,278,403      56,348,000
Less:
Current portion.................................................      7,000,000       5,500,000
                                                                    -----------     -----------
     Long-term portion..........................................    $49,278,403     $50,848,000
                                                                    ===========     ===========

     Term Loan A requires payments of principal in varying quarterly installments ranging from $1,500,000 to $1,800,000, expiring on June 30, 2001. Term Loan B requires annual principal payments of $100,000 through June 30, 2000 and a balloon payment of $9,600,000 on June 30, 2001. The Group may designate borrowings under both Term Loan A and Term Loan B as either Base Rate Loans or Eurodollar Loans. Interest on borrowings of Term Loan A is payable quarterly in arrears for Base Rate Loans, at an annual rate equal to the base rate plus applicable base rate margin, as defined (10.0% at June 29, 1997 and 8.25% at June 30, 1996). For Eurodollar Loans, interest is payable at the end of each interest period, as defined, at an annual rate equal to the adjusted Eurodollar rate plus applicable Eurodollar margin, as defined (8.8% at June 29, 1997 and 8.4% at June 30, 1996). Interest on borrowings of Term Loan B is payable quarterly in arrears for Base Rate Loans, at a base rate plus 2%, (10.5% at June 29, 1997 and 8.25% at June 30, 1996). For Eurodollar Loans, interest is payable at the end of each interest period, as defined, at the Eurodollar rate plus 3.5% (9.3% at June 29, 1997 and 8.9% at June 30, 1996). The Agreement provides for mandatory principal repayments of Term Loan A and Term Loan B in the event of asset sales and excess cash flow, as defined.

     On June 28, 1996, the Group entered into a $5,000,000 subordinated promissory note agreement with Massachusetts Capital Resource Company ("MCRC"). The promissory note is due on September 30, 2001

                             UNICCO SERVICE COMPANY
and provides for quarterly interest payments based on an annual interest rate of 14%. The agreement provides for maintenance of certain financial ratio covenants. The agreement includes a limited recourse guarantee from a principal shareholder and UFSCC, as well as a pledge agreement from such shareholder.

     In connection with the AFS acquisition (Note 2), UNICCO entered into a $12,000,000 subordinated promissory note agreement with the seller. The promissory note is subordinated to the line of credit, Term Loans A and B, and the MCRC loan described above, and is due on September 30, 2001. The agreement provides for quarterly interest payments based on an annual interest rate of 8% and includes a limited recourse guarantee from a key shareholder and UFSCC, as well as a pledge agreement from a key shareholder. The approximate fair value of this note at June 29, 1997 and June 30, 1996 was $9,878,400 and $9,348,000,
respectively. As more fully described in Notes 2 and 3, the favorable financing associated with this note has been considered in the Group's purchase accounting for the acquisition resulting in a $2,652,000 debt discount which is being amortized over the five-year term of the note.

     Junior subordinated promissory note agreements were issued in July 1997 to certain shareholders of the Group for approximately $3 million. The promissory notes are due on October 1, 2001 and provide for annual interest payments at 15%.

     Minimum future payments of long-term debt are as follows:

                                  FISCAL YEAR                             AMOUNT
          ------------------------------------------------------------  -----------
          1998........................................................  $ 7,000,000
          1999........................................................    6,300,000
          2000........................................................    6,700,000
          2001........................................................    7,050,000
          2002........................................................   29,228,403
                                                                        -----------
                                                                        $56,278,403
                                                                        ===========

5.  TRANSACTIONS WITH RELATED PARTIES

  Notes Receivable From Officers

     Notes receivable from officers consist primarily of demand notes receivable from officers/shareholders bearing interest at the applicable federal rate. The long-term portion of the notes receivable represents the portion the Group will not collect within the next year, in accordance with the repayment terms. Interest income of approximately $56,000, $77,000 and $83,000 related to these loans are included in the accompanying combined consolidated statements of income during 1997, 1996 and 1995, respectively. Interest receivable related to these notes was approximately $312,000 and $367,000 at June 29, 1997 and June 30, 1996, respectively.

     On June 24, 1996, UNICCO loaned an officer of the Group approximately $217,000 to purchase 27 shares of nonvoting common stock. This loan bears interest at an average of the Applicable Federal Rate (5.68% at June 29, 1997 and 5.8% at June 30, 1996), is due on July 1, 2001 and is classified as a deduction from shareholders' equity in the accompanying combined consolidated balance sheet.

     In connection with the loan agreements discussed in Note 4, certain notes receivable from officers and shareholders have been assigned to the lenders under such loan agreements.

  Demand Note Payable To An Officer

     The demand note payable to an officer of approximately $282,000, included in the accompanying combined consolidated balance sheet, bears interest at the prime rate or 20%, whichever is greater. This note was paid in full, including accrued interest, on September 3, 1997.

                             UNICCO SERVICE COMPANY

  Junior Subordinated Promissory Notes

     In connection with the AFS acquisition (see Note 2), certain shareholders loaned the Companies $3,000,003 (see Note 4).

  Lease Agreement With An Affiliate

     The Group leases certain office space from an affiliated company. The agreement commenced on July 1, 1995 and will be effective for a term of five years and five months. Approximate future minimum payments under this lease are $51,800 per year from July 1996 through June 1998, and $57,000 per year from July 1998 through November 2000. Such amounts are included in Note 6.

  Insurance Agreement With An Affiliate

     Prior to the end of fiscal 1995, the Group insured its workers' compensation and general liability risks through a combination of a self-insurance program and indemnity coverage obtained from a third-party carrier. At the end of fiscal 1995, the Group entered into an agreement with a commercial insurance carrier whereby its workers' compensation and general liability insurance risks are reinsured with an affiliated company. Under the terms of this arrangement, the Group's obligations with respect to workers' compensation and general liability claims are limited to the premiums paid for such insurance. The Group's insurance premiums are actuarially determined based on its historical loss experience. The amount charged to expense related to the arrangement was approximately $10,129,000, $3,501,000 and $1,244,000 in fiscal 1997, fiscal 1996 and fiscal 1995, respectively. Included in prepaid insurance as of June 29, 1997 and June 30, 1996 are amounts of $0 and approximately $2,026,000, respectively, related to this agreement. The affiliated company's outstanding common stock has been pledged by the shareholder as collateral for the Agreement described in Note 4.

     Included in the Group's combined consolidated results of operations for the year ended June 30, 1996 is approximately $929,000 in income representing refunds received in fiscal 1996 from a third-party insurance carrier as a result of the Group's ultimate favorable claims experience from accident years prior to fiscal 1996. Additionally, in fiscal 1996, as a result of the Company's sustained favorable experience with respect to its self insurance program and, as discussed above, the establishment of the reinsurance arrangement at the end of fiscal 1995, the Company reevaluated its reserve requirements and reversed approximately $1,148,000 of workers' compensation and general liability insurance reserves.

6. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Group leases certain equipment and facilities under noncancelable operating leases through June 30, 2005. Rent expense under these leases was approximately $3,207,000, $1,095,000 and $999,000 for the years ended June 29, 1997, June 30, 1996 and June 25, 1995, respectively. The approximate future minimum payments under these leases are as follows:

                                 FISCAL YEAR                              AMOUNT
          ----------------------------------------------------------    -----------
          1998......................................................    $ 3,347,665
          1999......................................................      2,950,897
          2000......................................................      2,503,787
          2001......................................................      1,503,505
          2002......................................................        717,526
          Thereafter................................................        107,000
                                                                        -----------
                                                                        $11,130,380
                                                                        ===========

                             UNICCO SERVICE COMPANY

     The Group leases certain facilities under tenancy-at-will agreements, which are not included in the future minimum lease payments above. Future payments above do not include the lease of a warehouse at an annual cost of approximately $222,000 through 2001, which is fully reimbursed by a customer.

  Letters of Credit

     As of June 29, 1997, the Group was contingently liable under certain letters of credit, in the aggregate amount of approximately $1,556,000, primarily issued in connection with the Group's surety bonding arrangements. The letters of credit expire on various dates through June 30, 2000.

  Stock Repurchase Agreement

     All nonvoting common shares (see Note 8) must be redeemed by the Group at the then book value of the shares, as defined, in the event that the shareholders cease employment with the Group.

  Litigation

     UNICCO was a party to a lawsuit filed in May 1994 by a former employee who alleged breach of contract and misrepresentation in connection with his employment. In 1996, the parties to the lawsuit reached agreement to settle the litigation pursuant to a court-ordered mediation of the claims. The settlement amount (approximately $400,000) is included in selling, general and administrative expenses in the accompanying statement of income for fiscal 1996.

     In the ordinary course of business, the Group is party to various types of litigation. The Group believes it has meritorious defenses to all claims, and, in its opinion, all litigation currently pending or threatened will not have a material adverse effect on the Group's financial position or results of operations.

7.  INCOME TAXES

     UNICCO has elected to be taxed as an S corporation for federal and certain state income tax purposes and is a business trust for Massachusetts state tax purposes. UNICCO's provision for income taxes in 1997 and 1996 results from states that do not recognize its S corporation status for state income tax purposes and its business trust status in Massachusetts.

     Effective January 1, 1997, USC elected to be taxed as an S corporation for federal and certain state income tax purposes. Prior to January 1, 1997, USC was a C corporation and was subject to federal and state income taxes at the corporate level.

     Income before income tax expense was taxed under the following jurisdictions:

                                                                YEAR ENDED
                                                   ------------------------------------
                                                    JUNE 29,     JUNE 30,     JUNE 25,
                                                      1997         1996         1995
                                                   ----------   ----------   ----------
          Domestic...............................  $3,322,953   $1,934,612   $2,687,228
          Foreign................................     198,905           --           --
                                                   ----------   ----------   ----------
                                                   $3,521,858   $1,934,612   $2,687,228
                                                   ==========   ==========   ==========

                             UNICCO SERVICE COMPANY

     The provision for income taxes consists of the following:

                                                                 YEAR ENDED
                                                      --------------------------------
                                                       JUNE 29,    JUNE 30,   JUNE 25,
                                                         1997        1996       1995
                                                      ----------   --------   --------
          Current...................................
            Federal.................................  $  309,187   $     --   $     --
            State...................................     133,060    157,541     36,509
            Foreign.................................      99,000         --         --
          Deferred..................................
            Federal.................................          --         --         --
            State...................................   1,797,611     31,000    177,000
                                                      ----------   --------   --------
                                                      $2,338,858   $188,541   $213,509
                                                      ==========   ========   ========

     Deferred taxes arise primarily from book (accrual basis) and tax (cash basis) differences in recording revenues and expenses.

     Deferred tax assets (liabilities) are comprised of the following:

                                                    JUNE 29,       JUNE 30,       JUNE 25,
                                                      1997           1996           1995
                                                   -----------    -----------    -----------
     Receivables.................................. $(4,065,404)   $  (772,233)   $  (730,051)
     Prepaid insurance............................          --       (145,746)      (157,609)
     Other assets.................................    (113,249)      (117,557)      (173,508)
                                                   -----------    -----------    -----------
     Gross deferred tax liabilities...............  (4,178,653)    (1,035,536)    (1,061,168)
                                                   -----------    -----------    -----------
     Accounts payable.............................     313,741        133,943         78,551
     Accrued payroll..............................     687,220        148,667        147,170
     Accrued insurance............................          --             --        165,270
     Other accruals and reserves..................     354,445         97,710         45,961
     State net operating loss carryforwards.......   2,040,040             --             --
                                                   -----------    -----------    -----------
     Gross deferred tax assets....................   3,395,446        380,320        436,952
     Valuation allowance..........................  (1,669,620)            --             --
                                                   -----------    -----------    -----------
     Net deferred tax assets......................   1,725,826        380,320        436,952
                                                   -----------    -----------    -----------
     Net deferred tax liabilities................. $(2,452,827)   $  (655,216)   $  (624,216)
                                                   ===========    ===========    ===========

     As a cash basis tax payer, UNICCO generated an operating loss of approximately $29,350,000 for income tax purposes in fiscal 1997, primarily as a result of the increase in working capital from its June 28, 1996 acquisition of AFS (Note 2). Such operating losses, which are limited to those states which do not recognize UNICCO's subchapter S status, are further limited to the carryforward period for each respective state in which such loss was generated, generally ranging from three to fifteen years. Management believes that it is more likely than not that it will realize approximately $370,000 of the tax benefit associated with the operating loss described above. This belief is based upon a review of all available evidence, including historical operating results, projections of future taxable income, recognizing the limitations described above, and tax planning strategies. The Group has recorded a valuation allowance against the remaining portion of the tax benefit related to the above referenced operating losses.

                             UNICCO SERVICE COMPANY

     The effective income tax rate differs from the statutory federal income tax rate as follows:

                                                                     FOR THE YEAR ENDED
                                                              --------------------------------
                                                              JUNE 29,    JUNE 28,    JUNE 25,
                                                                1997        1996        1995
                                                              --------    --------    --------
     Federal statutory rate..................................    34.0%       34.0%       34.0%
     Income from S corporations not taxable for corporate
       income tax purposes...................................   (22.5)      (34.0)      (34.0)
     State income taxes, net of federal benefit (1997
       only).................................................     4.9         9.7         7.9
     Valuation allowance.....................................    47.0          --          --
     Other...................................................     3.0          --          --
                                                                -----       -----       -----
                                                                 66.4%        9.7%        7.9%
                                                                =====       =====       =====

8.  COMMON SHARES

     Common shares consist of the following:

                                                                      JUNE 29,   JUNE 30,
                                                                        1997       1996
                                                                      --------   --------
     UNICCO --
       Common shares of beneficial interest, voting, no par value -
          Issued and outstanding -- 1,000 shares....................  $ 10,333   $ 10,333
       Common shares of beneficial interest, nonvoting, no par
          value -
          Issued-120 shares (includes 66 shares in treasury) at June
            29, 1997 and June 30, 1996, respectively................   367,295    367,295
                                                                      --------   --------
                                                                       377,628    377,628
                                                                      --------   --------
     USC --
       Common shares, voting, no par value -
          Issued and outstanding -- 1,000 shares....................       100        100
       Common shares, nonvoting, no par value -
          Issued and outstanding -- 54 shares.......................         5          5
                                                                      --------   --------
                                                                           105        105
                                                                      --------   --------
               Combined consolidated................................  $377,733   $377,733
                                                                      ========   ========

9.  EMPLOYEE BENEFIT PLANS

  Multi-employer Pension Plans

     Certain employees under collective bargaining agreements are covered by union-sponsored, multi-employer pension plans. Group contributions, generally based on hours worked, are in accordance with negotiated labor contracts. The Group recorded expenses of approximately $5,398,000, $703,000 and $561,000 in fiscal 1997, 1996 and 1995, respectively, related to the plans. Information is not readily available for the Group to determine its share of unfunded vested benefits, if any, under the plans.

  401(k) Investment Savings Plans

     UNICCO maintains two 401(k) retirement plans (the "Plans") covering all employees who have completed one year of service, as defined, and are not subject to a collective bargaining agreement. The Plans allow eligible employees to make salary-deferred contributions for not less than 1% nor more than 20% of their compensation for the contribution period, as defined, subject to certain IRS limitations. UNICCO may contribute to the Plans in any year at its discretion. UNICCO made contributions of approximately $1,017,000, $32,000 and $33,000 in fiscal 1997, 1996 and 1995, respectively.

                             UNICCO SERVICE COMPANY

10.  RESIGNATION OF OFFICERS

     On January 3, 1996, one of UNICCO's officers and shareholders resigned. UNICCO repurchased the officer's 55 nonvoting outstanding shares for approximately $444,000. The former officer also signed a noncompete agreement with UNICCO for approximately $800,000, which UNICCO has capitalized and is amortizing over the life of the noncompete agreement. The provisions of the agreement require monthly payments of approximately $23,000, commencing on January 1, 1996 through December 31, 1998, subject to the former officer not competing with the Group. Further, the agreement provides for such payments to cease and reimbursement of all payments previously made under the terms of the arrangement if the former officer violates the agreement. Amortization expense on the noncompete agreement was approximately $267,500 and $134,000 for the years ended June 29, 1997 and June 30, 1996, respectively.

  Unaudited

     In July 1997 one of UNICCO's officers resigned. The severance agreement with the officer provides for periodic payments totalling approximately $370,000. Such amount is included in the accompanying condensed combining consolidating financial statements.

11. CONDENSED COMBINING CONSOLIDATING FINANCIAL INFORMATION OF GUARANTOR SUBSIDIARIES

     Each guarantor subsidiary of UNICCO is directly or indirectly wholly-owned and the guarantees related to the Series A Note Offering are full, unconditional and joint and several. UFSCC is indirectly wholly-owned and is not a guarantor of this debt. Separate financial statements of the guarantor subsidiaries are not presented because management has determined that they would not be material to investors. However, condensed combining consolidating financial information as of June 29, 1997 and for the year then ended, and as of September 28, 1997 and for the three months then ended (unaudited) are presented. The following presents condensed combining consolidating financial information (rounded to the nearest thousand) for (i) UNICCO only, (ii) the guarantor subsidiaries on a combined basis, (iii) the nonguarantor subsidiary -- UFSCC and (iv) the Group on a combined consolidated basis (see Note 12).

                             UNICCO SERVICE COMPANY

  Condensed Combining Consolidating Balance Sheet

                                                                                    JUNE 29, 1997
                                                      -------------------------------------------------------------------------
                                                                                    NONGUARANTOR                     COMBINED
                                                                      GUARANTOR      SUBSIDIARY-                   CONSOLIDATED
                                                         UNICCO       AFFILIATES        UFSCC       ELIMINATIONS      TOTAL
                                                      ------------   ------------   -------------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.......................... $  1,997,853   $    621,457    $ 1,309,000    $         --   $  3,928,310
  Accounts receivable, less reserves of approximately
    $1,561,000.......................................   40,509,844     17,916,348      3,464,000              --     61,890,192
  Unbilled receivable................................   22,710,479      4,325,805             --              --     27,036,284
  Intercompany receivable (payable)..................   19,520,368    (17,420,273)    (2,100,095)             --             --
  Prepaid insurance..................................      236,470         11,060             --              --        247,530
  Other current assets...............................    2,633,650        427,174         40,000              --      3,100,824
                                                      ------------   ------------    -----------     -----------   ------------
    Total current assets.............................   87,608,664      5,881,571      2,712,905              --     96,203,140
                                                      ------------   ------------    -----------     -----------   ------------
Property and equipment, at cost:.....................   10,675,587        407,731        610,000              --     11,693,318
  Less -- accumulated depreciation and
    amortization.....................................    6,783,424        134,460        128,000              --      7,045,884
                                                      ------------   ------------    -----------     -----------   ------------
                                                         3,892,163        273,271        482,000              --      4,647,434
                                                      ------------   ------------    -----------     -----------   ------------
Due from (to) affiliates.............................   14,458,555       (569,910)            --     (13,888,645)            --
Investment in subsidiary.............................    2,053,925        545,980             --      (2,599,905)            --
Notes receivable and accrued interest from officers,
  net of current portion.............................      716,125             --             --              --        716,125
Intangible assets, net of amortization...............   40,880,753     12,644,807      1,911,000              --     55,436,560
Other assets, net....................................    4,055,562          7,053         21,000              --      4,083,615
                                                      ------------   ------------    -----------     -----------   ------------
                                                        62,164,920     12,627,930      1,932,000     (16,488,550)    60,236,300
                                                      ------------   ------------    -----------     -----------   ------------
                                                      $153,665,747   $ 18,782,772    $ 5,126,905    $(16,488,550)  $161,086,874
                                                      ============   ============    ===========     ===========   ============

                                                                                    JUNE 29, 1997
                                                      -------------------------------------------------------------------------
                                                                                    NONGUARANTOR                     COMBINED
                                                                      GUARANTOR      SUBSIDIARY-                   CONSOLIDATED
                                                         UNICCO       AFFILIATES        UFSCC       ELIMINATIONS      TOTAL
                                                      ------------   ------------   -------------   ------------   ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Cash overdraft..................................... $ 10,839,753   $    476,100    $        --    $         --   $ 11,315,853
  Current portion of long-term debt..................    7,000,000             --             --              --      7,000,000
  Accounts payable...................................    5,177,237      1,585,297        787,000              --      7,549,534
  Accrued payroll and payroll-related expenses.......   14,507,393      2,378,458      1,628,000              --     18,513,851
  Deferred income taxes..............................    2,823,450           (203)            --              --      2,823,247
  Other accrued expenses.............................    3,593,540        240,010        117,000              --      3,950,550
                                                      ------------   ------------    -----------     -----------   ------------
    Total current liabilities........................   43,941,373      4,679,662      2,532,000              --     51,153,035
                                                      ------------   ------------    -----------     -----------   ------------
Long-term liabilities:
  Line of credit.....................................   50,587,111             --             --              --     50,587,111
  Long-term debt, less current portion...............   49,278,403             --             --              --     49,278,403
  Note payable to officer............................      281,675             --             --              --        281,675
  Other long-term liabilities........................      950,982             --             --              --        950,982
                                                      ------------   ------------    -----------     -----------   ------------
    Total long-term liabilities......................  101,098,171             --             --              --    101,098,171
                                                      ------------   ------------    -----------     -----------   ------------
Commitments and Contingencies (Note 6)
  Shareholders' equity...............................    9,370,271     14,103,110      2,594,905     (16,488,550)     9,579,736
                                                      ------------   ------------    -----------     -----------   ------------
  Less treasury shares at cost.......................     (501,825)            --             --              --       (501,825)
  Less notes receivable from stock sales.............     (242,243)            --             --              --       (242,243)
                                                      ------------   ------------    -----------     -----------   ------------
    Total shareholders' equity.......................    8,626,203     14,103,110      2,594,905     (16,488,550)     8,835,668
                                                      ------------   ------------    -----------     -----------   ------------
                                                      $153,665,747   $ 18,782,772    $ 5,126,905    $(16,488,550)  $161,086,874
                                                      ============   ============    ===========     ===========   ============

                             UNICCO SERVICE COMPANY

  Condensed Combining Consolidating Balance Sheet

                                                                      SEPTEMBER 28, 1997 (UNAUDITED)
                                                 -------------------------------------------------------------------------
                                                                               NONGUARANTOR                     COMBINED
                                                                 GUARANTOR      SUBSIDIARY-                   CONSOLIDATED
                                                    UNICCO       AFFILIATES        UFSCC       ELIMINATIONS      TOTAL
                                                 ------------   ------------   -------------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents..................... $  2,016,738   $      6,457    $    83,000    $         --   $  2,106,195
  Accounts receivable, less reserves of
    approximately $1,838,000 (unaudited)........   38,751,749     16,495,572      3,983,000              --     59,230,321
  Unbilled receivables..........................   24,440,329      4,582,604             --              --     29,022,933
  Intercompany receivable (payable).............   16,399,633    (14,321,949)    (2,077,684)             --             --
  Prepaid insurance.............................      212,879         11,060             --              --        223,939
  Other current assets..........................    1,643,486        423,114        145,000              --      2,211,600
                                                 ------------   ------------    -----------     -----------   ------------
         Total current assets...................   83,464,814      7,196,858      2,133,316              --     92,794,988
                                                 ------------   ------------    -----------     -----------   ------------
Property and equipment, at cost:................   10,854,893        417,235        621,000              --     11,893,128
  Less -- accumulated depreciation and
    amortization................................   (7,259,677)      (183,328)      (153,000)             --     (7,596,005)
                                                 ------------   ------------    -----------     -----------   ------------
                                                    3,595,216        233,907        468,000              --      4,297,123
                                                 ------------   ------------    -----------     -----------   ------------
Due from (to) affiliates........................   14,469,782       (581,137)                   (13,888,645)            --
Investment in subsidiary........................    2,055,040        546,276             --      (2,601,316)            --
Notes receivable and accrued interest from
  officers, net of current portion..............      686,125             --             --              --        686,125
Intangible assets, net of amortization..........   39,971,026     12,398,087      1,876,000              --     54,245,113
Other assets, net...............................    4,366,099         22,995         21,000              --      4,410,094
                                                 ------------   ------------    -----------     -----------   ------------
                                                   61,548,072     12,386,221      1,897,000     (16,489,961)    59,341,332
                                                 ------------   ------------    -----------     -----------   ------------
                                                 $148,608,102   $ 19,816,986    $ 4,498,316    $(16,489,961)  $156,433,443
                                                 ============   ============    ===========     ===========   ============

                                                                      SEPTEMBER 28, 1997 (UNAUDITED)
                                                 -------------------------------------------------------------------------
                                                                               NONGUARANTOR                     COMBINED
                                                                 GUARANTOR      SUBSIDIARY-                   CONSOLIDATED
                                                    UNICCO       AFFILIATES        UFSCC       ELIMINATIONS      TOTAL
                                                 ------------   ------------   -------------   ------------   ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Cash overdraft................................ $  7,369,659   $  1,323,153    $   322,000    $         --   $  9,014,812
  Current portion of long-term debt.............    6,900,000                                            --      6,900,000
  Accounts payable..............................    3,775,967      1,309,764        365,000              --      5,450,731
  Accrued payroll and payroll-related
    expenses....................................   14,989,354      2,673,321      1,124,000              --     18,786,675
  Deferred income taxes.........................    2,823,450           (203)                            --      2,823,247
  Other accrued expenses........................    4,231,406        207,852         90,000              --      4,529,258
                                                 ------------   ------------    -----------     -----------   ------------
    Total current liabilities...................   40,089,836      5,513,887      1,901,000              --     47,504,723
                                                 ------------   ------------    -----------     -----------   ------------
Long-term liabilities:
  Line of credit................................   51,751,857             --             --              --     51,751,857
  Long-term debt, less current portion..........   47,611,003             --             --              --     47,611,003
  Note payable to officer.......................           --             --             --              --             --
  Other long-term liabilities...................      348,829             --             --              --        348,829
                                                 ------------   ------------    -----------     -----------   ------------
    Total long-term liabilities.................   99,711,689             --             --              --     99,711,689
                                                 ------------   ------------    -----------     -----------   ------------
Commitments and Contingencies (Note 6)
  Shareholders' equity..........................    9,548,083     14,303,099      2,597,316     (16,489,961)     9,958,537
                                                 ------------   ------------    -----------     -----------   ------------
  Less treasury shares at cost..................     (501,825)            --             --              --       (501,825)
  Less notes receivable from stock sales........     (239,681)            --             --              --       (239,681)
                                                 ------------   ------------    -----------     -----------   ------------
    Total shareholders' equity..................    8,806,577     14,303,099      2,597,316     (16,489,961)     9,217,031
                                                 ------------   ------------    -----------     -----------   ------------
                                                 $148,608,102   $ 19,816,986    $ 4,498,316    $(16,489,961)  $156,433,443
                                                 ============   ============    ===========     ===========   ============

                             UNICCO SERVICE COMPANY

  Condensed Combining Consolidating Statement of Income

                                                                 YEAR ENDED JUNE 29, 1997
                                         -------------------------------------------------------------------------
                                                                       NONGUARANTOR                     COMBINED
                                                         GUARANTOR      SUBSIDIARY-                   CONSOLIDATED
                                            UNICCO       AFFILIATES        UFSCC       ELIMINATIONS      TOTAL
                                         ------------   ------------   -------------   ------------   ------------
Service revenues........................ $403,153,669   $102,189,066    $28,539,000     $  --         $533,881,735
Cost of service revenues................  358,928,696     96,835,170     25,792,000        969,836     482,525,702
                                         ------------   ------------    -----------    -----------    ------------
  Gross profit..........................   44,224,973      5,353,896      2,747,000       (969,836)     51,356,033
Selling, general and administrative
  expenses..............................   28,620,927      1,746,268      2,263,094       (969,836)     31,660,453
Amortization of intangible
  assets................................    3,626,060        986,881        136,000        --            4,748,941
                                         ------------   ------------    -----------    -----------    ------------
  Income from operations................   11,977,986      2,620,747        347,906        --           14,946,639
Interest income.........................       97,693        --             --             (31,000)         66,693
Interest expense........................   (9,381,721)    (1,991,752)      (149,001)        31,000     (11,491,474)
                                         ------------   ------------    -----------    -----------    ------------
  Income before provision for income
     taxes..............................    2,693,958        628,995        198,905        --            3,521,858
Provision for income taxes..............    1,804,243        435,615         99,000        --            2,338,858
                                         ------------   ------------    -----------    -----------    ------------
Income before equity in net earnings of
  subsidiaries..........................      889,715        193,380         99,905        --            1,183,000
Equity in net earnings of
  subsidiaries..........................       78,925         20,980        --             (99,905)        --
                                         ------------   ------------    -----------    -----------    ------------
     Net income......................... $    968,640   $    214,360    $    99,905     $  (99,905)   $  1,183,000
                                         ============   ============    ===========    ===========    ============

                                                                  THREE MONTH PERIOD ENDED
                                                               SEPTEMBER 28, 1997 (UNAUDITED)
                                          -------------------------------------------------------------------------
                                                                        NONGUARANTOR                     COMBINED
                                                          GUARANTOR      SUBSIDIARY-                   CONSOLIDATED
                                             UNICCO       AFFILIATES        UFSCC       ELIMINATIONS      TOTAL
                                          ------------   ------------   -------------   ------------   ------------
Service revenues......................... $102,948,629   $ 24,001,167    $ 7,767,000      $ --         $134,716,796
Cost of service revenues.................   91,967,660     22,260,808      6,918,000        --          121,146,468
                                          ------------   ------------    -----------    -----------    ------------
  Gross profit...........................   10,980,969      1,740,359        849,000        --           13,570,328
Selling, general and administrative
  expenses...............................    7,476,414        544,049        585,000        --            8,605,463
Amortization of intangible
  assets.................................      911,727        246,720         33,000        --            1,191,447
                                          ------------   ------------    -----------    -----------    ------------
  Income from operations.................    2,592,828        949,590        231,000        --            3,773,418
Interest income..........................          702                                                          702
Interest expense.........................   (2,164,406)      (730,171)      (112,589)       --           (3,007,166)
                                          ------------   ------------    -----------    -----------    ------------
  Income before provision for income
     taxes...............................      429,124        219,419        118,411        --              766,954
Provision for income taxes...............       40,255         31,898        117,000        --              189,153
                                          ------------   ------------    -----------    -----------    ------------
Income before equity in net earnings of
  subsidiaries...........................      388,869        187,521          1,411        --              577,801
Equity in net earnings of subsidiaries...        1,115            296        --             (1,411)         --
                                          ------------   ------------    -----------    -----------    ------------
     Net income.......................... $    389,984   $    187,817    $     1,411      $ (1,411)    $    577,801
                                          ============   ============    ===========    ===========    ============

                             UNICCO SERVICE COMPANY

  Condensed Combining Consolidating Statement of Cash Flows

                                                                          YEAR ENDED JUNE 29, 1997
                                                  -------------------------------------------------------------------------
                                                                                NONGUARANTOR                     COMBINED
                                                                  GUARANTOR      SUBSIDIARY-                   CONSOLIDATED
                                                     UNICCO      SUBSIDIARIES       UFSCC       ELIMINATIONS      TOTAL
                                                  ------------   ------------   -------------   ------------   ------------
Cash flows relating to operating activities:
  Net income..................................... $    968,640   $    214,360    $    99,905      $(99,905)    $  1,183,000
  Net earnings from equity investment............      (78,925)       (20,980)       --             99,905          --
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Amortization of intangible assets............    3,615,060        986,881        147,000        --            4,748,941
    Amortization of debt issue costs and
      discount...................................    1,087,393        --             --             --            1,087,393
    Depreciation and amortization................    2,251,016        134,460        128,000        --            2,513,476
    Loss on disposals............................       60,628        --             --             --               60,628
    Deferred income taxes........................    1,797,814           (203)       --             --            1,797,611
    Changes in assets and liabilities:
      Accounts receivable........................  (32,617,757)   (17,916,348)    (3,464,000)       --          (53,998,105)
      Unbilled receivables.......................  (19,141,302)    (4,325,805)       --             --          (23,467,107)
      Intercompany receivable (payable)..........  (19,520,368)    17,420,273      2,100,095        --              --
      Other current assets.......................      583,395       (438,129)       (40,000)       --              105,266
      Other long-term assets.....................     (238,583)        (7,053)       (26,000)       --             (271,636)
      Cash overdraft.............................    8,798,218        476,100        --             --            9,274,318
      Accounts payable...........................    2,474,417      1,585,297        787,000        --            4,846,714
      Accrued expenses and other current
         liabilities.............................   11,490,828      2,618,468      1,745,000        --           15,854,296
      Other long-term liabilities................      (72,631)       --             --             --              (72,631)
                                                  ------------   ------------    -----------      --------     ------------
    Net cash provided by (used in) operating
      activities.................................  (38,542,157)       727,321      1,477,000        --          (36,337,836)
                                                  ------------   ------------    -----------      --------     ------------
Cash relating to investing activities:
  Due to/from affiliates.........................      (44,910)        44,910        --             --              --
  Purchases of property and equipment............   (2,259,543)      (150,774)      (168,000)       --           (2,578,317)
  Increases in notes receivable and accrued
    interest from officers.......................      (56,414)       --             --             --              (56,414)
  Payments received for notes receivable from
    officers.....................................      106,194        --             --             --              106,194
  Forgiveness of notes receivable and accrued
    interest from officers.......................      497,306        --             --             --              497,306
                                                  ------------   ------------    -----------      --------     ------------
    Net cash used in investing activities........   (1,757,367)      (105,864)      (168,000)       --           (2,031,231)
                                                  ------------   ------------    -----------      --------     ------------
Cash flows relating to financing activities:
  Net proceeds from line of credit...............   44,366,958        --             --             --           44,366,958
  Proceeds from debt.............................    3,000,003        --             --             --            3,000,003
  Payments on debt...............................   (3,600,000)       --             --             --           (3,600,000)
  Distribution to shareholders...................   (1,637,000)       --             --             --           (1,637,000)
  Payment on note receivable from stock sale.....       10,247        --             --             --               10,247
                                                  ------------   ------------    -----------      --------     ------------
    Net cash provided by financing activities....   42,140,208        --             --             --           42,140,208
                                                  ------------   ------------    -----------      --------     ------------
Net increase in cash and cash equivalents........    1,840,684        621,457      1,309,000        --            3,771,141
Cash and cash equivalents, beginning of year.....      157,169        --             --             --              157,169
                                                  ------------   ------------    -----------      --------     ------------
Cash and cash equivalents, end of year........... $  1,997,853   $    621,457    $ 1,309,000      $ --         $  3,928,310
                                                  ============   ============    ===========      ========     ============
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest..................................... $  8,636,561   $    --         $   --           $ --         $  8,636,561
                                                  ============   ============    ===========      ========     ============
    Income taxes................................. $    760,200   $    --         $   --           $ --         $    760,200
                                                  ============   ============    ===========      ========     ============

                             UNICCO SERVICE COMPANY

  Condensed Combining Consolidating Statement of Cash Flows

                                                                               THREE MONTH PERIOD ENDED
                                                                            SEPTEMBER 28, 1997 (UNAUDITED)
                                                     ----------------------------------------------------------------------------
                                                                                    NONGUARANTOR                       COMBINED
                                                                     GUARANTOR       SUBSIDIARY-                     CONSOLIDATED
                                                       UNICCO       SUBSIDIARIES        UFSCC        ELIMINATIONS       TOTAL
                                                     -----------    ------------    -------------    ------------    ------------
Cash flows relating to operating activities:
  Net income........................................ $   389,984     $  187,817      $     1,411       $  (1411)     $    577,801
  Net earnings from equity investments..............      (1,115)          (296)         --               1,411           --
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Amortization of intangible assets...............     909,727        246,720           35,000         --             1,191,447
    Amortization of debt issue costs and discount...     271,555        --               --              --               271,555
    Depreciation and amortization...................     517,222         43,017           25,000         --               585,239
    Loss on disposals...............................      (1,779)        16,155          --              --                14,376
    Deferred income taxes...........................     --             --               --              --               --
    Change in assets and liabilities:
      Accounts receivable...........................   1,758,095      1,420,776         (519,000)        --             2,659,871
      Unbilled receivables..........................  (1,729,850)      (256,799)         --              --            (1,986,649)
      Intercompany receivable (payable).............   3,120,735     (3,098,324)         (22,411)        --               --
      Other current assets..........................   1,013,755          4,060         (105,000)        --               912,815
      Other long-term assets........................     102,176        (15,942)           1,000         --                87,234
      Cash overdraft................................  (3,470,094)       847,053          322,000         --            (2,301,041)
      Accounts payable..............................  (1,401,270)      (275,533)        (422,000)        --            (2,098,803)
      Accrued expenses and other current
         liabilities................................   1,119,827        262,705         (531,000)        --               851,532
      Other long-term liabilities...................    (602,153)       --               --              --              (602,153)
                                                     -----------    -----------      -----------        -------       -----------
    Net cash provided by (used in) operating
      activities....................................   1,996,815       (618,591)      (1,215,000)        --               163,224
                                                     -----------    -----------      -----------        -------       -----------
Cash flows relating to investing activities:
  Due to/from affiliates............................     (11,227)        11,227          --              --               --
  Purchases of property and equipment...............    (230,668)        (7,636)         (11,000)        --              (249,304)
  Increases in notes receivable and accrued interest
    from officers...................................
  Payments received on notes receivable from
    officers........................................      30,000        --               --              --                30,000
                                                     -----------    -----------      -----------        -------       -----------
    Net cash provided by (used in) investing
      activities....................................    (211,895)         3,591          (11,000)        --              (219,304)
                                                     -----------    -----------      -----------        -------       -----------
Cash flows relating to financing activities:
  Net proceeds from line of credit..................   1,164,746        --               --              --             1,164,746
  Payments on debt..................................  (1,900,000)       --               --              --            (1,900,000)
  Increase in debt issuance costs...................    (551,668)       --               --              --              (551,668)
  Distribution to shareholders......................    (200,000)       --               --              --              (200,000)
  Payment on note receivable from stock sale........       2,562        --               --              --                 2,562
  Payment on note payable to related party..........    (281,675)       --               --              --              (281,675)
                                                     -----------    -----------      -----------        -------       -----------
    Net cash provided by financing activities.......  (1,766,035)       --               --              --            (1,766,035)
                                                     -----------    -----------      -----------        -------       -----------
Net increase (decrease) in cash and cash
  equivalents.......................................      18,885       (615,000)      (1,226,000)        --            (1,822,115)
Cash and cash equivalents, beginning of year........   1,997,853        621,457        1,309,000         --             3,928,310
                                                     -----------    -----------      -----------        -------       -----------
Cash and cash equivalents, end of year.............. $ 2,016,738     $    6,457      $    83,000       $ --          $  2,106,195
                                                     ===========    ===========      ===========        =======       ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest........................................ $ 3,490,771     $  --           $   --            $ --          $  3,490,771
                                                     ===========    ===========      ===========        =======       ===========
    Income taxes.................................... $    17,215     $  --           $   --            $ --          $     17,215
                                                     ===========    ===========      ===========        =======       ===========

                             UNICCO SERVICE COMPANY

12.  SUBSEQUENT EVENT (UNAUDITED)

     On October 17, 1997 the Group consummated the Series A Note Offering and entered into the Amended Facility. The net proceeds from the Series A Note Offering and the Amended Facility were used to repay approximately $83.2 million of indebtedness under the Group's existing credit facilities and $16.8 million of certain other indebtedness, fees and expenses incurred in connection with such financing. The Group recorded a $3.0 million extraordinary charge related to such repayments in the second quarter of fiscal 1998.

     The Series A Note Offering will mature on October 15, 2007. The Notes will not be redeemable at the issuers' option prior to October 15, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the issuers at redemption prices set forth in the Notes. Interest on the Notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 1998. The payment of principal and interest on the Notes will be subordinated in right to the prior payment of all Senior Debt, as defined.

     Upon the occurrence of a change in control, as defined, the issuers will be obligated to make an offer to each holder of the Notes to repurchase all or any part of such holders' Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest. Restrictions under the Notes and the Amended Facility include certain sales of assets, certain payments of dividends and incurrence of debt, and limitations on certain mergers and transactions with affiliates. With respect to the Amended Facility, the Company will be required to maintain certain financial ratios and covenants which are similar to the credit facility in existence on September 28, 1997.

     As previously discussed, the accompanying combined consolidated financial statements include the accounts of UNICCO and USC, Inc., which are owned and controlled by common shareholders. In connection with the Offering, the shareholders of UNICCO contributed their ownership interests in USC, Inc. to UNICCO. As a result, all of the operations of the Group will be conducted through UNICCO and its wholly-owned subsidiaries. This transaction will be accounted for in a manner similar to that in pooling of interests accounting with the assets and liabilities being recorded at their historical cost due to the exchange of stock occurring between entities under common control.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of UNICCO Service Company and the
Board of Directors and Shareholders of USC, Inc.

     In our opinion, the accompanying combined statements of income and of cash flows present fairly, in all material respects, the results of operations and cash flows of the Allied Facility Services Business ("Services Business") for the years ended June 28, 1996 and June 30, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Services Business' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Boston, Massachusetts
September 23, 1997

                       ALLIED FACILITY SERVICES BUSINESS

                         COMBINED STATEMENTS OF INCOME

                                                                        FOR THE YEAR ENDED
                                                                    ---------------------------
                                                                      JUNE 28,       JUNE 30,
                                                                        1996           1995
                                                                    ------------   ------------
Service revenues..................................................  $389,100,108   $354,568,402
Cost of service revenues..........................................   350,069,709    315,855,811
                                                                    ------------   ------------
  Gross profit....................................................    39,030,399     38,712,591
Selling, general and administrative expenses......................    28,758,874     25,256,200
                                                                    ------------   ------------
  Income from operations before provision for income taxes........    10,271,525     13,456,391
Provision for income taxes........................................     4,577,385      5,782,306
                                                                    ------------   ------------
  Net income......................................................  $  5,694,140   $  7,674,085
                                                                    ============   ============

    The accompanying notes are an integral part of these combined financial statements.

                       ALLIED FACILITY SERVICES BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                         FOR THE YEARS ENDED
                                                                      -------------------------
                                                                       JUNE 28,      JUNE 30,
                                                                         1996          1995
                                                                      -----------   -----------
Cash flows relating to operating activities:
  Net income........................................................  $ 5,694,140   $ 7,674,085
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization..................................    1,275,152     1,101,568
     Deferred income taxes..........................................     (645,611)     (613,517)
  Changes in assets and liabilities:
     Accounts receivable............................................      923,829    (7,392,366)
     Unbilled receivables...........................................     (391,356)   (2,239,061)
     Allowance for doubtful accounts................................      972,892       244,606
     Other current assets...........................................      222,915       (62,263)
     Other long term assets.........................................     (225,224)      (54,539)
     Accounts payable...............................................     (229,999)    1,781,894
     Accrued expenses and other current liabilities.................     (899,715)   (1,187,008)
     Accrued insurance..............................................      807,817       766,416
     Accrued income taxes...........................................   (1,172,827)       35,524
                                                                      -----------   -----------
          Net cash provided by operating activities.................    6,332,013        55,339
Cash flows relating to investing activities:
  Purchases of property and equipment...............................   (1,280,111)   (1,470,734)
Cash flows relating to financing activities:
  Net change in parent company investment...........................   (5,262,232)    1,108,526
                                                                      -----------   -----------
Net decrease in cash................................................     (210,330)     (306,869)
Cash, beginning of year.............................................    1,104,821     1,411,690
                                                                      -----------   -----------
Cash, end of year...................................................  $   894,491   $ 1,104,821
                                                                      ===========   ===========

    The accompanying notes are an integral part of these combined financial statements.

                       ALLIED FACILITY SERVICES BUSINESS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 The Business

     On June 28, 1996, UNICCO Service Company, ("UNICCO"), USC, Inc. ("USC") and UNICCO Facility Services Canada Company ("UFSCC"), collectively "the Group", affiliated and consolidated companies with common shareholders, acquired the Allied Facility Services Business ("Services Business"), exclusive of the operations in and surrounding the metropolitan New York City area (the "Excluded Operations"), from the Services Business' parent in accordance with the Purchase Agreement (the "Agreement") dated May 3, 1996. Under the terms of the Agreement, the Group acquired i) certain assets, liabilities and operations of the facility services business, exclusive of the Excluded Operations and ii) the stock of the government and security businesses. The Services Business provides the following services to its customers in the United States and Canada: janitorial services; facility management services; mechanical maintenance; building security and office services. Customers of the Services Business include corporate headquarters, colleges and universities, financial institutions, governmental agencies, healthcare facilities, industrial plants, tourism and convention centers, retail malls and property management companies.

 Basis of Presentation

     The combined financial statements have been prepared by combining the operating results and cash flows of the Services Business and reflecting the allocation of certain overhead expenses (see Note 2).

 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Insurance Costs

     Included in the accompanying combined financial statements are workers' compensation and general liability insurance premiums and claims costs, handled under a parent company insurance program. These amounts are actuarially determined based upon the loss experience of the Services Business and amounted to $12,021,000 and $10,648,000 in fiscal 1996 and 1995, respectively. These costs are included in cost of service revenues. For the Services Business' foreign operations, the insurance costs are incurred directly under government directed programs.

 Revenue Recognition

     Service revenues are generated primarily by efforts expended on cost-plus fixed-fee, fixed price and time and material contracts. Revenue from cost-plus fixed-fee contracts is recognized on the basis of direct and indirect expenses incurred plus the allocable portion of the fixed fee. Revenues on fixed price contracts are recognized based on the monthly amount as stipulated in the contract and the performance of services. Revenues under time and material contracts are recorded at the contracted rates as labor efforts are expended and other direct costs are incurred. Losses, if any, are provided for at the time that management determines that costs, including estimated costs to complete, exceed contract revenue.

  Concentration of Credit Risk

     Financial instruments which potentially expose the Services Business to concentrations of credit risk consist primarily of trade accounts receivable. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. In addition, the Services Business

                       ALLIED FACILITY SERVICES BUSINESS
maintains allowances for potential uncollectible amounts and such amounts, in the aggregate, have not exceeded management's expectations.

  Depreciation and Amortization

     The Services Business provides for depreciation and amortization by charges to operations in amounts that allocate the cost of property, equipment and leasehold improvements over their estimated useful lives using the straight-line method as follows:

                                                                      ESTIMATED
                            DESCRIPTION                              USEFUL LIFE
          ------------------------------------------------  ------------------------------
          Transportation equipment                                    3-5 years
          Machinery and equipment                                     5-10 years
          Furniture and fixtures                                      5-10 years
          Leasehold improvements                                 shorter of estimated
                                                             useful life or life of lease

  Foreign Currency Translation

     In accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation, the statements of income and of cash flows of the Services Business' Canadian operations included in the combined financial statements have been translated at average exchange rates for the respective reporting periods. The impact of such translation is not significant in the years ended June 28, 1996 and June 30, 1995.

  Income Taxes

     Historically, the results of the Services Business' operations have been included in the consolidated income tax returns of its parent. The provision for income taxes included in these financial statements have been calculated as if the Services Business were a stand-alone taxpayer.

     The provisions of Statement of Financial Accounting Standards No.109 ("FAS 109") have been applied to these financial statements. FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future consequences of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, FAS 109 generally considers all expected future events other than anticipated changes in the tax laws or rates.

2.  RELATED PARTY TRANSACTIONS

  Corporate Administrative Services

     Historically, the Services Business was not allocated or charged its portion of corporate expenses. For purposes of these financial statements, such expenses have been allocated, including executive management and corporate overhead; employee benefit administration; information systems services; risk management/insurance administration; tax and treasury/cash management services; litigation administration services and other corporate support functions.

     All of the allocations and charges described above are included in selling, general and administrative expenses in the accompanying combined financial statements. Such allocations and charges are based on either a direct cost pass through or a percentage of total costs for the services provided based on factors such as headcount, management time or the specific level of activity directly related to such costs (i.e., checks processed, etc.). Such allocations and charges totaled approximately $3,943,000 and $3,365,000 for the years ended June 28, 1996 and June 30, 1995, respectively. Management believes that the basis of allocation is reasonable, however, such allocated expenses may differ from those that the Services Business would incur if it operated as stand-alone entity. Management does not believe it is practicable to quantify these expenses as if the Services Business operated as a stand-alone entity.

                       ALLIED FACILITY SERVICES BUSINESS

3.  INCOME TAXES

     Income from operations before provision for income taxes was taxed under the following jurisdictions:

                                                               FOR THE YEARS ENDED
                                                            -------------------------
                                                             JUNE 28,      JUNE 30,
                                                               1996          1995
                                                            -----------   -----------
          Domestic........................................  $ 8,488,048   $11,801,067
          Foreign.........................................    1,783,477     1,655,324
                                                            -----------   -----------
                                                            $10,271,525   $13,456,391
                                                            ===========   ===========

     Provision (benefit) for income taxes consists of the following:

                                                                FOR THE YEARS ENDED
                                                              -----------------------
                                                               JUNE 28,     JUNE 30,
                                                                 1996         1995
                                                              ----------   ----------
          Current:
          Federal...........................................  $3,534,378   $4,543,713
          State.............................................     796,878    1,024,448
          Foreign...........................................     891,740      827,662
                                                              ----------   ----------
                                                               5,222,996    6,395,823
                                                              ----------   ----------
          Deferred:
          Federal...........................................    (568,378)    (540,124)
          State.............................................     (77,233)     (73,393)
                                                              ----------   ----------
                                                                (645,611)    (613,517)
                                                              ----------   ----------
                                                              $4,577,385   $5,782,306
                                                              ==========   ==========

     Deferred tax assets are comprised of the following:

                                                               FOR THE YEARS ENDED
                                                            -------------------------
                                                             JUNE 28,      JUNE 30,
                                                               1996          1995
                                                            -----------   -----------
          Workers compensation and general liability
            insurance.....................................  $ 8,520,710   $ 8,197,145
          Reserves........................................    1,853,214     1,531,168
                                                            -----------   -----------
          Gross deferred tax assets.......................   10,373,924     9,728,313
          Valuation allowance.............................           --            --
                                                            -----------   -----------
          Net deferred tax assets.........................  $10,373,924   $ 9,728,313
                                                            ===========   ===========

     No valuation allowance has been provided for the deferred tax assets as it is believed that it is more likely than not that the associated tax benefits will be realized.

     The effective income tax rate differs from the statutory federal income tax rate as follows:

                                                                    FOR THE YEARS ENDED
                                                                    -------------------
                                                                    JUNE 28,   JUNE 30,
                                                                      1996       1995
                                                                    --------   --------
          Federal statutory rate..................................     34%        34%
          State income taxes, net of federal benefit..............      5%         5%
          Foreign rate differential...............................      1%         1%
          Nondeductible items.....................................      5%         3%
                                                                    --------   -- -- --
                                                                       --        -- --
                                                                       45%        43%
                                                                    ========== ==========

                       ALLIED FACILITY SERVICES BUSINESS

4.  GEOGRAPHIC SEGMENT AND MAJOR CUSTOMER INFORMATION

     The Services Business operates solely in the facility services market segment as more fully described in Note 1. Revenues by geographic segments approximated the following:

                                                             FOR THE YEARS ENDED
                                                        -----------------------------
                                                          JUNE 28,         JUNE 30,
                                                            1996             1995
                                                        ------------     ------------
          United States.............................    $364,035,000     $331,375,000
          Canada....................................      25,065,000       23,193,000
                                                        ------------     ------------
                                                        $389,100,000     $354,568,000
                                                        ============     ============

     No single customer's revenues exceeded 10% of net revenues for any of the years presented.

5.  COMMITMENTS AND CONTINGENCIES

Operating Leases

     The Services Business leases certain equipment and facilities under noncancelable operating leases expiring on various dates through June, 2005. Rent expense under these leases was approximately $1,511,301 and $1,032,528 for the years ended June 28, 1996 and June 30, 1995, respectively. The approximate future minimum payments under these leases are as follows:

                                   FISCAL YEAR                             AMOUNT
          -------------------------------------------------------------  ----------
          1997.........................................................  $1,371,000
          1998.........................................................     906,000
          1999.........................................................     506,000
          2000.........................................................     363,000
          2001.........................................................     357,000
          Thereafter...................................................     312,000
                                                                         ----------
                                                                         $3,815,000
                                                                         ==========

  Litigation

     The Services Business was a defendant to a class action lawsuit resulting from the release of certain contaminants into the groundwater and air from a facility owned by one of its customers (the Customer). The Services Business provided various maintenance services at such facility from 1982 through 1993. In January 1995, the Services Business entered into a settlement agreement with the Customer whereby the Services Business' parent agreed to pay a total of $10 million to the Customer on behalf of the Services Business as follows:

                           YEAR ENDED JUNE 30,                          AMOUNT
          -----------------------------------------------------  ---------------------
          1995.................................................  $3,000,000
          1996-2002............................................  $1,000,000 each year

     In the ordinary course of business, the Services Business is party to various lawsuits other than those pertaining to workers compensation and general liability (see Note 1). In connection with the purchase of the Services Business (see Note 6), the Group has been indemnified as to any obligation, contingent or otherwise, relating to or arising from events occurring or accruing at the Services Business prior to June 28, 1996, subject to a claim being asserted for such obligation prior to June 30, 1998.

6.  SIGNIFICANT EVENT

     On June 28, 1996, the parent sold the Services Business to the Group for a total purchase price of approximately $62 million, of which $12 million was financed by the parent.

============================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR THE INITIAL PURCHASER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR ANY OFFER TO BUY THE EXCHANGE NOTES IN ANY JURISDICTION WHERE OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................   1
Risk Factors...............................   12
The Company................................   18
The Exchange Offer.........................   18
Use of Proceeds............................   27
Capitalization.............................   28
Selected Financial Data....................   29
Unaudited Pro Forma Financial Data.........   30
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   33
Business...................................   39
Management.................................   49
Share Ownership............................   53
Certain Transactions.......................   54
Description of Other Indebtedness..........   55
Description of the Exchange Notes..........   56
Plan of Distribution.......................   83
Certain United States Federal Tax
  Considerations for Non-United States
  Holders..................................   84
Legal Matters..............................   85
Experts....................................   85
Index to Combined Consolidated Financial
  Statements...............................  F-1

============================================================

============================================================

                           [UNICCO Service Co. LOGO]

                                 UNICCO SERVICE
                                    COMPANY

                              UNICCO FINANCE CORP.

                               OFFER TO EXCHANGE

                                  $105,000,000

                           9 7/8% SENIOR SUBORDINATED
                            NOTES DUE 2007, SERIES B
                                      FOR
                           9 7/8% SENIOR SUBORDINATED
                                 NOTES DUE 2007
                            ------------------------

                             PRELIMINARY PROSPECTUS
                            ------------------------

                                           , 1997

============================================================

                                    PART II

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VIII of the Company's Declaration of Trust provides that the Trustees are entitled to reimbursement and exoneration out of the trust estate for any liability incurred by the Trust or Trustees, except for the Trustees' own acts, negligence and defaults in bad faith. Article 3 of the Company's by-laws provides for indemnification of Trustees and officers and duly appointed agents of Company against liabilities in connection with the defense of any action, suit or proceeding to which such persons are made a party by reason of being a Trustee, officer or duly appointed agent of the Company, except in relation to matters as to which such persons are adjudged liable for negligence or misconduct in the performance of their duties.

     The Company maintains directors' and officers' liability insurance which may cover liabilities under the Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a) Exhibits.

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
 1.1     Purchase Agreement dated October 14, 1997 among the Issuers and BancBoston
         Securities Inc.
 3.1     Amended Declaration of Trust of UNICCO Service Company
 3.2     Certificate of Incorporation of UNICCO Finance Corp.
 3.3     By-laws of UNICCO Service Company
 3.4     By-laws of UNICCO Finance Corp.
 4.1     Indenture dated October 17, 1997 among the Issuers, the Guarantors and State Street
         Bank and Trust Company
 4.2     Form of Notes (included in Exhibit 4.1)
 4.3     Form of Guaranty (included in Exhibit 4.1)
 4.4     Registration Rights Agreement dated October 17, 1997 among the Issuers, the
         Guarantors and BancBoston Securities Inc.
 5.1     Opinion of Posternak, Blankstein & Lund, L.L.P.
10.1     Amended and Restated Revolving Credit Agreement dated as of October 17, 1997 by and among BankBoston, N.A. and other banks which may become parties thereto, and UNICCO
         Service Company, USC, Inc., UNICCO Finance Corp., UNICCO Security Services, Inc. and
         UNICCO Government Services, Inc.
10.2     Employment Agreement with John P. McGillicuddy dated June 25, 1996
10.3     Severance Agreement with Robert L. Trow dated July 31, 1997
10.4     Share Purchase Agreement with George A. Keches dated June 20, 1996
10.5     Share Purchase Agreement with John C. Feitor dated July 1, 1989
12.1     Statements re Computation of Ratios
16.1     Letter re change in certifying accountant
21.1     Subsidiaries of the Registrant
23.1     Consent of Independent Accountants -- Price Waterhouse LLP
23.2     Consent of Independent Public Accountants -- Arthur Andersen LLP
23.3     Consent of Posternak, Blankstein & Lund, L.L.P. (included in Exhibit 5.1)
24.1     Power of Attorney (included on signature pages)
25.1     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of State
         Street Bank and Trust Company

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
27.1     Financial Data Schedule
99.1     Form of Letter of Transmittal
99.2     Form of Notice of Guaranteed Delivery

 (b) Financial Statement Schedules.

         None

ITEM 22.  UNDERTAKINGS.

     Each undersigned Registrant hereby undertakes:

     (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10 (b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 15, 1997.

                                          UNICCO SERVICE COMPANY

                                          By: /s/ STEVEN C. KLETJIAN

                                            ------------------------------------
                                                 Steven C. Kletjian

     KNOW ALL BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Steven C. Kletjian and George A. Keches, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                 TITLE                        DATE
------------------------------------------  ----------------------------------  ------------------

/s/ STEVEN C. KLETJIAN                      Chief Executive Officer and          December 15, 1997
------------------------------------------  Chairman of Board of Trustees
     Steven C. Kletjian

/s/ GEORGE A. KECHES                        Vice President -- Finance and        December 15, 1997
------------------------------------------  Administration, Chief Financial
     George A. Keches                       Officer, Treasurer

/s/ RICHARD J. KLETJIAN                     Vice Chairman of the Board of        December 15, 1997
------------------------------------------  Trustees
     Richard J. Kletjian

/s/ ROBERT P. KLETJIAN                      Vice President and Vice Chairman     December 15, 1997
------------------------------------------  of Board of Trustees
     Robert P. Kletjian

/s/ SHARKAY KLETJIAN                        Trustee                              December 15, 1997
------------------------------------------
     Sharkay Kletjian

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 15, 1997.

                                          UNICCO FINANCE COMPANY

                                          By: /s/ STEVEN C. KLETJIAN

                                            ------------------------------------
                                                 Steven C. Kletjian

     KNOW ALL BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Steven C. Kletjian and George A. Keches, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  ------------------


/s/ STEVEN C. KLETJIAN                      President and Director           December 15, 1997
------------------------------------------
     Steven C. Kletjian

/s/ GEORGE A. KECHES                        Treasurer                        December 15, 1997
------------------------------------------
     George A. Keches

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 15, 1997.

                                          USC, INC.

                                          By: /s/ STEVEN C. KLETJIAN

                                            ------------------------------------
                                                 Steven C. Kletjian

     KNOW ALL BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Steven C. Kletjian and George A. Keches, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------


/s/ STEVEN C. KLETJIAN                      President and Director           December 15, 1997
------------------------------------------
     Steven C. Kletjian

/s/ GEORGE A. KECHES                        Treasurer                        December 15, 1997
------------------------------------------
     George A. Keches

/s/ RICHARD J. KLETJIAN                     Director                         December 15, 1997
------------------------------------------
     Richard J. Kletjian

/s/ ROBERT P. KLETJIAN                      Director                         December 15, 1997
------------------------------------------
     Robert P. Kletjian

/s/ SHARKAY KLETJIAN                        Director                         December 15, 1997
------------------------------------------
     Sharkay Kletjian

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 15, 1997.

                                          UNICCO GOVERNMENT SERVICES, INC.

                                          By: /s/ STEVEN C. KLETJIAN

                                            ------------------------------------
                                                  Steven C. Kletjian

     KNOW ALL BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Steven C. Kletjian and George A. Keches, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                              TITLE                       DATE
------------------------------------------  ----------------------------    ------------------

/s/ STEVEN C. KLETJIAN                      President and Director           December 15, 1997
------------------------------------------
      Steven C. Kletjian

/s/ GEORGE A. KECHES                        Treasurer                        December 15, 1997
------------------------------------------
      George A. Keches

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 15, 1997.

                                          UNICCO SECURITY SERVICES, INC.

                                          By: /s/ MICHAEL F. DUNN

                                            ------------------------------------
                                                   Michael F. Dunn

     KNOW ALL BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Steven C. Kletjian and George A. Keches, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  ------------------


/s/ MICHAEL F. DUNN                         President and Director           December 15, 1997
------------------------------------------
     Michael F. Dunn

/s/ GEORGE A. KECHES                        Principal Accounting Officer     December 15, 1997
------------------------------------------
     George A. Keches